UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Total System Services, Inc.
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Philip W. Tomlinson
Chairman of the Board and
Chief Executive Officer
November 5, 2007

Dear TSYS Shareholder:

This is an exciting time for TSYS. As you may be aware, TSYS and Synovus Financial Corp., TSYS’ indirect 80.7% shareholder, recently entered into an agreement and plan of distribution. Subject to the terms and conditions of the agreement and plan of distribution, Synovus has agreed to “spin-off” TSYS by distributing all of Synovus’ shares of TSYS common stock to Synovus shareholders. Prior to the spin-off and in accordance with the agreement and plan of distribution, TSYS expects to pay a one-time special cash dividend, in the amount of $600 million, to all TSYS shareholders, including Synovus.

Following the distribution, TSYS will, for the first time in its history, operate as an independent, stand-alone publicly-traded corporation.

Although shareholder approval is not required for the distribution of TSYS shares by Synovus or for the special dividend, we are holding a special meeting of shareholders to consider and vote on proposals to amend our Articles of Incorporation and Bylaws. These documents were adopted when Synovus was a substantial majority shareholder, and the TSYS Board of Directors believes that changes to these documents are appropriate as part of the spin-off. Shareholder approval of the amendments to the Articles of Incorporation and Bylaws is a condition to the distribution of TSYS shares by Synovus.

In addition, we are also asking our shareholders to approve the adoption of our 2008 Omnibus Plan so that we will have the capability and flexibility to compensate our employees and align their interests with those of our shareholders as we move forward as a stand-alone company.

Synovus has agreed to vote in favor of the proposals to amend our Articles of Incorporation and Bylaws and to adopt the 2008 Omnibus Plan. Accordingly, approval of these proposals is assured. If the distribution of TSYS shares by Synovus is not completed for any reason, the amendments to our Articles of Incorporation and Bylaws and the 2008 Omnibus Plan, even if approved by shareholders, will be abandoned and will not become effective.

You are cordially invited to attend the special meeting of shareholders at 9:00 a.m. on Thursday, November 29, 2007, at the TSYS Riverfront Campus Auditorium, 1600 First Avenue, Columbus, Georgia.

Whether you own a few or many TSYS shares, and whether or not you plan to attend in person, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or by completing, dating and returning your proxy card in the enclosed envelope. Returning the proxy card or otherwise submitting your proxy does not deprive you of your right to attend the special meeting and vote in person.

We are very excited about our future as a stand-alone public company and believe it will better position TSYS for the future. Thank you for helping us make TSYS what it is today. We look forward to your continued support.

Sincerely yours,

Philip W. Tomlinson

TOTAL SYSTEM SERVICES, INC.®

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS

TIME AND DATE	9:00 a.m. Thursday, November 29, 2007

PLACE	TSYS Riverfront Campus Auditorium 1600 First Avenue Columbus, Georgia 31901

ITEMS OF BUSINESS
(1) A proposal to approve a number of amendments contained in the Amended and Restated Articles of Incorporation of TSYS, which amendments are set forth in ten proposals, each to be voted on as a separate item

(2) A proposal to approve a number of amendments contained in the Amended and Restated Bylaws of TSYS, which amendments are set forth in five proposals, each to be voted on as a separate item

(3) A proposal to approve the adoption of the Total System Services, Inc. 2008 Omnibus Plan

WHO MAY VOTE	You can vote if you were a shareholder of record on November 2, 2007.

PROXY VOTING	Your vote is important. Please vote in one of these ways:

(1) Use the toll-free telephone number shown on the proxy card;

(2) Visit the website listed on your proxy card;

(3) Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or

(4) Submit a ballot at the Special Meeting.

G. Sanders Griffith, III
Secretary

Columbus, Georgia
November 5, 2007

PROXY STATEMENT
VOTING INFORMATION

Purpose

This Proxy Statement and the accompanying proxy card are being mailed to TSYS shareholders beginning on or about November 5, 2007. The TSYS Board of Directors is soliciting proxies to be used at the Special Meeting of TSYS Shareholders which will be held on Thursday, November 29, 2007, at 9:00 a.m., at the TSYS Riverfront Campus Auditorium, 1600 First Avenue, Columbus, Georgia. The Special Meeting is being held for shareholders to consider and vote on (1) amendments to our Articles of Incorporation contained in the Amended and Restated Articles of Incorporation; (2) amendments to our Bylaws contained in the Amended and Restated Bylaws; and (3) adopting our 2008 Omnibus Plan.

These items of business are being proposed for consideration by shareholders in connection with the potential distribution by Synovus Financial Corp. (“Synovus”) of its TSYS shares, held indirectly through its wholly owned subsidiary Columbus Bank and Trust Company (“CB&T”), which we refer to in this proxy statement as the “spin-off”. Shareholder approval of the amendments to our Articles of Incorporation and Bylaws is a condition to completing the spin-off. If the spin-off is not completed for any reason, the amendments to our Articles of Incorporation and Bylaws, and the 2008 Omnibus Plan, even if approved by shareholders, will be abandoned and will not become effective.

Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Special Meeting. In the following pages of this Proxy Statement, you will find more information on the matters to be voted on at the Special Meeting or any adjournment of that meeting.

Who Can Vote

You are entitled to vote if you were a shareholder of record of TSYS stock as of the close of business on November 2, 2007. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

Quorum, Required Votes and Shares Outstanding

A majority of the outstanding shares of TSYS stock must be present, either in person or represented by proxy, in order to conduct the Special Meeting of TSYS Shareholders.

The affirmative vote of shareholders holding at least 80% of the total issued and outstanding shares of TSYS stock as of the close of business on November 2, 2007, is needed to approve the amendments to TSYS’ Articles of Incorporation and, due to the nature of the amendments proposed, to approve the amendments to TSYS’ Bylaws. The affirmative vote of a majority of the votes cast is needed to approve the adoption of the 2008 Omnibus Plan.

On November 2, 2007, 197,911,497 shares of TSYS common stock were outstanding.

Columbus Bank and Trust Company

CB&T owned individually 159,630,980 shares, or 80.7%, of the outstanding shares of TSYS common stock on November 2, 2007. CB&T is a wholly owned banking subsidiary of Synovus. CB&T has agreed to vote FOR all proposals. Accordingly, we expect that all proposals will receive the requisite shareholder approval.

Proxies

The Board of Directors of TSYS has designated two individuals to serve as proxies to vote the shares represented by proxies at the Special Meeting of TSYS Shareholders. If you properly submit a proxy card or submit a proxy by telephone or via the Internet but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies: (1) FOR the approval of all of the amendments to TSYS’ Articles of Incorporation; (2) FOR the approval of all of the amendments to TSYS’ Bylaws; and (3) FOR the adoption of the 2008 Omnibus Plan.

At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Special Meeting or any adjournment or postponement of the Special Meeting, will be deemed authorized to vote or otherwise act on such mattes in accordance with their judgment.

Voting of Shares

Each share of TSYS common stock represented at the Special Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented in person or by valid proxies received by phone, Internet or mail will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If a proxy does not specify how the shares represented by that proxy should be voted, the designated proxies will vote in the manner described in the section entitled “Proxies” above.

TSYS Dividend Reinvestment and Direct Stock Purchase Plan:  If you participate in this Plan, your proxy card represents shares held in the Plan, as well as shares you hold in certificate form registered in the same name.

Abstentions and Broker Non-Votes

Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker (a “broker non-vote”). In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present. Abstentions and broker non-votes will have the same effect as a vote against the amendments to TSYS’ Articles of Incorporation and TSYS’ Bylaws and will have no effect on the outcome of the vote to adopt the 2008 Omnibus Plan.

How You Can Vote

If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail or vote by attending the Special Meeting and voting in person.

Vote By Telephone:

You can vote your shares by telephone until 11:59 p.m. Eastern Standard Time on November 28, 2007 by calling the toll-free telephone number (at no cost to you) shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.

Vote By Internet:

You can also choose to vote on the Internet until 11:59 p.m. Eastern Standard Time on November 28, 2007 by accessing the website listed on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card.

Vote By Mail:

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the special meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Special Meeting.

Revocation of Proxy

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Special Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the Special Meeting, (2) voting again by telephone or on the Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Standard Time on November 28, 2007, or (3) attending the Special Meeting in person and casting a ballot (your attendance at the Special Meeting, in and of itself, will not revoke the proxy).

If your TSYS shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

SPECIAL DIVIDEND, SPIN-OFF AND PLAN OF DISTRIBUTION

On October 25, 2007, TSYS entered into an Agreement and Plan of Distribution with Synovus and CB&T, a wholly owned banking subsidiary of Synovus and approximately 80.7% parent of TSYS, which we refer to in this proxy statement as the “Plan of Distribution.” Subject to the terms and conditions of the Plan of Distribution, CB&T will distribute all of its shares of TSYS common stock to Synovus and then Synovus will distribute all of those shares to Synovus shareholders, after which distributions TSYS will become a fully independent, publicly owned company. In this proxy statement, we refer to the distributions of TSYS shares by CB&T and Synovus as the “spin-off.” Prior to the spin-off and in accordance with the Plan of Distribution, TSYS expects to pay a one-time aggregate cash dividend of $600 million to all TSYS shareholders, including CB&T, which we refer to in this proxy statement as the “special dividend.” The special dividend is expected to be funded by a combination of TSYS’ cash on hand and a revolving credit facility expected to be entered into by TSYS prior to the spin-off. Synovus shareholders who receive shares of TSYS stock in the spin-off will not be entitled to the special dividend.

Shareholder approval of the special dividend, the spin-off, and the Plan of Distribution is not required and is not being sought in connection with this proxy statement. However, shareholder approval of the amendments to the TSYS Articles of Incorporation contained in the Amended and Restated Articles of Incorporation and approval of the amendments to the TSYS Bylaws contained in the Amended and Restated Bylaws is a condition to the spin-off and is being sought in connection with this proxy statement.

PROPOSALS TO BE VOTED ON

INTRODUCTION TO PROPOSALS 1 AND 2:
AMENDMENTS TO THE COMPANY’S
ARTICLES OF INCORPORATION AND BYLAWS

In connection with the proposed spin-off, the Board of Directors, together with the Corporate Governance and Nominating Committee and the Special Committee formed to consider the spin-off, undertook a review of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws contain a number of provisions requiring the affirmative vote of shareholders holding at least 80% of the issued and outstanding shares of TSYS. These provisions were included in the Articles of Incorporation and Bylaws at a time when Synovus was a substantial majority shareholder. Other provisions in these documents have not been updated to reflect changes to the statutory language contained in the Georgia Business Corporations Code (the “GBCC”) since these documents were adopted.

As a result of this review, the Board of Directors adopted (1) the Amended and Restated Articles of Incorporation attached hereto as Appendix A-1, subject to shareholder approval and completion of the spin-off; (2) an amendment to Article III, Section 11 of the Bylaws relating to dividends, (3) the Amended and Restated Bylaws attached hereto as Appendix B-1, subject to completion of the spin-off; and (4) the Amended and Restated Bylaws attached hereto as Appendix C-1, subject to shareholder approval and completion of the spin-off. A summary of the amendments to these documents, as adopted by the Board of Directors, follows.

Summary of Amendments

The Amended and Restated Articles of Incorporation amend our Articles of Incorporation, subject to shareholder approval and completion of the spin-off, by:

•	Enlarging our business purpose;

•	Authorizing the further issuance of 100,000,000 shares of preferred stock on such terms and at such times as our Board of Directors may determine;

•	Providing that the number of directors will be fixed from time to time by the Board of Directors;

•	Permitting removal of directors by shareholders only for cause and decreasing the required shareholder vote to remove directors from 80% to 66 2/3%;

•	Eliminating supermajority voting requirements for shareholder approval of mergers and similar transactions;

•	Eliminating supermajority voting requirements for shareholder approval for most amendments to the Articles of Incorporation;

•	Eliminating supermajority requirements for shareholders to call a special meeting;

•	Eliminating the requirement that shareholder action by written consent must be unanimous (although this remains the GBCC default rule and will continue to apply to our shareholders);

•	Updating the provision allowing the Board of Directors to consider non-economic impacts of tender offers to conform to current Georgia law so that the Board of Directors may consider the interests of constituencies in addition to shareholders when considering the best interests of the corporation; and

•	Updating the provision limiting the personal liability of directors to conform to current Georgia law.

The amendment to Article III, Section 11 of the Bylaws eliminated the provision regarding net earnings and earned surplus restrictions on distributions to shareholders and replaced it with a provision conforming to the GBCC. As amended, the Bylaws provide that a distribution may not be made if, after giving it effect, the corporation is not able to pay its debts as they become due or the corporation’s total assets are less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy any preferential rights of shareholders whose preferential rights are superior to those receiving the distribution.

The Amended and Restated Bylaws adopted by the Board of Directors that do not require shareholder approval, and which are effective only upon completion of the spin-off, address the following principal topics:

•	Advance notice requirements for shareholders to bring business before a meeting of shareholders or to nominate a candidate for director;

•	Shareholder meeting mechanics, including inspectors of election;

•	Shareholder action by unanimous written consent;

•	Board vacancies;

•	Emeritus and Advisory Directors;

•	Shareholder inspection of records;

•	Indemnification of directors and officers;

•	Alternative stakeholders; and

•	Opting into the Georgia Business Combination Statute.

The Amended and Restated Bylaws adopted by the Board of Directors that do require shareholder approval, and which (following shareholder approval) are effective only upon completion of the spin-off, eliminate supermajority provisions for calling special meetings of shareholders, declassifying the Board of Directors and approving mergers and similar transactions. In addition, these Amended and Restated Bylaws eliminate the shareholders’ ability to fix the number of directors, permit removal of directors only for cause and decrease the required shareholder vote to remove directors from 80% to 66 2/3%.

Attached hereto as (1) Appendix A-2 is a marked version of our Amended and Restated Articles of Incorporation including the full text of every change proposed to be made to our existing Articles of Incorporation, (2) Appendix B-2 is a marked version of our Amended and Restated Bylaws, including the full text of every change to be made to our existing Bylaws, adopted by the Board (and not requiring shareholder approval), and (3) Appendix C-2 is a marked version of our Amended and Restated Bylaws reflecting the full text of every change proposed to be made to the Amended and Restated Bylaws requiring shareholder approval. Words and phrases that are marked through with a single line represent deletions to our Articles of Incorporation and Bylaws, and words and phrases that appear in bold text and underlined represent additions to our Articles of Incorporation and Bylaws.

Overview of Material Amendments

Although the following discussion highlights only the material changes to the Articles of Incorporation and Bylaws it does not highlight every change. Therefore, shareholders are urged to read carefully the following discussion as well as the marked version of the Amended and Restated Articles of Incorporation attached hereto as Appendix A-2 and the marked versions of the Amended and Restated Bylaws attached hereto as Appendix B-2 and Appendix C-2 before voting on the proposals to amend the Articles of Incorporation and to amend the Bylaws.

As more fully discussed below, our Board of Directors believes that each of the amendments contained in the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws is advisable and in the best interests of TSYS and our shareholders.

The general overview in this Introduction to Proposals 1 and 2 is followed by a more detailed discussion of each amendment separately in the sections of this Proxy Statement which discuss Proposal 1 and Proposal 2.

Reasons for Adopting the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.  Our existing Articles of Incorporation and Bylaws contain a number of provisions requiring approval by shareholders holding at least 80% of the issued and outstanding shares of common stock to take certain actions. Our Board of Directors believes that these supermajority provisions will no longer be appropriate once the TSYS shares are distributed by Synovus and TSYS is a stand-alone public company. In addition, some provisions of our Articles of Incorporation and Bylaws have not been updated to reflect changes in the GBCC made since the time the Articles of Incorporation and Bylaws were adopted.

The amendments also would reduce our vulnerability to an unsolicited takeover proposal. The amendments include provisions that will discourage or make it more difficult to initiate a merger, tender offer or proxy contest, to bring about the assumption of control by a holder of a large block of our securities, and to remove incumbent directors without the approval of our Board of Directors. The Board of Directors believes that any strategic transaction involving TSYS should be undertaken pursuant to a reasoned and informed process designed to maximize shareholder value. The amendments are not being proposed in response to any effort of which our Board of Directors is aware to accumulate capital stock or to obtain control of TSYS at this time. However, our Board of Directors has observed the use of coercive takeover tactics, and believes that it is in the best interests of TSYS and our shareholders to adopt the amendments, which contain defenses against coercive efforts to gain control of TSYS without the approval of our Board of Directors.

Potential Anti-Takeover Effect of the Amendments.  Our Board of Directors believes that the provisions contained in the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws will encourage persons seeking to acquire control of TSYS to initiate such acquisitions through arms length negotiations with our Board of Directors rather than through a hostile takeover attempt.

A hostile takeover bid may be unfair or disadvantageous to TSYS and our shareholders because, among other reasons (1) it may be timed to take advantage of temporarily depressed stock prices, (2) it may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions, and (3) it may involve the acquisition of only a controlling interest in our stock, without affording all shareholders the opportunity to receive the same economic benefits.

By contrast, in a transaction where a potential hostile bidder must negotiate with our Board of Directors, our Board of Directors has the opportunity to take into account the underlying and long-term value of our business, the possibilities for alternative transactions on more favorable terms, anticipated favorable developments in our business not yet reflected in the stock price and equality of treatment of all shareholders. Our Board of Directors further believes that it is preferable to implement defensive measures now, when they can be considered carefully by our shareholders and our officers and directors, rather than attempt to implement such defensive measures in response to an unsolicited attempt to gain control of TSYS.

Although our Board of Directors believes the adoption of the amendments is in the best interests of TSYS and our shareholders, shareholders should be aware of potential undesirable overall effects of certain of the proposed amendments contained in the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. The amendments, if adopted, may have the effect of discouraging a merger, tender offer, proxy contest or the assumption of control by a holder of a large block of our securities that may be in the best interests of our shareholders or other transactions in which our shareholders might receive a substantial premium for their shares over then-current market prices. In addition, certain provisions contained in the amendments make the removal of directors, including incumbent directors, more difficult even if such removal would be beneficial to our shareholders.

Our Board of Directors does not presently intend to propose other anti-takeover measures in other proxy solicitations, although our Board of Directors may determine to propose one or more such measures at a later date if it determines that it is in the best interests of TSYS and our shareholders to implement additional anti-takeover measures. In addition, we may in the future enter into agreements with our officers and directors from time to time that contain change in control provisions that could have anti-takeover effects.

Existing Anti-Takeover Measures and Statutory Provisions

Certain provisions of our Articles of Incorporation and Bylaws as well as certain provisions of Georgia law may also have the effect of making more difficult and discouraging, to varying degrees and in various circumstances, an attempt to acquire control of TSYS without approval of our Board of Directors, even if such acquisition of control may be favorable to the interests of some or all of our shareholders.

Classified Board.  Our existing Articles of Incorporation provide that our directors are divided into three classes, and that each director be elected for a full term of three years. This “classified board” structure helps enhance the continuity and stability of our Board of Directors by providing for a three-year term for each director, thereby reducing the possibility that a third party could effect a sudden or surprise change of control of our Board of Directors because they could potentially only replace those directors due for reelection in any given year.

Unanimous Written Consent.  Our existing Articles of Incorporation permit shareholders to act without a meeting only if the unanimous written consent of all shareholders entitled to vote on the matter is obtained. Since TSYS is a publicly traded company, obtaining unanimous written consent is not a practical means to carry out shareholder actions, such as removing directors or amending the Articles of Incorporation, without holding a meeting. Accordingly, a potential hostile bidder could not effectively act to effect a change in control of the Board of Directors or take any other hostile action without a meeting of shareholders. Although we are proposing to delete this provision from the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, this unanimous written consent requirement is the default rule contained in the GBCC and will continue to apply to TSYS.

Business Combination Statute.  If the spin-off is completed, our Bylaws will include an election to opt into Sections 14-2-1131 through 1133 of the GBCC. In general, these provisions prohibit a purchaser who acquires 10% or more of outstanding TSYS voting stock, an “interested shareholder,” without the approval of our Board of Directors, from completing a business combination with TSYS for five years unless (1) prior to the time the person becomes an interested shareholder, the Board of Directors approved either the business combination or the transaction that resulted in the person becoming an interested shareholder or (2) the interested shareholder acquires 90% or more of the outstanding common stock of the company (excluding shares owned by directors and officers of the company, subsidiaries of the company and shares owned in certain employee stock plans) either in the business combination, or prior to the business combination.

Sections 14-2-1131 through 1133 encourage persons interested in acquiring TSYS to negotiate in advance with our Board of Directors because of the first exception to the prohibition described above. It also tends to discourage the accumulation of large blocks of our securities by third parties which may be disruptive to the stability of our relationships with stakeholders such as our employees, customers, and major lenders.

Vote required and effectiveness of amendments to the Articles of Incorporation and the Bylaws

Vote required.  The affirmative vote of shareholders holding at least 80% of our issued and outstanding shares of common stock is required for the adoption of the amendments contained in our Amended and Restated Articles of Incorporation and for the adoption of those amendments to our Amended and Restated Bylaws that require shareholder approval.

Effectiveness.  If the spin-off is completed, and shareholder approval of all of the parts of Proposal 1 is obtained, the Amended and Restated Articles of Incorporation attached hereto as Appendix A-1 will become effective upon the later to occur of (1) the time the spin-off is completed and (2) the date on which the amendments are filed with the Secretary of State of the State of Georgia. The Amended and Restated Bylaws adopted by the Board of Directors which do not require shareholder approval and attached hereto as Appendix B-1 will become effective at the time the spin-off is completed. In addition, if shareholder approval of all of the parts of Proposal 2 is obtained, the additional amendments to the Amended and Restated Bylaws requiring shareholder approval and attached hereto as Appendix C-1 will become effective at the time the spin-off is completed.

If the spin-off is not completed for any reason, the amendments contained in our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, even if approved by shareholders, will be abandoned and the Articles of Incorporation and the Bylaws will remain unchanged.

The Board of Directors recommends that you vote “FOR” the approval of the amendments contained in our Amended and Restated Articles of Incorporation and “FOR” the approval of the amendments contained in our Amended and Restated Bylaws.

PROPOSAL 1: APPROVAL OF AMENDMENTS CONTAINED IN THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION

Summary

In connection with the proposed spin-off, the Board of Directors, together with the Corporate Governance and Nominating Committee and the Special Committee formed to consider the spin-off, undertook a review of our Articles of Incorporation and Bylaws.

This section summarizes each proposed amendment contained in our Amended and Restated Articles of Incorporation which, together, comprise Proposal 1. The overview of material amendments to our Articles of Incorporation and Bylaws on pages 5 through to 8 of this Proxy Statement applies to each proposed amendment.

The full text of each proposed amendment discussed below (as well as minor revisions that do not require shareholder approval under Georgia law) is highlighted in the marked version of the Amended and Restated Articles of Incorporation attached hereto as Appendix A-2. You should carefully review the discussion of the proposed amendments which follows, the full text of the proposed amendments in Appendix A-2 and the information on pages 5 through to 8 of this Proxy Statement before making a decision whether to vote in favor of each proposal comprising Proposal 1 of this Proxy Statement.

The amendments contained in our Amended and Restated Articles of Incorporation are divided into ten proposals, Proposal 1a through Proposal 1j. Shareholders will vote on each of these proposals as a separate item.

Proposal 1a: Enlarge our business purpose

Effect.  Our Articles of Incorporation generally limit the purpose of our company to (1) engaging in providing data processing and data transmission services, databases and facilities for the internal operations of certain Synovus affiliates, (2) engaging in providing data processing and transmission services, facilities and databases to third-parties where the data to be processed and transmitted is of a financial, banking or economic nature, (3) engaging in providing purchasing services to certain Synovus affiliates, (4) the purchase, ownership and maintenance of real and personal property in connection with the foregoing and (5) any other lawful business or activity relating to the foregoing. These limited purposes were originally adopted pursuant to a regulatory requirement of the Georgia Department of Banking and Finance upon the formation of TSYS as a subsidiary of CB&T, a Georgia state chartered bank. The proposed changes to the purpose clause would permit TSYS to engage in any lawful business.

Advantages.  The Board of Directors believes the existing business purpose provision will not be appropriate once TSYS is separated from Synovus and that it is appropriate to provide for a broad purpose that will give TSYS the flexibility it needs as a stand-alone public company. At present, our Board of Directors has no specific plans, proposals or arrangements to change the business carried on by TSYS.

Disadvantages.  A broad business purpose provides the Board of Directors with an opportunity to change the nature of the business carried on by TSYS without having to obtain the prior approval of our shareholders.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 1a.

Proposal 1b: Authorize shares of preferred stock

Effect.  Our Articles of Incorporation authorize 600,000,000 shares of common stock, par value $0.10 per share, as the sole class of capital stock of TSYS. The Amended and Restated Articles of Incorporation would also authorize 100,000,000 shares of preferred stock. The preferred stock may be issued by the Board of Directors in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by our Board of Directors.

Advantages.  The Board of Directors believes this change will provide TSYS with greater flexibility in structuring acquisitions, joint ventures and/or capital raising transactions. Being able to issue preferred stock without shareholder approval also enables the Board of Directors to engage in financing transactions and acquisitions which take full advantage of changing market conditions with little or no delay. At present, our Board of Directors has no specific plans, proposals or arrangements to issue preferred stock.

Disadvantages.  Until the Board of Directors authorizes the issuance and determines the rights of any series of preferred stock, it is not possible to state the precise disadvantages that the issuance of such series might have on the holders of our common stock. However, potential disadvantages could include (1) a reduction in the amount available for the payment of dividends on our shares of common stock if dividends on the preferred stock are cumulative and in arrears and (2) limitations on the rights of holders of our common stock to share in any distribution of TSYS’ assets upon a liquidation of TSYS until satisfaction of any liquidation preference granted to holders of preferred stock and other secured creditors.

Potential Anti-Takeover Effect.  If the preferred stock amendment is approved, our Board of Directors would be authorized to issue shares of preferred stock that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of TSYS. When, in the judgment of our Board of Directors, the action would be in the best interests of TSYS and our shareholders, such shares could be used to create impediments to a takeover attempt or to discourage persons seeking to gain control of TSYS. The authorization of shares of preferred stock, without the actual issuance thereof, could have the effect of discouraging hostile takeover attempts. The issuance of shares of preferred stock could also be used to dilute the stock ownership of a person seeking to obtain control of TSYS, should the Board of Directors consider the action of such person not to be in the best interests of TSYS or our shareholders.

Although there is no current intention to do so, the preferred stock amendment could also enable TSYS to adopt a traditional form of shareholder rights plan. Such a plan could provide additional protection to our shareholders against a hostile takeover attempt by encouraging potential acquirers to bring their proposals to the Board of Directors for evaluation by, and, if appropriate, negotiation with, the Board of Directors. The adoption of a shareholder rights plan may make more difficult or discourage an attempt to obtain control of TSYS.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 1b.

Proposal 1c: Provide that the Board of Directors will fix the number of directors

Effect.  Our Articles of Incorporation require the affirmative vote of shareholders holding at least 80% of our issued and outstanding shares of common stock to establish the size of our Board of Directors. Our Amended and Restated Articles of Incorporation would provide that the size of our Board of Directors would be determined from time to time solely by our Board of Directors.

Advantages.  The Board of Directors believes this change will enhance the protections contained in the Articles of Incorporation, including the advantages of a classified Board of Directors. The amended provision avoids the possibility of a potential hostile bidder seeking to make a hostile takeover bid for TSYS by soliciting action by our shareholders to increase the size of the Board of Directors and filling the vacancies with its nominees, or by acquiring or controlling a majority of the voting stock in TSYS and then voting against the nomination of our incumbent directors, thereby diluting the effectiveness of the classified board structure.

Disadvantages.  A disadvantage of this change is that shareholders may not get an opportunity to realize value on their shares by selling them at a premium to the then-current market price, which a potential bidder might otherwise be prepared to offer, because of the deterrent effects of the change on potential changes in control.

Another disadvantage is the delay that this change, when taken together with the other anti-takeover protections in our Articles of Incorporation, may cause to any bid for control of TSYS, or any shareholder proposals that may have the effect of facilitating changes in control of the Board of Directors, even if a majority of shareholders entitled to vote believe the changes to be in the best interests of TSYS and our shareholders. For example, granting directors the sole discretion to fix the size of the Board of Directors would indirectly require a potential bidder to negotiate directly with the Board of Directors to change its size or composition, even if that potential bidder owns or controls a majority of the voting shares in TSYS.

Potential Anti-Takeover Effect.  This change has the potential anti-takeover effects as described in the discussion of its advantages and disadvantages above.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 1c.

Proposal 1d: Provide that directors may be removed only for cause and decrease the required shareholder vote for removal of directors

Effect.  Our Articles of Incorporation provide that members of our Board of Directors may be removed upon the approval of shareholders holding at least 80% of our issued and outstanding shares of common stock. In addition, our Bylaws provide that directors may be removed with or without cause. The Amended and Restated Articles of Incorporation decreases the required shareholder vote from 80% to 66 2/3% and limits the basis upon which a director may be removed to removal for cause only. The Amended and Restated Articles of Incorporation would allow a director who is appointed by a different voting group of shareholders (e.g., a director appointed by holders of a series of preferred stock) to be removed by that voting group, based on the voting rights applicable to that voting group.

Advantages.  The Board of Directors believes this change will enhance the protections contained in the Articles of Incorporation. It would operate to prevent a potential bidder from circumventing the protective effect of our classified board structure by acquiring control of a majority of the Board of Directors through the removal power. The change reinforces the stabilizing effect of our classified board structure and would require a potential bidder to negotiate with our Board of Directors to accomplish a business combination, rather than by acquiring a significant percentage of our voting stock and then running a proxy contest seeking to remove the incumbent Board of Directors without cause. With this change, a director’s continued service will not be affected by his or her position with respect to a dominant shareholder.

Disadvantages.  Eliminating our shareholders’ right to remove directors without cause will make the removal of any director more difficult, even if such removal is believed by the requisite majority of shareholders entitled to vote to be in the best interests of TSYS and our shareholders. Without the ability to remove a director without cause, our shareholders must either (1) act to remove the director for cause or (2) wait until the director has served his or her term and becomes a candidate for reelection, which occurs every three years.

Potential Anti-Takeover Effect.  This change has the effect of precluding the removal of a director by a hostile bidder of TSYS, unless removal for cause is warranted. A typical method of acquiring control of a company is for a hostile bidder to acquire a majority of the company’s voting shares (whether through a tender offer or on the open market) and use its voting power to remove the incumbent directors and replace them with nominees of the bidder. Eliminating the power of shareholders to remove a director without cause defeats this strategy and encourages potential hostile bidders to seek the cooperation of our Board of Directors for any proposed business combination.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 1d.

Proposal 1e: Eliminate supermajority voting requirements for shareholder approval of mergers and similar transactions

Effect.  Our Articles of Incorporation require the approval of shareholders holding at least 80% of the issued and outstanding shares of our common stock for (1) the approval of any merger or consolidation of our company with or into any other corporation and (2) the sale, lease, exchange or other disposition of all or substantially all of our assets. Under our Amended and Restated Articles of Incorporation, this supermajority voting requirement would be eliminated and the required shareholder vote would be determined under applicable Georgia law.

Advantages.  This change removes the “veto” power that would otherwise apply to a significant shareholder or a group of significant shareholders with respect to the approval of mergers and similar transactions affecting all or substantially all of TSYS’ assets. A lower shareholder approval threshold can also increase a shareholder’s ability to effectively participate in corporate governance.

At present, our Board of Directors has no specific plans, proposals or arrangements for any merger or similar transaction.

Disadvantages.  The Board of Directors does not believe this change has any disadvantages.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 1e.

Proposal 1f: Eliminate supermajority voting requirements for shareholder approval for most amendments to the Articles of Incorporation

Effect.  Our Articles of Incorporation require the approval of shareholders holding at least 80% of the issued and outstanding shares of our common stock for any amendment to our Articles of Incorporation. Under our Amended and Restated Articles of Incorporation, this supermajority voting requirement would be eliminated and the required shareholder vote would be determined under applicable Georgia law. Generally, Georgia law requires amendments to the Articles of Incorporation to be approved by shareholders holding a majority of the issued and outstanding shares of common stock. An exception exists under Georgia law for provisions requiring a greater shareholder vote, such as the proposed amendment requiring a vote of at least 66 2/3% of shares for removal of a director, which require such greater shareholder vote to be amended.

Advantages.  As with the change in Proposal 1e, this change removes the “veto” power that would otherwise apply to a significant shareholder or a group of significant shareholders with respect to the approval of most amendments to the Articles of Incorporation. As mentioned in Proposal 1e, a lower shareholder approval threshold can also increase a shareholder’s ability to effectively participate in corporate governance.

Disadvantages.  The Board of Directors does not believe this change has any disadvantages.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 1f.

Proposal 1g: Eliminate supermajority requirements for shareholders to call a special meeting of shareholders

Effect.  Our Articles of Incorporation require 80% of the issued and outstanding shares of our common stock to take action to call a special meeting of shareholders. Under our Amended and Restated Articles of Incorporation, this supermajority requirement would be eliminated and shareholders holding a majority of the total number of votes entitled to be cast on any issue proposed to be considered at the special meeting would be required to call a special meeting, or a special meeting could be called by the Board of Directors.

Advantages.  As with the change in Proposal 1e, this change removes the “veto” power that would otherwise apply to a significant shareholder or a group of significant shareholders with respect to calling special meetings of shareholders. As mentioned in Proposal 1e, a lower shareholder approval threshold can also increase a shareholder’s ability to effectively participate in corporate governance.

Disadvantages.  The Board of Directors does not believe this change has any disadvantages.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 1g.

Proposal 1h: Eliminate the provision requiring unanimous shareholder action by written consent

Effect.  Our Articles of Incorporation permit shareholders to take action without a meeting only if the written consent of each shareholder entitled to vote on the action is obtained. Under our Amended and Restated Articles of Incorporation, this provision would be eliminated. However, the default rule contained in the GBCC, which has the same requirement for shareholder actions taken without a meeting, will continue to apply.

Advantages.  This change has no net effect because an equivalent provision in the GBCC will apply to our shareholders in the absence of the provision in our Articles of Incorporation. Since TSYS is a publicly traded company, complying with the GBCC requirement would be an impractical means to carry out any shareholder action without a meeting. This provision encourages a potential hostile bidder to seek the cooperation of the Board of Directors for any business combination.

Disadvantages.  The operation of the equivalent GBCC provision as a takeover defense has the general disadvantage that shareholders may not get an opportunity to realize value on their shares by selling them at a premium to the then-current market price, which a potential bidder might otherwise be prepared to offer, because of the deterrent effects of the operation of the GBCC provision (when taken together with the other anti-takeover protections in the Articles of Incorporation) on potential changes in control.

Potential Anti-Takeover Effect.  This change has no net effect. The operation of the statutory provision has the potential anti-takeover effects as described in the discussion of its advantages and disadvantages above.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 1h.

Proposal 1i: Update the provision allowing the Board of Directors to consider non-economic impacts of tender offers to conform to current Georgia law so that the Board of Directors may consider the interests of constituencies in addition to shareholders when considering the best interests of the corporation

Effect.  The GBCC permits a Georgia corporation to include in its Articles of Incorporation a provision permitting its directors, in discharging their respective duties and determining what is in the best interests of the corporation, to consider the interests of employees, customers, suppliers and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation or its subsidiaries are located, and all other factors such directors consider pertinent. Our Articles of Incorporation generally permit our Board of Directors to take these considerations into account in connection with a tender offer or other offer for our securities. However, the Amended and Restated Articles of Incorporation would be updated to conform to the GBCC, including by being applicable to all Board decision making and not only in the context of tender offers.

Advantages.  This change allows our Board of Directors to consider, if and to the extent it determines appropriate, the interests of stakeholders other than our shareholders in determining what is in the best interests of the corporation.

Disadvantages.  The Board of Directors does not believe this change has any disadvantages.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 1i.

Proposal 1j: Update the provision limiting the personal liability of directors to conform to current Georgia law

Effect.  The GBCC permits a Georgia corporation to include in its Articles of Incorporation a provision eliminating the liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability (1) for any appropriation, in violation of the director’s duties, of any business opportunity of the corporation; (2) for actions or omissions which involve intentional misconduct or a knowing violation of law; (3) for unlawful distributions; and (4) for any transaction from which the director received an improper personal benefit. The Amended and Restated Articles of Incorporation conform our existing exculpation provision to align with the GBCC.

Advantages.  The Board of Directors believes that this change is consistent with current practice of public companies, will encourage talented individuals to join and remain on the Board for the duration of their tenure, and reflects good corporate governance.

Disadvantages.  The Board of Directors does not believe this change has any disadvantages.

The Board of Directors recommends that you vote ‘‘FOR” the approval of Proposal 1j.

PROPOSAL 2: APPROVAL OF AMENDMENTS CONTAINED
IN THE AMENDED AND RESTATED BYLAWS

Summary

As described above, in connection with the proposed spin-off, the Board of Directors, together with the Corporate Governance and Nominating Committee and the Special Committee formed to consider the spin-off, undertook a review of our Bylaws.

Amendments to our Bylaws not requiring shareholder approval

The Board of Directors has adopted certain amendments to our Bylaws, subject to completion of the spin-off. These changes do not require shareholder approval and address, among others, the following topics:

•	Advance notice requirements for shareholders to bring business before a meeting of shareholders or to nominate a candidate for director. The amendments require that to be timely, a shareholder notice of business for a shareholder meeting or nomination must be delivered to TSYS not less than 90 days nor more than 120 days prior to the anniversary date of the last annual meeting (or, in the case of a special meeting called for the purpose of electing directors, not later than the 10th day following the earlier of the date notice of the meeting was mailed or the date public disclosure of the date of the special meeting was made). In addition, the notice must contain certain information regarding the shareholder and, if applicable, the nominee for director;

•	Shareholder meeting mechanics, including inspectors of election. The amendments require that notice of meetings must be not less than 10 days nor more than 60 days prior to the meeting (conforming to the GBCC); provide that the chairman announces the opening and closing of the polls; and provides for an inspector of elections at shareholder meetings;

•	Shareholder action by unanimous written consent. The provision allowing shareholder action without a meeting only if the unanimous written consent of shareholders entitled to vote on the matter is obtained is eliminated, since the provision duplicates the default rule under the GBCC, which will continue to apply to our shareholders;

•	Board vacancies. The amendments establish that the Board of Directors (or the remaining directors if less than a quorum) has the power, as do the shareholders, to fill vacancies on the Board;

•	Emeritus and Advisory Directors. The amendments impose explicit confidentiality obligations on the members of these boards; eliminate the right of a director to request an immediate appointment to the Emeritus Board of Directors upon reaching the age of 62 and having served 5 consecutive years as a member of the Board of Directors; and provide that the Chairman will determine the compensation payable to Advisory Directors (which is currently the case for Emeritus Directors);

•	Shareholder inspection of records. As permitted by the GBCC, the Amended and Restated Bylaws limit to shareholders holding 2% or more of the corporation’s outstanding shares the right to inspect records of the actions of the Board of Directors, committees thereof and shareholders; accounting records; and the record of the shareholders;

•	Indemnification of directors and officers. The Amended and Restated Bylaws clarify the existing bylaw provisions on indemnification so that indemnification will be provided to directors and officers to the fullest extent permitted under the GBCC, and if the GBCC is amended to permit a Georgia corporation to provide greater rights of indemnification to such persons, then the Bylaws will be deemed to be amended to require TSYS to provide such greater rights of indemnification;

•	Alternative stakeholders. The existing provision allowing the Board of Directors to consider non-economic impacts of tender offers is amended to conform to current Georgia law so that the Board of Directors may consider the interests of constituencies in addition to shareholders when considering the best interests of the corporation; and

•	Opting into the Georgia Business Combination Statute. TSYS elects to be governed by the business combination provisions of the GBCC, thereby preventing interested shareholders (persons acquiring more than 10% of the voting shares in TSYS without approval from our Board of

Directors) from engaging in any business combination with TSYS for a period of five years, subject to certain exceptions. This change has the potential anti-takeover effects described in the Introduction to Proposals 1 and 2 of this Proxy Statement.

The full text of these amendments are highlighted in the marked version of the Bylaws attached hereto as Appendix B-2.

Amendments to our Bylaws requiring shareholder approval

This section summarizes each proposed amendment contained in our Amended and Restated Bylaws that requires shareholder approval and which, together, comprise Proposal 2. The overview of material amendments to our Articles of Incorporation and Bylaws on pages 5 through to 8 of this Proxy Statement applies to each proposed amendment.

The full text of each proposed amendment discussed below is highlighted in the marked version of the Bylaws attached hereto as Appendix C-2. You should carefully review the discussion of the proposed amendments which follows, the full text of the proposed amendments in Appendix C-2 and the information on pages 5 through to 8 of this Proxy Statement before making a decision whether to vote in favor of each proposal comprising Proposal 2 of this Proxy Statement.

The amendments contained in our Amended and Restated Bylaws which require shareholder approval are divided into five proposals, Proposal 2a through Proposal 2e. Shareholders will vote on each of these proposals as a separate item.

Proposal 2a: Eliminate supermajority requirements for shareholders to call a special meeting of shareholders

Effect.  As proposed for our Articles of Incorporation, we propose eliminating the requirement that 80% of the issued and outstanding shares of common stock must take action to call a special meeting of shareholders. Under our Amended and Restated Bylaws, shareholders holding a majority of the total number of votes entitled to be cast on any issue proposed to be considered at the special meeting would be required to call a special meeting, or a special meeting could be called by the Board of Directors. In addition, the related provision requiring that any amendment to the 80% requirement be approved by at least 80% of the issued and outstanding shares of common stock would also be eliminated.

Advantages and Disadvantages.  The discussion of the advantages and disadvantages of Proposal 1g in this Proxy Statement applies to this proposed amendment of our Bylaws. You should carefully review the discussion of Proposal 1g, as well as the overview of material amendments contained in the Introduction to Proposal 1 and 2 of this Proxy Statement, before making a decision whether to vote in favor of Proposal 2a.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 2a.

Proposal 2b: Eliminate the shareholders’ ability to fix the number of directors

Effect.  The Amended and Restated Bylaws eliminate the existing requirement that the size of our Board of Directors be fixed by shareholders holding at least 80% of the issued and outstanding shares of common stock in order to conform to the proposed amendment to the Amended and Restated Articles of Incorporation providing that the size of our Board of Directors would be determined from time to time solely by our Board of Directors. In addition, the related provision requiring that any amendment to this 80% requirement be approved by at least 80% of the issued and outstanding shares of common stock would also be eliminated.

Advantages, Disadvantages and Potential Anti-Takeover Effect.  The discussion of the advantages, disadvantages and potential anti-takeover effects of Proposal 1c in this Proxy Statement applies to this proposed amendment of our Bylaws. You should carefully review the discussion of Proposal 1c, as well as the overview of material amendments contained in the Introduction to Proposal 1 and 2 of this Proxy Statement, before making a decision whether to vote in favor of Proposal 2b.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 2b.

Proposal 2c: Eliminate the supermajority voting requirement to declassify the Board of Directors

Effect.  The Amended and Restated Bylaws eliminate the existing requirement that shareholders holding at least 80% of the issued and outstanding shares of common stock must vote to declassify the Board of Directors. As a result, any future amendment to the Amended and Restated Articles of Incorporation to declassify the Board of Directors will require only a majority shareholder vote, although such an amendment would first require approval by the Board of Directors.

Advantages.  This change removes the “veto” power that would otherwise apply to a significant shareholder or a group of significant shareholders with respect to a shareholder vote on an amendment to the Articles of Incorporation to declassify the Board of Directors. This lower shareholder approval threshold can increase a shareholder’s ability to effectively participate in corporate governance.

Disadvantages.  The Board of Directors does not believe this change has any disadvantages.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 2c.

Proposal 2d: Provide that directors may be removed only for cause and decrease the required shareholder vote for removal of directors

Effect.  The Amended and Restated Bylaws provide for removal of directors by shareholders only for cause and require the affirmative vote of shareholders holding 66 2/3% of the outstanding shares of common stock of the corporation (and provide that a director who is appointed by a different voting group of shareholders may be removed only by that voting group) rather than the current Bylaws which allow removal with or without cause and require an 80% shareholder vote for removal. In addition, the related provision requiring that any amendment to this 80% requirement be approved by at least 80% of the issued and outstanding shares of common stock would also be eliminated.

Advantages, Disadvantages and Potential Anti-Takeover Effect.  The discussion of the advantages, disadvantages and potential anti-takeover effects of Proposal 1d in this Proxy Statement applies to this proposed amendment of our Bylaws. You should carefully review the discussion of Proposal 1d, as well as the overview of material amendments contained in the Introduction to Proposal 1 and 2 of this Proxy Statement, before making a decision whether to vote in favor of Proposal 2d.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 2d.

Proposal 2e: Eliminate supermajority voting requirements for shareholder approval of mergers and similar transactions

Effect.  Our existing Bylaws require the approval of shareholders holding at least 80% of the issued and outstanding shares of our common stock for (1) the approval of any merger or consolidation of our company with or into any other corporation and (2) the sale, lease, exchange or other disposition of all or substantially all of our assets. Under our Amended and Restated Bylaws, this supermajority voting requirement would be eliminated and the required shareholder vote would be determined under applicable Georgia law. In addition, the related provision requiring that any amendment to this 80% requirement be approved by at least 80% of the issued and outstanding shares of common stock would also be eliminated.

Advantages and Disadvantages.  The discussion of the advantages and disadvantages of Proposal 1e in this Proxy Statement applies to this proposed amendment of our Bylaws. You should carefully review the discussion of Proposal 1e, as well as the overview of material amendments contained in the Introduction to Proposal 1 and 2 of this Proxy Statement, before making a decision whether to vote in favor of Proposal 2e.

The Board of Directors recommends that you vote “FOR” the approval of Proposal 2e.

PROPOSAL 3: APPROVAL OF THE TOTAL SYSTEM SERVICES, INC.
2008 OMNIBUS PLAN

Upon the recommendation of the Compensation Committee of TSYS, on October 24, 2007, the Board of Directors adopted the Total System Services, Inc. 2008 Omnibus Plan (the “TSYS 2008 Plan”), subject to shareholder approval and further subject to completion of the spin-off. The purpose of the TSYS 2008 Plan is to advance the interests of TSYS and its shareholders through awards that give employees and directors a personal stake in TSYS’ growth, development and financial success. Awards under the TSYS 2008 Plan are designed to motivate employees and directors to devote their best interests to the business of TSYS. Awards will also help TSYS attract and retain the services of employees and directors who are in a position to make significant contributions to TSYS’ success after the spin-off. Compensation paid pursuant to the TSYS 2008 Plan is intended, to the extent reasonable, to qualify for tax deductibility under Section 162(m) (“Section 162(m)”) and Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as they may be amended from time to time.

The following is a brief description of the principal features of the TSYS 2008 Plan. It does not purport to be complete and is qualified in its entirety by the full text of the TSYS 2008 Plan, which is attached hereto as Appendix D.

Eligibility and Participation

Any employee of TSYS and its subsidiaries and any non-employee director of TSYS is eligible to participate in the TSYS 2008 Plan. Incentive stock options, however, may be granted only to employees. The Compensation Committee of the Board of Directors of TSYS (the “Committee”) has discretion to select participants from year to year.

Shares Subject to the Plan

The aggregate number of shares of TSYS common stock which may be granted to participants pursuant to awards granted under the TSYS 2008 Plan may not exceed seventeen million (17,000,000) shares. All of the shares are available for grant in the form of incentive stock options. No more than 850,000 shares may be made subject to awards (other than stock options or stock appreciation rights or awards that are not settled in shares) where service-based vesting is any more rapid than annual pro rata vesting over a three-year period or where performance-based vesting is for a performance period of less than twelve months.

Shares covered by an award shall only be counted as used to the extent they are actually issued. Any shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grant under the TSYS 2008 Plan. However, the full number of stock appreciation rights granted that are to be settled by the issuance of shares shall be counted against the number of shares available for award under the TSYS 2008 Plan, regardless of the number of shares actually issued upon settlement of such stock appreciation rights. Further, any shares withheld to satisfy tax withholding obligations on awards issued under the TSYS 2008 Plan, shares tendered to pay the exercise price of awards under the TSYS 2008 Plan, and shares repurchased on the open market with the proceeds of a stock option exercise will no longer be eligible to be returned as available shares under the TSYS 2008 Plan. Any shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grant under the TSYS 2008 Plan. The shares available for issuance under the TSYS 2008 Plan may be authorized and unissued Shares or treasury Shares.

Awards Under the TSYS 2008 Plan

Pursuant to the TSYS 2008 Plan, TSYS may grant the following types of awards subject to the following conditions:

Nonqualified and Incentive Stock Options.  All stock options must have a maximum life of no more than ten years from the date of grant. At the time of grant, the Committee will determine the exercise price for any stock options. In no event, however, may the exercise price be less than 100% of the fair market value of TSYS’ common stock at the time of grant. At the time of exercise, payment in full of the exercise price will be paid in cash, shares of common stock valued at their fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

Stock Appreciation Rights.  Stock appreciation rights offer participants the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the market value of TSYS’ common stock at the time of redemption. The Committee may authorize payment of the spread for a stock appreciation right in the form of cash, common stock to be valued at its fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

Restricted Stock and Restricted Stock Units.  The Committee may award common stock to a participant as a portion of the participant’s remuneration. In doing so, the Committee, in its discretion, may impose conditions or restrictions on the award of common stock. The Committee may also award restricted stock units which are similar to restricted stock except that no shares are actually awarded on the date of grant.

Performance Units or Performance Shares.  Section 162(m) generally limits to $1,000,000 the amount that a publicly held corporation may deduct for the compensation paid to its Chief Executive Officer and its four most highly compensated officers other than the Chief Executive Officer. “Qualified performance-based compensation,” however, is not subject to the $1,000,000 deduction limit. Accordingly, the TSYS 2008 Plan permits the Committee to establish performance goals consistent with Section 162(m) and authorizes the granting of cash, stock options, stock appreciation rights, common stock, other property, or any combination thereof to employees upon achievement of such established performance goals. In setting the performance goals, the Committee may use such measures as net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; unit volume; working capital targets and change in working capital; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); asset growth; number of cardholder, merchant or other customer accounts processed or converted; and successful negotiation or renewal of contracts with new or existing customers. The performance goals may relate to the individual participant, to TSYS as a whole, or to a subsidiary, division, department, region, function or business unit of TSYS in which the participant is employed. Performance may also be measured relative to the performance of a group of comparator companies or any published or special index that the Committee, in its sole discretion, deems appropriate (including measurement versus various stock market indices). Performance awards may be granted either alone or in addition to other grants made under the TSYS 2008 Plan.

Cash-Based Awards.  The Committee may grant cash-based awards to participants as determined by the Committee. Payment of the cash-based awards may be made in either cash or common stock.

Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related awards. These awards may be paid in either common stock or cash.

Award grants under the TSYS 2008 Plan will be made in the discretion of the Committee and, accordingly, are not yet determinable. In addition, benefits under the TSYS 2008 Plan will depend on a number of factors, including the fair market value of our shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the TSYS 2008 Plan. As of October 19, 2007, the closing price of our common stock on the New York Stock Exchange was $27.77 per share.

Maximum Amount Payable to Any Participant

The annual award limits of the TSYS 2008 Plan include the following:

Options.  The maximum aggregate number of shares subject to options granted in any one plan year to any one participant is 4,000,000 shares.

Stock Appreciation Rights.  The maximum number of shares subject to stock appreciation rights granted in any one plan year to any one participant is 4,000,000 shares.

Restricted Stock or Restricted Stock Units.  The maximum aggregate grant with respect to awards of restricted stock or restricted stock units in any one plan year to any one participant is 2,000,000 shares.

Performance Units or Performance Shares.  The maximum aggregate award of performance units or performance shares that a participant may receive in any one plan year is 2,000,000 shares if the award is payable in shares, or equal to the value of 100,000 shares if the award is payable in cash or property other than shares, determined as of the earlier of the vesting or the payout date, as applicable.

Cash-Based Awards.  The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any one plan year may not exceed $2,000,000.

Other Stock-Based Awards.  The maximum aggregate grant with respect to other stock-based awards in any one plan year to any one participant is 2,000,000 shares.

In addition, the maximum number of shares that may be issued to nonemployee directors is 2,000,000 shares, and no nonemployee director may be granted an award covering more than 10,000 shares in any year, except that this annual limit on nonemployee director awards is increased to 50,000 shares for any nonemployee director serving as Chairman of the Board of the Board of Directors; provided, however, that in the year in which an individual is first appointed or elected to the Board as a nonemployee director, such individual may be granted an award covering up to an additional 50,000 shares.

Adjustments in Connection with Certain Events

The Committee, in order to prevent dilution or enlargement of a participant’s rights under the TSYS 2008 Plan, shall substitute or adjust the number and kind of shares that may be issued under the TSYS 2008 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards in the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of TSYS, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of TSYS, or any similar corporate event or transaction.

Duration of the TSYS 2008 Plan

The TSYS 2008 Plan will become effective, subject to approval by TSYS’ shareholders, upon the effectiveness of the spin-off. The TSYS 2008 Plan will terminate after 10 years or, if sooner, when all shares reserved under the TSYS 2008 Plan have been issued. At any time, the Board of Directors may terminate the TSYS 2008 Plan. The termination of the TSYS 2008 Plan will not affect outstanding awards in any way.

Administration

The TSYS 2008 Plan will be administered by the Compensation Committee of the Board of Directors. Members of the Committee are appointed by the Board of Directors from among its members and may be removed by the Board of Directors in its discretion.

The Committee has broad discretion to construe, interpret and administer the TSYS 2008 Plan, to select the individuals to be granted Plan awards, to determine the number of shares to be subject to each Plan award, and to determine the terms, conditions and duration of each award. The Committee’s decisions will be conclusive, final and binding upon all parties. No member of the Committee will be liable for any action or determination made with respect to the TSYS 2008 Plan or any award granted under the TSYS 2008 Plan. To the fullest extent permitted by law, TSYS will indemnify the members of the

Committee against reasonable expenses incurred in connection with any action taken against them with respect to the TSYS 2008 Plan or any award granted under the Plan.

Amendment of the TSYS 2008 Plan

The Committee may amend, modify, suspend or terminate the TSYS 2008 Plan at any time except that no amendment, modification, suspension or termination may adversely affect an existing award under the TSYS 2008 Plan without the affected participant’s consent. In addition, no amendment, modification, suspension or termination shall be made which would reprice, replace or regrant through cancellation, or which would lower the option price of a previously granted option or the grant price of a previously granted stock appreciation right without the approval of shareholders. Moreover, under New York Stock Exchange listing standards the TSYS 2008 Plan cannot be materially amended without the approval of shareholders.

Change in Control

Unless otherwise determined by the Committee at grant, in the event of a change in control of TSYS, as defined in the TSYS 2008 Plan, the vesting of any outstanding awards granted under the TSYS 2008 Plan will be accelerated and all such awards will be fully exercisable.

Federal Tax Consequences of the TSYS 2008 Plan

The following discussion of the federal income tax consequences of awards granted under the TSYS 2008 Plan is intended only as a summary of the present federal income tax treatment of awards. These laws are highly technical and are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options.  Nonqualified stock options granted under the TSYS 2008 Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. TSYS will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Incentive Stock Options.  An employee will generally not recognize ordinary income on receipt or exercise of an incentive stock option so long as he or she has been an employee of TSYS or its subsidiaries from the date the incentive stock option was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the incentive stock option for one year after the date of exercise (and for two years from the date of grant of the incentive stock option), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, TSYS may not deduct any amount in connection with the incentive stock option. If an employee exercises an incentive stock option but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, TSYS will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights.  To the extent that the requirements of the Internal Revenue Code of 1986 are met, there are no immediate tax consequences to a participant when a stock appreciation right is granted. When a participant exercises the right to the appreciation in fair market value of shares represented by a stock appreciation right, payments made in common stock are normally includable in the participant’s gross income for regular income tax purposes. TSYS will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the common stock payable on the date of exercise.

Restricted Stock.  The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, TSYS will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

Restricted Stock Units.  Generally, a participant will not recognize ordinary income until common stock, cash, or other property become payable under the restricted stock unit, even if the award vests in an earlier year. TSYS will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Performance Units/ Performance Shares.  As stated above, the performance units and performance shares awarded under the TSYS 2008 Plan are intended to be “qualified performance-based compensation” under Section 162(m) and, therefore, deductible by TSYS when the employee recognizes ordinary income. Employees under the TSYS 2008 Plan incur no income tax liability upon the initial grant of performance units or performance shares. At the end of the performance or measurement period, however, employees realize ordinary income on any amounts received in cash or common stock. Any subsequent appreciation on the common stock is treated as a capital gain.

Cash-Based Awards/Other Stock-Based Awards.  Any cash payments or the fair market value of any common stock or other property a participant receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, TSYS will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Deferred Compensation.  All awards under the TSYS 2008 Plan must satisfy the requirements of Section 409A of the Internal Revenue Code of 1986 to avoid adverse tax consequences to participants.

Additional Information

In the event the TSYS 2008 Plan is terminated, participants under the TSYS 2008 Plan will retain all rights to their awards in accordance with the terms of the awards.

In the event of a termination of service by a participant, the Committee will determine the length of time that the participant has to exercise a stock option or stock appreciation right and the extent to which the participant can retain the rights to restricted stock, restricted stock units, performance units, performance shares, cash-based awards, and other stock-based awards.

The Committee may provide for the payment of dividends on shares of common stock granted in connection with awards or dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award.

The Board of Directors recommends that you vote “FOR” the approval of the
Total System Services, Inc. 2008 Omnibus Plan.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information as of December 31, 2006 concerning the shares of TSYS stock that may be issued under existing equity compensation plans of TSYS.

	(a)		(b)	(c)
	Number of		Weighted-	Number of Securities
	Securities to be		Average Exercise	Remaining Available for
	Issued Upon		Price of	Future Issuance Under
	Exercise of		Outstanding	Equity Compensation
	Outstanding		Options,	Plans (Excluding
	Options, Warrants		Warrants and	Securities Reflected in
Plan Category	and Rights		Rights	Column (a))

Equity compensation plans approved by security holders	1,027,821	(1)	$15.42	8,269,262	(2)
Equity compensation plans not approved by security holders(3)	37,500		18.50	—

Total	1,065,321		$15.53	8,269,262

(1)	Does not include an aggregate of 589,219 shares of restricted stock which will vest over the remaining years through 2011.

(2)	Includes 8,269,262 shares available for future grants under TSYS’ 2002 Long-Term Incentive Plan.

(3)	This plan was adopted by TSYS’ Board of Directors on January 10, 1997 to attract a desirable individual as director of TSYS (which individual no long serves as a director) and is limited to one individual option granted to purchase 37,500 shares of TSYS stock at fair market value on the date of grant with one-third of such options becoming exercisable one, two and three years, respectively, following the date of grant.

STOCK OWNERSHIP OF DIRECTORS
AND EXECUTIVE OFFICERS

TSYS Stock Ownership

The following table sets forth ownership of shares of TSYS stock by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of September 30, 2007.

	Shares of TSYS	Shares of TSYS		Shares of TSYS
	Stock	Stock		Stock		Percentage of
	Beneficially	Beneficially		Beneficially	Total	Outstanding
	Owned with	Owned with		Owned with	Shares of	Shares of
	Sole Voting	Shared Voting		Sole Voting and	TSYS Stock	TSYS Stock
	and Investment	and Investment		No investment	Beneficially	Beneficially
	Power as of	Power as of		Power as of	Owned as of	Owned as of
Name	9/30/07	9/30/07		9/30/07	9/30/07(1)	9/30/07

Richard E. Anthony	2,002	—		—	2,002	*
James H. Blanchard	666,539	360,480		500	1,027,519	1
Richard Y. Bradley	24,917	5,000		1,500	31,417	*
Kriss Cloninger III	2,861	—		1,500	4,361	*
G. Wayne Clough	4,743	—		1,500	6,243	*
Walter W. Driver, Jr.	4,270	—		1,500	5,770	*
Gardiner W. Garrard, Jr.	24,909	—		1,500	26,409	*
Sidney E. Harris	6,745	—		1,500	8,245	*
Alfred W. Jones III	8,753	—		1,500	10,253	*
Mason H. Lampton	70,723	30,614		1,500	102,837	*
James B. Lipham	74,689	600		19,815	95,104	*
W. Walter Miller, Jr.	79,924	47,362		1,500	128,786	*
H. Lynn Page	268,408	119,036		1,500	388,944	*
William A. Pruett	148,725	—		23,199	171,924	*
Philip W. Tomlinson	563,849	39,864		84,400	785,613	*
John T. Turner	21,600	576,000		1,500	599,100	*
Kenneth L. Tye	72,011	850		21,403	94,264	*
Richard W. Ussery	536,772	66,000		1,000	923,772	*
M. Troy Woods	65,769	2,936		67,672	136,377	*
James D. Yancey	535,718	42,730		1,500	579,948	*
Rebecca K. Yarbrough	210,878	330,878	(2)	1,500	543,256	*
Directors and Executive Officers as a Group (22 persons)	3,398,154	1,622,350		254,223	5,692,227	2.9

*  Less than one percent of the outstanding shares of TSYS stock.

(1)	The totals shown in the table above for each of the directors and executive officers of TSYS listed below include the following shares as of September 30, 2007: (a) under the heading “Stock Options” the number of shares of TSYS stock that each individual had the right to acquire within 60 days through the exercise of stock options, and (b) under the heading “Pledged Shares” the number of shares of TSYS stock that were pledged, including shares held in a margin account.

Name	Stock Options	Pledged Shares

Philip W. Tomlinson	97,500	—
Richard W. Ussery	320,000	—
James D. Yancey	—	10,251

(2)	Includes 72,000 shares of TSYS stock held in a trust for which Ms. Yarbrough is not the trustee. Ms. Yarbrough disclaims beneficial ownership of these shares.

Beneficial Ownership of TSYS Stock by CB&T

The following table sets forth the number of shares of TSYS stock beneficially owned by CB&T, the only known beneficial owner of more than 5% of the issued and outstanding shares of TSYS stock, as of September 30, 2007.

	Shares of TSYS Stock		Percentage of Outstanding Shares of
	Beneficially Owned		TSYS Stock Beneficially Owned
Name and Address of Beneficial Owner	as of 9/30/07		as of 9/30/07

Columbus Bank and Trust Company	159,630,980	(1)(2)	80.8%
1148 Broadway Columbus, Georgia 31901

(1)	CB&T individually owns these shares.

(2)	As of September 30, 2007, Synovus Trust Company, N.A., a wholly owned trust company subsidiary of CB&T, and the other banking, brokerage, investment advisory and trust company subsidiaries of Synovus held in various fiduciary or advisory capacities a total of 2,544,806 shares (1.3%) of TSYS stock. Of this total, Synovus Trust Company held 2,264,429 shares as to which it possessed sole voting power, 2,257,080 shares as to which it possessed sole investment power, 190,132 shares as to which it possessed shared voting power and 230,835 shares as to which it possessed shared investment power. The other banking, brokerage, investment advisory and trust company subsidiaries of Synovus held 3,188 shares as to which they possessed shared investment power. Synovus and its subsidiaries disclaim beneficial ownership of all shares of TSYS stock which are held by them in various fiduciary, advisory, non-advisory and agency capacities.

Synovus Stock Ownership

The following table sets forth ownership of shares of Synovus stock by TSYS’ directors, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of September 30, 2007.

	Shares of	Shares of		Shares of
	Synovus	Synovus		Synovus
	Stock	Stock		Stock		Percentage of
	Beneficially	Beneficially		Beneficially	Total	Outstanding
	Owned with	Owned with		Owned with	Shares of	Shares of
	Sole Voting	Shared		Sole Voting	Synovus	Synovus
	and	Voting and		and No	Stock	Stock
	Investment	Investment		Investment	Beneficially	Beneficially
	Power as of	Power as of		Power as of	Owned as of	Owned as of
Name	9/30/07	9/30/07		9/30/07	9/30/07(1)	9/30/07

Richard E. Anthony	638,818	70,429		72,547	1,440,946	*
James H. Blanchard	1,366,949	194,788		24,305	4,476,382	1
Richard Y. Bradley	31,336	179,022		1,500	211,858	*
Kriss Cloninger III	—	—		—	—	—
G. Wayne Clough	—	—		—	—	—
Walter W. Driver, Jr.	—	—		—	—	—
Gardiner W. Garrard, Jr.	154,147	736,933		1,500	892,580	*
Sidney E. Harris	—	—		—	—	—
Alfred W. Jones III	12,331	—		1,500	13,831	*
Mason H. Lampton	99,281	178,981	(2)	1,500	279,762	*
James B. Lipham	13,577	—		—	108,373	*
W. Walter Miller, Jr.	36,135	2,694,667	(3)	—	2,740,335	1
H. Lynn Page	710,902	11,515		1,500	723,917	*
William A. Pruett	15,967	—		—	155,414	*
Philip W. Tomlinson	62,185	—		—	395,623	*
John T. Turner	447,476	2,110,332	(3)	—	2,557,808	1
Kenneth L. Tye	6,330	—		—	91,561	*
Richard W. Ussery	47,895	—		—	505,946	*
M. Troy Woods	3,274	138		—	122,804	*
James D. Yancey	924,822	87,532		1,500	2,345,083	1
Rebecca K. Yarbrough	50,061	12,720		—	62,781	*
Directors and Executive Officers as a Group (22 persons)	4,833,242	4,188,398		192,636	15,958,858	4.8

*  Less than one percent of the outstanding shares of Synovus stock.

(1)	The totals shown in the table above for the directors and executive officers of TSYS listed below include the following shares as of September 30, 2007: (a) under the heading “Stock Options” the number of shares of Synovus stock that each individual had the right to acquire within 60 days through the exercise of stock options, and (b) under the heading “Pledged Shares” the number of shares of Synovus stock that were pledged, including shares held in a margin account.

Name	Stock Options	Pledged Shares

Richard E. Anthony	659,152	9,675
James H. Blanchard	2,890,340	935,724
Gardiner W. Garrard, Jr.	—	285,227
Mason H. Lampton	—	58,275
James B. Lipham	94,796	—
W. Walter Miller, Jr.	9,533	53,975
H. Lynn Page	—	66,468
William A. Pruett	139,447	—
Philip W. Tomlinson	333,438	—
Kenneth L. Tye	85,231	—
Richard W. Ussery	458,051	—
M. Troy Woods	119,392	—
James D. Yancey	1,331,229	241,228

In addition, the other executive officers of TSYS had rights to acquire an aggregate of 623,973 shares of Synovus stock within 60 days through the exercise of stock options.

(2)	Includes 176,187 shares of Synovus stock held in a trust for which Mr. Lampton is not the trustee. Mr. Lampton disclaims beneficial ownership of these shares.

(3)	Includes 2,092,204 shares of Synovus stock held by a charitable foundation of which Mr. Miller’s spouse and Mr. Turner are among the trustees.

Interlocking Directorates of TSYS, Synovus and CB&T

Four of the eighteen members of TSYS’ Board of Directors also serve as members of the Boards of Directors of Synovus and CB&T. They are Richard E. Anthony, Richard Y. Bradley, H. Lynn Page and James D. Yancey. James H. Blanchard, Gardiner W. Garrard, Jr., Alfred W. Jones III and Mason H. Lampton serve as directors of Synovus. John T. Turner serves as a director of CB&T.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation paid by TSYS to directors for the year ended December 31, 2006.

	Fees Earned or				All Other
	Paid in Cash		Stock Awards		Compensation		Total
	($)		($)		($)		($)

Richard E. Anthony	35,000		—		7,500	(1)	42,500
James H. Blanchard	45,000		—		—		45,000
Richard Y. Bradley	55,000		7,032	(2)	—		58,451
Kriss Cloninger III	45,000		7,032	(2)	10,000	(1)	58,451
G. Wayne Clough	55,000		7,032	(2)	10,000	(1)	68,451
Walter W. Driver, Jr.	40,000		7,032	(2)	6,000	(1)	49,451
Gardiner W. Garrard, Jr.	45,000	(3)	7,032	(2)	10,000	(1)	58,451
Sidney E. Harris	45,000		7,032	(2)	5,000	(1)	53,451
John P. Illges, III(4)	45,000		13,952	(2)	—		48,451
Alfred W. Jones III	35,000		7,032	(2)	10,000	(1)	48,451
Mason H. Lampton	55,000		7,032	(2)	—		58,451
W. Walter Miller, Jr.	40,000		7,032	(2)	—		43,451
H. Lynn Page	65,000		7,032	(2)	—		68,451
John T. Turner	35,000		7,032	(2)	—		38,451
Richard W. Ussery	35,000		7,032	(2)	252,187	(1)(5)	290,638
James D. Yancey	45,000	(3)	7,032	(2)	10,000	(1)	58,451
Rebecca K. Yarbrough	40,000		7,032	(2)	—		43,451

**	Compensation for Messrs. Tomlinson and Woods for service on the TSYS Board is described under the Summary Compensation Table found on page 38.

(1)	Includes $10,000 in contributions made by TSYS under TSYS’ Director Stock Purchase Plan for Messrs. Cloninger, Clough, Garrard, Jones, Ussery and Yancey; $7,500 for Mr. Anthony; $6,000 for Mr. Driver; and $5,000 for Mr. Harris. As described more fully below, qualifying directors can elect to contribute up to $5,000 per calendar quarter to make purchases of TSYS stock, and TSYS contributes an additional amount equal to 50% of the directors’ cash contributions under the plan.

(2)	The grant date fair value of the 500 shares of restricted TSYS stock awarded to this director in 2006 was $9,965. The amount in this column reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123(R) and includes amounts for awards granted in 2006 and prior to 2006. For a discussion of the restricted stock awards reported in this column, see Note 14 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2006 filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 13.1 to TSYS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006. At December 31, 2006, this director held an aggregate of 1,000 shares of restricted TSYS stock, none of which are vested, with the exception of Mr. Illges whose shares vested upon retirement as a director.

(3)	Messrs. Garrard and Yancey each received $10,000 as non-voting advisory members of the Executive Committee.

(4)	Upon reaching the age of 72 in December 2006, Mr. Illges retired as a director and became an emeritus director of TSYS pursuant to TSYS’ bylaws.

(5)	Includes $159,156 in consulting fees as described under “Consulting Agreement” on page 28. Also includes perquisite of $69,482 for providing Mr. Ussery with administrative assistance and incremental costs incurred by TSYS in connection with providing Mr. Ussery with office space and personal use of the corporate aircraft. In computing the incremental cost to TSYS of Mr. Ussery’s administrative assistance, TSYS aggregated the cost to TSYS of providing salary and benefits to Mr. Ussery’s assistant. Amounts for office space and personal use of corporate aircraft are not quantified because they do not exceed the greater of $25,000 or 10% of the total amount of perquisites.

Director Compensation Program

The Corporate Governance and Nominating Committee of TSYS is responsible for the oversight and administration of the TSYS director compensation program. The Committee’s charter reflects these responsibilities and does not allow the Committee to delegate its authority to any person other than the members of the Corporate Governance and Nominating Committee. Under its charter, the Committee has authority to retain outside advisors to assist the Committee in performance of its duties. In November 2004, the Corporate Governance and Nominating Committee retained Mercer Human Resource Consulting (“Mercer”) to review the competitiveness of the TSYS director compensation program. Mercer was directed to develop peer groups of 15 to 20 companies against which to benchmark director compensation at TSYS and to review and compare director pay practices at TSYS to industry peer companies and to those of general industry companies, analyzing cash compensation, long-term incentive compensation and total compensation. The Corporate Governance and Nominating Committee also asked Mercer to overview recent director pay trends, including shifts in pay mix, equity compensation trends and changes related to increased responsibilities and liability. Mercer’s recommendations for director compensation were then presented to the Committee. In January 2005, Mercer recommended certain changes to the director compensation program at TSYS; the Corporate Governance and Nominating Committee discussed and considered these recommendations and recommended to the Board that it approve the current compensation structure. The decisions made by the Committee are the responsibility of the Committee and may reflect factors and considerations other than the information and recommendations provided by Mercer. The Committee has decided to review and evaluate director compensation every two years.

Cash Compensation of Directors.  As reflected in the “Fees Earned or Paid in Cash” column of the Director Compensation Table above, for the fiscal year ended December 31, 2006, directors of TSYS received an annual cash retainer of $35,000, with Compensation Committee and Corporate Governance and Nominating Committee members receiving an additional cash retainer of $5,000 and Audit Committee and Executive Committee members receiving an additional cash retainer of $10,000. In addition, the Chairpersons of the Compensation Committee and Corporate Governance and Nominating Committee received a $5,000 cash retainer, the Chairperson of the Audit Committee received a $10,000 cash retainer and the Lead Director received a $5,000 cash retainer.

By paying each director an annual retainer, TSYS compensates each director for his or her role and judgment as an advisor to TSYS, rather than for his or her attendance or effort at individual meetings. In so doing, directors with added responsibility are recognized with higher cash compensation. For example, members of the Audit Committee receive a higher cash retainer based upon the enhanced duties, time commitment and responsibilities of service on that committee. The Corporate Governance and Nominating Committee believes that this additional cash compensation is appropriate.

In determining the specific amounts of cash compensation, including fees for service on committees and as chairpersons of those committees, the Corporate Governance and Nominating Committee, with the assistance of Mercer, studied cash compensation at a peer group of 17 companies generally categorized as business service providers and at 350 large industrial, financial and service organizations and set the cash compensation levels at or around the 50th percentile for such peer companies.

Directors may elect to defer all or a portion of their cash compensation under the TSYS Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan does not provide directors with an “above market” rate of return. Instead, the deferred amounts are deposited into one or more investment funds at the election of the director. In so doing, the plan is designed to allow directors to defer the income taxation of a portion of their compensation and to receive an investment return on those deferred amounts. All deferred fees are payable only in cash. Each of Messrs. Harris, Jones and Turner deferred all or a portion of their cash compensation under this plan during 2006.

Equity Compensation of Directors.  During 2006, non-management directors also received an annual award of 500 shares of restricted TSYS stock in the form of a grant from the TSYS 2002 Long-Term Incentive Plan, 100% of which vests after three years. The Board granted these restricted stock awards to directors on February 1, 2006, the first day of the month following the Corporate Governance and Nominating Committee meeting to approve director compensation for the fiscal year. These restricted stock awards are designed to create equity ownership and to focus directors on the long-term performance of TSYS.

Before restricted stock awards were first granted to directors in 2005, TSYS’ directors were not compensated with equity ownership in the company, other than contributions under the Director Stock Purchase Plan. With the assistance of Mercer’s market analysis, the Corporate Governance and Nominating Committee determined in 2005 that a competitive director compensation program needed to include a more appropriate level of equity compensation in order to align TSYS with best practices and to remain competitive with the compensation programs at peer companies. First, the Committee determined that restricted stock awards were more appropriate than the use of stock options based upon the market shift in equity pay mix at other similarly situated companies. Second, the Committee determined that a grant of 500 shares of restricted TSYS stock was appropriate by analyzing the market on equity compensation and then determining the right mix based upon a market value approach to the number of shares awarded. In so doing, the grants of restricted stock provide TSYS directors with a more balanced pay mix between cash and equity, consistent with the market trend toward equal weighting of cash and equity.

TSYS’ Director Stock Purchase Plan is a non-qualified, contributory stock purchase plan pursuant to which qualifying TSYS directors can purchase, with the assistance of contributions from TSYS, presently issued and outstanding shares of TSYS stock. Under the terms of the Director Stock Purchase Plan, qualifying directors can elect to contribute up to $5,000 per calendar quarter to make purchases of TSYS stock, and TSYS contributes an additional amount equal to 50% of the directors’ cash contributions. Participants in the Director Stock Purchase Plan are fully vested in, and may request the issuance to them of, all shares of TSYS stock purchased for their benefit under the Plan. TSYS’ contributions under this Plan are included in the “All Other Compensation” column of the Director Compensation Table above.

TSYS’ contributions under the Director Stock Purchase Plan further provide directors the opportunity to buy and maintain an equity interest in TSYS and to share in the capital appreciation of TSYS. Together, the restricted stock awards and TSYS’ contributions under the Director Stock Purchase Plan provide an appropriate, competitive amount of compensation to directors in the form of equity, putting the equity component of compensation, as well as total compensation, at or near the median for peer group companies at the time the compensation structure was approved in 2005.

The restricted stock awards to directors and TSYS’ contributions under the Director Stock Purchase Plan also assist and facilitate directors’ fulfillment of their stock ownership requirements. TSYS’ Corporate Governance Guidelines require all directors to accumulate over time shares of TSYS stock equal in value to at least three times the value of their annual retainer. Directors have five years to attain this level of total stock ownership but must attain a share ownership threshold of one times the amount of the director’s annual retainer within three years. These stock ownership guidelines are designed to align the interests of TSYS’ directors to that of TSYS’ shareholders and the long-term performance of TSYS.

Consulting Agreement

Effective June 30, 2005, TSYS and Richard W. Ussery, the former Chairman of the Board of TSYS, entered into a one-year Consulting Agreement in conjunction with Mr. Ussery’s retirement as an employee of TSYS. Under the Agreement, Mr. Ussery received monthly payments of $26,526 and was also provided with 20 hours of personal use of corporate aircraft. TSYS also provided Mr. Ussery with office space and administrative assistance during 2006 valued at approximately $10,202 and $69,482, respectively, subsequent to his retirement. The Agreement expired on June 30, 2006. TSYS continued to provide Mr. Ussery with office space and administrative assistance throughout the remainder of 2006, however.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) describes our compensation program for the executive officers named in the Summary Compensation Table on page 38 (“named executive officers”). Specifically, the CD&A addresses:

•	the objectives of our compensation program (found in the section entitled “Compensation Philosophy and Overview”);

•	what our compensation program is designed to reward (also described in the section entitled “Compensation Philosophy and Overview”);

•	each element of compensation (set forth in the section entitled “Primary Elements of Compensation”);

•	why each element was chosen (described with each element of compensation including base pay, short-term incentives and long-term incentives);

•	how amounts and formulas for pay are determined (also described with each element of compensation including base pay, short-term incentives and long-term incentives); and

•	how each compensation element and our decisions regarding that element fit into TSYS’ overall compensation objectives and affect decisions regarding other elements (also described with each element of compensation, as well as in the section entitled “Benchmarking”).

Compensation Philosophy and Overview

TSYS has established a compensation program for our executives that is competitive, performance-oriented and designed to support our strategic goals. The goals and objectives of our compensation program are described below.

TSYS’ executive compensation program is designed to compete in the markets in which we seek executive talent. We believe that we must maintain a compensation program that allows us to recruit top level executive talent and that will prevent our executives from being recruited from us. Our compensation program is also designed to be performance-oriented. A guiding principle in developing our compensation program has been “average pay for average performance — above-average pay for above-average performance.” As a result, a significant portion of the total compensation of each executive is at risk based on short and long-term performance. Because of our emphasis on performance, we also believe that compensation generally should be earned by executives while they are actively employed and can contribute to TSYS’ performance.

TSYS’ compensation program is also designed to support corporate strategic goals, including growth in earnings and growth in shareholder value. As described in more detail below, earnings growth is the primary driver of our short-term incentive program and growth in shareholder value is the primary driver of our long-term incentive program. TSYS believes that the high degree of performance orientation and the use of goals based upon growth in earnings and growth in shareholder value in our incentive plans aligns the interests of our executives with the interests of our shareholders. In addition, TSYS has adopted stock ownership guidelines in connection with our equity compensation programs, which further align our executives’ interests with the interests of our shareholders.

Primary Elements of Compensation

There are three primary elements of compensation in TSYS’ executive compensation program: base pay, short-term incentive compensation and long-term incentive compensation. Short-term and long-term incentive compensation are tied directly to performance. Short-term incentive compensation is based upon fundamental operating performance of TSYS measured over a one-year period. For the reasons described below, long-term incentive compensation is based upon Synovus’ total shareholder return measured over a three-year period. TSYS has not established a specific targeted “mix” of compensation between base pay and short-term and long-term incentives. However, both short-term and long-term incentives are based upon percentages or multiples of base pay. If both short-term and long-term incentives are paid at target, long-term incentives is the largest portion of an executive’s total compensation package. For example, if short-term and long-term incentives are paid at target, long-term incentives would constitute almost fifty percent of an executive’s total compensation package, thereby illustrating our emphasis on performance and growth in shareholder value.

Base Pay.  Base pay is seen as the amount paid to an executive for performing his or her job on a daily basis. To ensure that base salaries are competitive, TSYS targets base pay at the median (e.g., the 50th percentile) of the market for similarly situated positions, based upon each executive’s position and job responsibilities. In order to benchmark base pay, TSYS selects a peer group of companies (the “Peer Companies”). The Peer Companies are selected by considering companies that compete in TSYS’ market for business and for talent, companies with similar business operations and focus and companies with similar organization size (revenues approximately one-half to two times those of TSYS). In selecting the Peer Companies, potential companies were reviewed with the same Global Industry Classification Standards codes as TSYS and previously identified peer companies, service companies in the Dow Jones Industrial Goods and Services Index and companies in the Standard and Poors Software and Services Index. For 2006, the Peer Companies were: Acxiom Corp., Affiliated Computer Services, Inc., Alliance Data Systems Corp., BISYS Group, Inc., Ceridian Corp., Checkfree Corp., ChoicePoint Inc., Convergys Corp., eFunds Corp., Equifax Inc., Fair Isaac Corp., Fidelity National Information Services, Inc., Fiserv, Inc., Global Payments Inc., NCO Group, Inc., Paychex, Inc., Sabre Holdings Corp. and Teletech Holdings, Inc.

When establishing base salaries, the Committee compares each executive’s current base pay to the market median for that position using proxy information from the Peer Companies as well as external market surveys. For certain positions for which there is no clear market match in the benchmarking data, TSYS uses a blend of two or more positions from the benchmarking data. The Committee also reviews changes in the benchmarking data from the previous year. The Committee then uses this data to establish a competitive base salary for each executive. For example, an executive whose base salary is below the benchmarking target for his or her position may receive a larger percentage increase than an executive whose base salary exceeds the benchmarking target for his or her position.

In addition to market comparisons of similar positions at the Peer Companies, individual performance may affect base pay. For example, an executive whose performance is not meeting expectations may receive no increase in base pay or a smaller base pay increase in a given year. On the other hand, an executive with outstanding performance may receive a larger base pay increase or more frequent base pay increases.

Base pay is not directly related to TSYS’ performance, except over the long term since revenues are used in benchmarking base pay against the Peer Companies. Comparison of an executive’s base salary to the base salaries of other TSYS executives may also be a factor in establishing base salaries, especially with respect to positions for which there is no clear market match in the base pay benchmarking data. For 2006, all of the base pay increases for the named executive officers were calculated taking into account the market data described above as well as existing base salaries, the 2006 merit budget, internal pay equity, individual performance, experience, time in position and retention needs.

Because of the process we use to establish base pay, large increases in base pay generally occur only when an executive is promoted into a new position.

Short-Term Incentives.  In addition to base salary, our executive compensation program includes short-term incentive compensation. We have elected to pay short-term incentive compensation in order to (1) provide an incentive for executives to meet our short-term earnings growth goals, and (2) ensure a competitive compensation program given the marketplace prevalence of short-term incentive compensation.

Our short-term incentive program is tied directly to our fundamental operating performance measured over a one-year period. Each year, the Committee establishes a target for earnings per share (“EPS”) growth. The target is generally set based upon EPS growth guidance that has been publicly disclosed by TSYS. A target goal of 100% equates to a “market” award, which is a typical short-term incentive award for similar positions at the Peer Companies, expressed as a percentage of base salary.

Actual short-term incentive targets for 2006 were set taking into account median market data at the Peer Companies, as well as existing incentive targets, internal pay equity, individual performance and retention needs. The target short-term incentive percentage for Messrs. Tomlinson and Woods is 100% of base salary and the target short-term incentive percentage for TSYS’ other named executive officers is 85% of base salary.

The amount of a short-term incentive award can range from zero to 200% of a target grant in accordance with a schedule approved by the Committee each year. For 2006, the Committee approved the following schedule:

EPS Percentage Growth	Percent of Target Bonus Paid

34% and above	200%
33%	192.5%
32%	180%
31%	167.5%
30%	155%
29%	142.5%
28%	130.0%
27%	117.5%
26%	105%
25.3%	100%
25%	95%
24%	90%
23%	80%
22%	60%
21%	50%
Below 21%	0%

Although the target EPS growth goal set by the Committee is generally based upon the initial EPS guidance which has been publicly disclosed by TSYS calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time the target percentages are based on non-GAAP EPS growth percentages for purposes of determining short-term incentive compensation because of unusual events that could occur during the year. These events include changes in accounting and regulatory standards, changes in tax rates and laws, charges for corporate or workforce restructurings, acquisitions and divestitures and expenses or income associated with the conversion or deconversion of a major TSYS customer. In 2006, the target EPS growth goal under the short-term incentive payout schedule was made more difficult by the amount of the net financial impact of the deconversion of Bank of America’s consumer credit card portfolio from TSYS.

As is common practice in the market, short-term incentives are paid in a lump-sum cash payment as soon as practicable in the year following the performance year, usually no later than February 15. Under the short-term incentive plan, the Committee has the right to exercise downward discretion and reduce the amount that would otherwise be awarded under the above schedule. For example, the short-term incentive awards can be reduced to reflect individual or business unit performance, to exclude unanticipated, non-recurring gains, or for affordability (reduced in order to fund another expense, such as other incentive compensation or retirement plans).

The short-term incentive awards for 2006 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The 2006 short-term incentive awards were paid at 130% of target based upon the bonus payout schedule approved by the Committee (TSYS had a 28% increase in EPS for 2006).

Long-Term Incentives.  Our executive compensation program also includes long-term incentive compensation, which is paid in equity of TSYS and Synovus. It is important to understand the relationship of TSYS and Synovus in order to appreciate our rationale and process for determining long-term incentive awards, which relationship is described in the following paragraph.

Synovus owns 80.7% of the outstanding shares of TSYS stock. Although TSYS stock is publicly traded on the NYSE, only the 19% of TSYS stock that is not owned by Synovus is available for trading. Consequently, there is limited float in TSYS stock, which negatively impacts its liquidity. For this reason, we have concluded that TSYS’ shareholder return is not the most appropriate measure of growth under TSYS’ long-term incentive compensation program. The shareholder return of Synovus is directly affected by TSYS’ shareholder return because of Synovus’ 80.7% ownership of TSYS. By recommending that TSYS executives be granted Synovus stock, and by linking the grant of equity awards to how well Synovus has performed, we have ensured that the interests of TSYS executives are directly linked to the interests of Synovus shareholders. We believe this connection to Synovus shareholders is important because of the substantial impact that TSYS’ performance has on the market capitalization of Synovus. As a result, Synovus’ total shareholder return is used as the basis for TSYS’ long-term incentive compensation program and this has proven to be an effective approach.

We have elected to pay long-term incentive compensation in order to: (1) provide an incentive for our executives to provide exceptional shareholder return to shareholders by tying a significant portion of their compensation opportunity to growth in shareholder value, (2) align the interests of executives with shareholders by awarding executives equity in TSYS and Synovus, and (3) ensure a competitive compensation program given the market prevalence of long-term incentive compensation.

TSYS’ long-term incentive plan awards equity to executives based upon performance, as measured by total shareholder return (“TSR”) of Synovus, over a three-year period. We use a three-year period to measure performance for purposes of our long-term incentive awards in order to reduce the impact of unusual events that may occur in a given year.

Under TSYS’ long-term incentive program, TSR is measured in two ways: (1) absolute TSR of Synovus, and (2) TSR compared to the competitors of Synovus. TSR for each measurement period is calculated by dividing Synovus’ stock price appreciation and dividends paid by the beginning stock price. We use both measures of shareholder return because we believe shareholders are interested both in how Synovus’ shareholder return compares to the competitors of Synovus, as well as their actual return on their investment. The competitors of Synovus, for purposes of long-term incentives, are the banks in the Keefe, Bruyette and Woods 50 Index (“KBW 50”). The KBW 50, which is a published banking index, was selected for awarding long-term incentives to ensure that the companies are chosen by an independent third party and to provide consistency from year to year in the assessment of long-term performance for incentive purposes.

The amount of long-term incentives awarded to executives each year is based upon a performance grid approved by the Committee. The performance grid has been in place substantially in its current form for over a decade. This grid is reproduced below showing the absolute TSR of Synovus over the three preceding calendar years as the horizontal measurement and the percentile performance of Synovus against the KBW 50 over the three preceding calendar years as the vertical measurement.

PAYOUT AS A PERCENT OF TARGET

Percentile of 3-year
SNV TSR vs. KBW 50
90th	75%	100%	150%	200%	250%

70th	50%	100%	125%	150%	200%

50th	50%	75%	100%	125%	150%

30th	50%	50%	75%	100%	100%

<30th	*	50%	50%	75%	75%

	<4%	4%	8%	10%	16%

3-Year Specialized Synovus TSR

*	Long-term incentives are awarded at 50% of target and solely in Synovus stock options as described below.

The award percentages in the performance grid are multiplied by the amount of a target long-term incentive award, which is expressed as a percentage of base salary at the time the award is made. Actual long-term incentive targets are established taking into account market median data at the Peer Companies, as well as existing incentive targets, internal pay equity, individual performance and retention needs. The target long-term incentive percentage for Messrs. Tomlinson and Woods is 200% of base salary and the target long-term incentive percentage for TSYS’ other named executive officers is 150% of base salary.

TSYS believes that there are advantages and disadvantages to every form of equity award. As a result, awards payable under the performance grid are generally paid 50% in TSYS restricted stock and 50% in Synovus stock options, but the Committee has the discretion to vary the form of the award as needed for accounting, tax or other reasons. The 50%/50% “split” in equity awarded is based upon the estimated overall value of the award as of the date of grant (a stock option is estimated to be equal to one-third the value of a restricted stock award). Although TSYS prefers for all awards to be made in equity of TSYS, there are not enough shares of TSYS available for such awards because of TSYS’ 81% ownership by Synovus. As a result, restricted stock awards are made in TSYS stock, while stock option awards are made in Synovus stock. The Compensation Committee of Synovus grants Synovus stock options to TSYS executives based upon the recommendation of the TSYS Committee.

In the event that Synovus’ TSR falls within the bottom left-hand corner of the payout grid (i.e., Synovus’ Specialized TSR is less than 4% and is also less than the 30th percentile compared to the KBW 50) for a particular year, executives will be awarded 50% of a target long-term incentive award, awarded solely in Synovus stock options, issued at fair market value (i.e., closing price) on the date of the award. The Committee believes that executives should receive a stock option grant even if Synovus’ TSR falls within this category because the Peer Companies would make such a grant and the stock price must appreciate from that point in order for the executive to benefit from the grant.

Because the Synovus and TSYS Compensation Committees may take action to approve equity awards on or near the date that Synovus’ and TSYS’ earnings are released, respectively, the Committees have established the last business day of the month in which earnings are released as the grant date for equity awards to ensure that the annual earnings releases have had time to be absorbed by the market before equity awards are granted and stock option exercise prices are established. TSYS released its annual earnings on January 17, 2006, and the TSYS Compensation Committee granted TSYS restricted stock awards to the named executive officers on January 31, 2006. Synovus released its annual earnings on January 18, 2006. The Synovus Compensation Committee met on January 18, 2006 to approve Synovus stock option grants to the named executive officers effective January 31, 2006. As a result, the grant date for long-term incentive awards (Synovus stock options and TSYS restricted stock awards) was January 31, 2006. The closing price of Synovus stock on January 31, 2006 was used as the exercise price for stock options and to determine the FAS 123(R) accounting expense and was also used for disclosure in the compensation tables in this Proxy Statement.

In 2006, long-term incentive equity awards were granted to TSYS’ named executive officers pursuant to the above grid based upon the 2003-2005 performance period. For this performance period, Synovus’ Specialized TSR was 14.73% and Synovus’ TSR was in the 49th percentile of the KBW 50. Under the grid, this resulted in a long-term incentive award equal to 140% of target. The equity awards made to TSYS’ named executive officers in 2006 are set forth in the “All Other Stock Awards” and “All Other Option Awards” columns in the Grant of Plan-Based Awards Table. The “split” in long-term incentive awards for all of the named executive officers was 50% Synovus stock options and 50% TSYS restricted stock awards.

In addition to the annual long-term incentive awards awarded pursuant to the performance grid described above, the Committee has granted other long-term incentive awards in certain circumstances. For example, the Committee made TSYS restricted stock award grants to Messrs. Tomlinson and Woods in 2005 to reflect their promotion to Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, and to serve as a vehicle for retaining their services in their new roles. Although the grants to Messrs. Tomlinson and Woods were awarded primarily for retention, the Committee approved performance-based grants to link their awards to a threshold level of performance. The awards to Messrs. Tomlinson and Woods vest over a seven year period. With respect to these awards, the Committee establishes performance measures each year during the seven year period and, if the performance measure is attained for a particular year, 20% of the award vests. The performance measure established for 2006 was 75% of the EPS target established under TSYS’ short-term incentive plan.

Because this measure was exceeded for 2006, 20% of the awards to Messrs. Tomlinson and Woods vested in 2006.

The Committee also recommended that “challenge grant” stock options in Synovus stock be granted to each of the named executive officers. The Synovus Compensation Committee granted such options on May 10, 2001. The challenge grants were significant in size, with Mr. Tomlinson receiving 500,000 stock options and each of the other named executive officers receiving a grant of 400,000 stock options. The challenge grants were designed to provide these executives with an incentive for exceptional growth in shareholder return, as well as to retain the services of the executives who received the grants for a significant period of time. The challenge grants vest in equal installments if the fair market value of Synovus stock exceeds $40, $45 and $50 per share. The challenge grants also vest on May 10, 2008 if the stock price targets are not attained prior to such date, provided the executives remain in the continuous employment of TSYS through such date.

Benchmarking

As described above, TSYS benchmarks base salaries and “market” short-term and long-term incentive target awards with the Peer Companies. TSYS also benchmarks total compensation (base salary, short-term incentives and long-term incentives) of its executives. TSYS uses the Peer Companies for benchmarking total compensation, as well as external market surveys. TSYS uses a three-year look back of the total compensation benchmark data to reduce the impact of short-term fluctuations in the data which may occur from year to year. When reviewing the total compensation benchmarking data, TSYS focuses on total compensation opportunities, not necessarily the amount of compensation actually paid, which varies depending upon TSYS’ performance results due to the program’s performance orientation. For example, over the past five years, TSYS’ long-term incentive awards have been below target for three of the five years, at target for one year and above-target for one year. Although these awards result in total compensation amounts for TSYS’ executives that could be considered below market, the Committee believes the amount of compensation paid to its executives is appropriate given Synovus’ shareholder return during this five-year period.

Perquisites

Perquisites are a very small part of our executive compensation program. Perquisites are not tied to performance of TSYS. Perquisites are offered to align our compensation program with competitive practices because similar positions at the Peer Companies offer similar perquisites. The perquisites offered by TSYS are set forth in footnotes (5) and (6) of the Summary Compensation Table. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate.

Employment Agreements

TSYS does not generally use employment agreements with respect to its executives, except in unusual circumstances such as acquisitions. None of the named executive officers have employment agreements.

Retirement Plans

Our compensation program also includes retirement plans designed to provide income following an executive’s retirement. We have chosen to use defined contribution retirement plans because we believe that defined benefit plans are difficult to understand, difficult to communicate, and contributions to defined benefit plans often depend upon factors that are beyond TSYS’ control, such as the earnings performance of the assets in such plans compared to actuarial assumptions inherent in such plans. TSYS offers three qualified defined contribution retirement plans to its employees: a money purchase pension plan, a profit sharing plan and a 401(k) savings plan.

The money purchase pension plan has a fixed 7% of compensation employer contribution every year. The profit sharing plan and any employer contribution to the 401(k) savings plan are tied directly to TSYS’ performance. There are opportunities under both the profit sharing plan and the 401(k) savings plan for employer contributions of up to 7% of compensation based upon the achievement of EPS growth goals. For 2006, TSYS’ named executive officers received a contribution of 7% of compensation under the profit sharing plan and 3% of compensation under the 401(k) savings plan based upon TSYS’ performance. The retirement plan contributions for 2006 are included in the “All Other Compensation” column in the Summary Compensation Table.

In addition to these plans, the Synovus/TSYS Deferred Compensation Plan (“Deferred Plan”) replaces benefits lost under the qualified plans due to legal limits imposed by the IRS. The Deferred Plan does not provide “above market” interest. Instead, participants in the Deferred Plan can choose to invest their accounts among mutual funds that are generally the same as the mutual funds that are offered in the 401(k) savings plan. The executives’ Deferred Plan accounts are held in a rabbi trust, which is subject to claims by TSYS’ creditors. The employer contribution to the Deferred Plan for 2006 for named executive officers is set forth in the “All Other Compensation” column in the Summary Compensation Table and the earnings on the Deferred Plan accounts during 2006 for named executive officers is set forth in the “Aggregate Earnings in Last FY” column in the Nonqualified Deferred Compensation Table and in the “All Other Compensation” column in the Summary Compensation Table.

Post-Termination Compensation Philosophy

TSYS’ compensation program is designed to reflect TSYS’ philosophy that compensation generally should be earned while actively employed. Although retirement benefits are paid following an executive’s retirement, the benefits are earned while employed and are substantially related to performance as described above. TSYS has entered into limited post-termination arrangements when appropriate, such as the change of control agreements which are described in the “Potential Payouts Upon Termination or Change of Control” section.

TSYS chose to enter into change of control arrangements with its executives: (1) to ensure the retention of executives and an orderly transition during a change of control, (2) to ensure that executives would be financially protected in the event of a change of control so they continue to act in the best interests of TSYS while continuing to manage TSYS during a change of control, and (3) to ensure a competitive compensation package because such arrangements are common in the market and it was determined that such agreements were important in recruiting executive talent. During 2004 and the beginning of 2005, the Committee reviewed the change of control arrangements and determined that certain provisions were not in line with the Committee’s philosophy or market practice. As a result, the change of control agreements for the named executive officers were amended at the beginning of 2005 to: (1) toughen the definition of a “change of control” from a merger in which the former shareholders of Synovus or TSYS own less than two-thirds (2/3) of the surviving company to a merger in which less than sixty percent (60%) of the surviving company is owned by the former shareholders, (2) implement a “double trigger” (as described below) in order for benefits to be paid under the agreements, thereby eliminating the ability of an executive to trigger benefits by voluntarily resigning during the 13th month following a change of control, (3) extend the time during which an executive can receive benefits under the agreement upon an involuntary termination without cause or a voluntary termination for good reason from one year to two years, and (4) provide that a gross-up for excise taxes only occurs if the total change of control payments exceed 110% of the applicable IRS cap. A “double trigger” means that two events must occur in order for benefits to be paid: (1) a change of control, and (2) a termination of employment (actual or constructive) within two years following the change of control. The Committee specifically chose a “double trigger” form of agreement because the Committee believed that “double trigger” agreements provided executives with sufficient financial protection in the event of a change of control and because “double trigger” agreements were the prevalent market practice.

Stock Ownership Guidelines

To align the interests of its executives with shareholders, TSYS has implemented stock ownership guidelines for its executives. Under the guidelines, executives are required to maintain either five, four or three times the amount of their base salary in TSYS stock. TSYS’ Chief Executive Officer is required to maintain five times his base salary, the President four times his base salary and the other executive officers three times their base salaries. The guidelines are recalculated at the beginning of each calendar year. The guideline was initially adopted January 1, 2004 and executives had a five-year grace period to fully achieve the guideline with an interim three-year goal. Until the guideline is achieved, executives are required to retain all net shares received upon the exercise of stock options, excluding shares used to pay the option’s exercise price and any taxes due upon exercise. In the event of a severe financial hardship, the guidelines permit the development of an alternative ownership plan by the Chairman of the Board of Directors and Chairman of the Compensation Committee. All executives are currently in compliance with the guideline.

Tally Sheets

The Committee has reviewed tally sheets for each of TSYS’ named executive officers. The tally sheets add up all forms of compensation for each officer and also provide estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, voluntary or involuntary termination, death and disability. The tally sheets are used to provide the Committee with total compensation amounts for each executive so that the Committee can determine whether the amounts are reasonable or excessive. Although the tally sheets are not used to benchmark total compensation with specific companies, the Committee considers total compensation paid to executives at other companies in considering the reasonableness of our executives’ total compensation. After reviewing the tally sheets, the Committee determined that the total compensation amounts are fair, reasonable and competitive.

Other Policies

Restatements.  TSYS does not have a formal policy regarding the recovery of awards or payouts in the event the financial statements upon which TSYS’ performance measurements are based are restated or otherwise adjusted in a manner that could reduce the size of an award. TSYS believes that the decision of whether a recovery is appropriate would depend upon the facts and circumstances surrounding the restatement or adjustment.

Tax Considerations.  We have structured most forms of compensation paid to our executives to be tax deductible. For example, Internal Revenue Code Section 162(m) limits the deductibility of compensation paid by a publicly-traded corporation to its Chief Executive Officer and four other highest paid executives for amounts in excess of $1 million, unless certain conditions are met. The base salaries of all of our named executive officers are tax-deductible because they are less than $1 million. In addition, the short-term and long-term incentive plans have been approved by shareholders and awards under these plans are designed to qualify as “performance-based” compensation to ensure deductibility under Code Section 162(m). We reserve the right to provide compensation which is not tax-deductible, however, if we believe the benefits of doing so outweigh the loss of a tax deduction. The only form of executive compensation not currently tax-deductible by TSYS is the personal use of corporate aircraft. We believe that a small amount of personal use each year is an appropriate perquisite for our executives, despite the loss of a tax deduction.

In general, TSYS does not “gross-up” its officers for taxes that are due with respect to their compensation. An example of an exception to this rule is for excise taxes that may be due with respect to the change of control agreements, as described above.

Accounting Considerations.  We account for all compensation paid in accordance with GAAP. The accounting treatment has generally not affected the form of compensation paid to named executive officers.

Board Fees.  Our executives who serve on the Board of Directors of TSYS are paid the same cash director fees as those paid to non-executive directors and are also entitled to participate in TSYS’ Director Stock Purchase Plan, which is described under “Equity Compensation of Directors.” However, directors who are also executives do not receive the equity compensation that is granted to non-executive directors of TSYS. Although paying cash director fees to “inside” executives who serve on Boards of Directors is not the prevalent market practice, it has been the historical practice at TSYS for many years and constitutes a small portion of affected executive’s total compensation amount. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Conclusion

For the reasons described above, we believe that each element of compensation offered in our executive compensation program, and the total compensation delivered to each named executive officer, is fair, reasonable and competitive.

Significant Events After December 31, 2006

Synovus stock options and TSYS restricted stock awards were granted to TSYS’ named executive officers effective January 31, 2007 in accordance with the performance grid discussed under “Long-Term Incentives” above. The awards, which were made based upon Synovus’ TSR for the 2004-2006 performance period, were made at 50% of target. Messrs. Tomlinson, Lipham, Woods, Pruett and Tye were each granted Synovus stock option awards of 30,630, 11,715, 21,516, 13,952 and 13,212 shares, respectively, at an exercise price of $31.93, the closing price of Synovus stock on January 31, 2007. In addition, Messrs. Tomlinson, Lipham, Woods, Pruett and Tye were each granted TSYS restricted stock awards of 10,550, 4,035, 7,411, 4,806 and 4,551 shares, respectively, effective January 31, 2007. The stock options and restricted stock awards vest over a three year period, in equal annual installments of one-third each, on January 31, 2008, January 31, 2009 and January 31, 2010. The awards will be described in detail in TSYS’ Proxy Statement for the 2008 Annual Meeting of Shareholders.

Compensation Committee Interlocks and Insider Participation

Messrs. Lampton, Clough and Driver served on the Compensation Committee during 2006. None of these individuals is or has been an officer or employee of TSYS.

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for each of the named executive officers for the fiscal year ended December 31, 2006.

The named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006. The short-term incentive amounts paid to the named executives are set forth in the “Non-Equity Incentive Plan Compensation” column. TSYS’ methodology and rationale for short-term incentive compensation are described in the Compensation Discussion and Analysis above.

The named executive officers did not receive any compensation that is reportable under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column because, as described in the Compensation Discussion and Analysis, TSYS has no defined benefit pension plans and does not pay above-market interest on deferred compensation. The 2006 retirement plan contributions and earnings for the named executive officers are set forth in the “All Other Compensation” column.

							Change in
							Pension
							Value and
							Nonquali-
						Non-Equity	fied
						Incentive	Deferred
						Plan	Com-	All Other
				Stock	Option	Com-	pensation	Com-
		Salary	Bonus	Awards	Awards	pensation	Earnings	pensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	($)	($)		Total ($)

Philip W. Tomlinson	2006	652,000	—	583,775	1,157,063	847,600	—	451,567	(3)(4)(5)(6)	3,692,005
Chairman of the Board and Chief Executive Officer
James B. Lipham	2006	332,500	—	144,180	738,935	367,413	—	152,604	(4)(5)(6)	1,735,632
Senior Executive Vice President and Chief Financial Officer
M. Troy Woods	2006	458,000	—	473,229	824,221	595,400	—	299,761	(3)(4)(5)	2,650,611
President and Chief Operating Officer
William A. Pruett	2006	396,000	—	168,190	756,590	437,580	—	171,179	(4)(5)(6)	1,929,539
Senior Executive Vice President and Chief Client Officer
Kenneth L. Tye	2006	375,000	—	154,474	745,859	414,375	—	159,633	(4)(7)	1,849,341
Senior Executive Vice President and Chief Information Officer

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for 2006 in accordance with FAS 123(R) and include amounts from awards granted in 2006 and prior to 2006. For a discussion of the restricted stock awards reported in this column, see Note 14 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2006 filed with the SEC as Exhibit 13.1 to TSYS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for 2006 in accordance with FAS 123(R) and include amounts from awards granted in 2006 and prior to 2006. For a discussion of the assumptions made in the valuation of the stock option awards reported in this column, see Note 14 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2006 filed with the SEC as Exhibit 13.1 to TSYS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(3)	Amount includes director fees paid in cash of $80,000 for Mr. Tomlinson in connection with his service as a director of TSYS and an advisory director of Synovus and $45,000 for Mr. Woods in connection with his service as a director of TSYS.

(4)	Amount includes allocations to qualified defined contribution plans of $37,400 for each executive and allocations (including earnings) to nonqualified deferred compensation plans of $319,683, $105,136, $199,491, $120,735 and $122,233 for Messrs. Tomlinson, Lipham, Woods, Pruett and Tye, respectively.

(5)	Amount includes the costs incurred by TSYS in connection with providing the perquisite of an automobile allowance. Amount also includes the incremental cost to TSYS for reimbursement of country club dues, if any, and the incremental cost to TSYS for personal use of the corporate aircraft. Amounts for these items are not quantified because they do not exceed the greater of $25,000 or 10% of the total amount of perquisites.

(6)	In addition to the items noted in footnote (5), the amount also includes for Messrs. Tomlinson, Lipham and Pruett the costs incurred by TSYS for spousal entertainment (recreational activities at the TSYS Board retreat) and for Messrs. Tomlinson and Lipham the incremental cost incurred by TSYS for security alarm monitoring, if any, and the costs incurred by TSYS for reimbursement for financial planning services. Amounts for these items are not quantified because they do not exceed the greater of $25,000 or 10% of the total amount of perquisites.

(7)	Amount excludes perquisites because the total value of perquisites does not exceed $10,000.

GRANTS OF PLAN-BASED AWARDS
for the Year Ended December 31, 2006

The table below sets forth the short-term incentive compensation (payable in cash) and long-term incentive compensation (payable in the form of TSYS restricted stock awards and Synovus stock options) awarded to the named executive officers for 2006.

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:	Exercise	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Value of
			Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	Stock
			Plan Awards(2)			Plan Awards			Stock or	Underlying	Option	and
	Grant	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	Awards

Philip W. Tomlinson	1-31-06	—							44,033	—	—	864,368
	1-31-06	1-18-06							—	93,714	27.67	615,701
			0	652,000	1,304,000	—	—	—
James B. Lipham	1-31-06	—							16,495	—	—	323,797
	1-31-06	1-18-06							—	35,106	27.67	230,646
			0	282,625	565,250	—	—	—
M. Troy Woods	1-31-06	—							30,239	—	—	593,592
	1-31-06	1-18-06							—	64,359	27.67	422,839
			0	458,000	916,000	—	—	—
William A. Pruett	1-31-06	—							19,323	—	—	379,310
	1-31-06	1-18-06							—	41,125	27.67	270,191
			0	336,600	673,200	—	—	—
Kenneth L. Tye	1-31-06	—							17,972	—	—	352,790
	1-31-06	1-18-06							—	38,251	27.67	251,309
			0	318,750	637,500	—	—	—

(1)	The TSYS Compensation Committee approved the grant of TSYS restricted stock awards to the named executive officers on January 31, 2006. The Synovus Compensation Committee met on January 18, 2006 and approved the grant of Synovus stock option awards to the named executive officers effective January 31, 2006.

(2)	The amounts shown in this column represent the minimum, target and maximum amounts payable under TSYS’ Executive Cash Bonus Plan for 2006. Awards are paid in cash and are based upon attainment of adjusted earnings per share growth goals.

(3)	The number set forth in this column reflects the number of shares of TSYS restricted stock awarded to each executive during 2006. The restricted stock awards vest over a three-year period, with one-third of the shares vesting on each of the first, second and third anniversaries of the date of grant. Vesting is based upon continued employment through the vesting date. Dividends are paid on the restricted stock award shares.

(4)	The number set forth in this column reflects the number of Synovus stock options granted to each executive during 2006. The stock options vest over a three-year period, with one-third of the shares vesting on each of the first, second and third anniversaries of the date of grant. Vesting is based upon continued employment through the vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
December 31, 2006

	Option Awards						Stock Awards
									Equity
									Incentive
									Plan
									Awards:
				Equity					Number	Equity
				Incentive			Number		of	Incentive Plan
				Plan			of		Unearned	Awards:
				Awards:			Shares	Market	Shares,	Market or
	Number of		Number of	Number of			or Units	Value of	Units or	Payout Value of
	Securities		Securities	Securities			of Stock	Shares or	Other	Unearned
	Underlying		Underlying	Underlying			That	Units of	Rights	Shares, Units or
	Unexercised		Unexercised	Unexercised	Option		Have	Stock That	That	Other Rights
	Options		Options	Unearned	Exercise	Option	Not	Have Not	Have Not	That Have Not
	(#)		(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Philip W. Tomlinson(1)	60,715		—	—	18.38	06/30/07	—	—	59,130	1,560,441

	75,600		—	—	20.83	01/12/08	44,033	1,162,039	—	—

	64,787		—	—	22.88	02/08/09	—	—	—	—

	150		—	—	19.19	07/19/07	—	—	—	—

	35,543		—	—	18.06	01/19/10	—	—	—	—

	29,872		—	—	26.44	01/16/11	—	—	—	—

	—		500,000	—	28.99	05/09/11	—	—	—	—

	38,208		—	—	26.50	04/28/12	—	—	—	—

	58,189		—	—	25.70	01/20/14	—	—	—	—

	—		65,772	—	26.82	01/20/15	—	—	—	—

	—		93,714	—	27.67	01/30/16	—	—	—	—

	295,000	(2)	—	—	13.17	11/02/07	—	—	—	—

James B. Lipham(3)	19,948		—	—	22.88	02/08/09	4,728	124,772	—	—

	11,196		—	—	18.06	01/19/10	16,495	435,303	—	—

	15,600		—	—	26.44	01/16/11	—	—	—	—

	—		400,000	—	28.99	05/09/11	—	—	—	—

	13,302		—	—	26.50	04/28/12	—	—	—	—

	23,047		—	—	25.70	01/20/14	—	—	—	—

	—		12,164	—	26.82	01/20/15	—	—	—	—

	—		35,106	—	27.67	01/30/16	—	—	—	—

	60,000	(2)	—	—	13.17	11/02/07	—	—	—	—

M. Troy Woods(4)	26,568		—	—	20.83	01/12/08	8,696	229,487	41,739	1,101,492

	24,039		—	—	22.88	02/08/09	30,239	798,007	—	—

	13,115		—	—	18.06	01/19/10	—	—	—	—

	17,923		—	—	26.44	01/16/11	—	—	—	—

	—		400,000	—	28.99	05/09/11	—	—	—	—

	15,283		—	—	26.50	04/28/12	—	—	—	—

	27,578		—	—	25.70	01/20/14	—	—	—	—

	—		22,371	—	26.82	01/20/15	—	—	—	—

	—		64,359	—	27.67	01/30/16	—	—	—	—

	5,000	(2)	—	—	13.17	11/02/07	—	—	—	—

William A. Pruett(5)	31,518		—	—	18.38	06/30/07	5,446	143,720	—	—

	27,800		—	—	20.83	01/12/08	19,323	509,934	—	—

	24,039		—	—	22.88	02/08/09	—	—	—	—

	150		—	—	19.19	07/19/07	—	—	—	—

	13,115		—	—	18.06	01/19/10	—	—	—	—

	17,923		—	—	26.44	01/16/11	—	—	—	—

	—		400,000	—	28.99	05/09/11	—	—	—	—

	15,283		—	—	26.50	04/28/12	—	—	—	—

	27,578		—	—	25.70	01/20/14	—	—	—	—

	—		14,010	—	26.82	01/20/15	—	—	—	—

	—		41,125	—	27.67	01/30/16	—	—	—	—

	34,700	(2)	—	—	13.17	11/02/07	—	—	—	—

Kenneth L. Tye(6)	10,200		—	—	22.88	02/08/09	4,810	126,936	—	—

	10,503		—	—	18.06	01/19/10	17,972	474,281	—	—

	15,268		—	—	26.44	01/16/11	—	—	—	—

	—		400,000	—	28.99	05/09/11	—	—	—	—

	13,019		—	—	26.50	04/28/12	—	—	—	—

	23,490		—	—	25.70	01/20/14	—	—	—	—

	—		12,374	—	26.82	01/20/15	—	—	—	—

	—		38,251	—	27.67	01/30/16	—	—	—	—

(1)	With respect to Mr. Tomlinson’s unexercisable stock options, the 500,000 share grant vests on May 10, 2008, the 65,772 share grant vests on January 21, 2008, and the 93,714 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 65,772 and 93,714 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Tomlinson’s 44,033 share restricted stock award that has not vested, the award vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. In addition, the performance-based restricted stock award of 73,913 shares granted to Mr. Tomlinson in 2005 vests as follows: the restricted shares have seven one-year performance periods (2005-2011). During each performance period, the Compensation Committee establishes an earnings per share goal and, if such goal is attained during any performance period, 20% of the restricted shares will vest. As of December 31, 2006, 59,130 of the 73,913 shares have not vested.

(2)	Options pertain to shares of TSYS stock.

(3)	With respect to Mr. Lipham’s unexercisable stock options, the 400,000 share grant vests on May 10, 2008, the 12,164 share grant vests on January 21, 2008, and the 35,106 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 12,164 and 35,106 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Lipham’s restricted stock awards that have not vested, the 4,728 restricted share grant vests on January 21, 2008, and the 16,495 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009.

(4)	With respect to Mr. Woods’ unexercisable stock options, the 400,000 share grant vests on May 10, 2008, the 22,371 share grant vests on January 21, 2008, and the 64,359 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 22,371 and 64,359 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Woods’ restricted stock awards that have not vested, the 8,696 restricted share grant vests on January 21, 2008, and the 30,239 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009. In addition, the performance-based restricted stock award of 52,174 shares granted to Mr. Woods in 2005 vests as follows: the restricted shares have seven one-year performance periods (2005-2011). During each performance period, the Compensation Committee establishes an earnings per share goal and, if such goal is attained during any performance period, 20% of the restricted shares will vest. As of December 31, 2006, 41,739 of the 52,174 shares have not vested.

(5)	With respect to Mr. Pruett’s unexercisable stock options, the 400,000 share grant vests on May 10, 2008, the 14,010 share grant vests on January 21, 2008, and the 41,125 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 14,010 and 41,125 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Pruett’s restricted stock awards that have not vested, the 5,446 restricted share grant vests on January 21, 2008, and the 19,323 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009.

(6)	With respect to Mr. Tye’s unexercisable stock options, the 400,000 share grant vests on May 10, 2008, the 12,374 share grant vests on January 21, 2008, and the 38,251 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 12,374 and 38,251 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Tye’s restricted stock awards that have not vested, the 4,810 restricted share grant vests on January 21, 2008 and the 17,972 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009.

POTENTIAL PAYOUTS UPON TERMINATION OR CHANGE-IN-CONTROL

TSYS has entered into change of control agreements with its named executive officers. Under these agreements, benefits are payable upon the occurrence of two events (also known as a “double trigger”). The first event is a change of control and the second event is the actual or constructive termination of the executive within two years following the date of the change of control. “Change of control” is defined, in general, as the acquisition of 20% of Synovus’ or TSYS’ stock by any “person” as defined under the Securities Exchange Act, turnover of more than one-third of the Board of Directors of Synovus or TSYS, or a merger of Synovus or TSYS with another company if the former shareholders of Synovus or TSYS own less than 60% of the surviving company. A spin-off of TSYS stock by Synovus or a transaction in which Synovus continues to own more than 50% of TSYS stock are excluded from the definition of change of control. For purposes of these agreements, a constructive termination is a material adverse reduction in an executive’s position, duties or responsibilities, relocation of the executive more than 35 miles from where the executive is employed, or a material reduction in the executive’s base salary, bonus or other employee benefit plans.

In the event payments are triggered under the agreements, each executive will receive three times his or her base salary as in effect prior to the termination, a percentage of his or her base salary equal to the average short-term incentive award percentage earned over the previous three calendar years prior to the termination, as well as a pro rata short-term incentive award calculated at target for the year of termination. These amounts are paid to the executive in a single lump-sum cash payment. Each executive will also receive health and welfare benefits for a three year period following the second triggering event. In addition, each executive will receive an amount that is designed to “gross-up” the executive for any excise taxes that are payable by the executive as a result of the payments under the agreement, but only if the total change of control payments to the executive exceed 110% of the applicable IRS cap. The following table quantifies the estimated amounts that would be payable under the change of control agreements, assuming the triggering events occurred on December 31, 2006.

		Average	Pro-Rata
		3-Yrs	Target
		Short-Term	Short-Term	Health &	Stock	Stock
	3x	Incentive	Incentive	Welfare	Award	Option	Excise Tax
	Base Salary	Award	Award	Benefits	Vesting	Vesting(1)	Gross-up(2)	Total
	($)	($)	($)	($)	($)	($)	($)	($)

Philip W. Tomlinson	1,956,000	706,312	652,000	35,280	2,722,480	148,236	489,965	6,710,273
James B. Lipham	997,500	259,915	282,625	35,280	560,075	50,167	—	2,185,562
M. Troy Woods	1,374,000	473,251	458,000	35,280	2,128,986	101,653	264,478	4,835,648
William A. Pruett	1,188,000	309,553	336,600	35,280	653,654	58,664	—	2,581,751
Kenneth L. Tye	1,125,000	293,138	318,750	35,280	601,217	54,282	185,272	2,612,939

(1)	Estimated by multiplying number of options that vest upon change of control by difference in fair market value on December 31, 2006 and exercise price. Stock options also vest upon retirement, death, disability or involuntary termination of employment not for cause.

(2)	Estimated using entire amount in “Stock Award Vesting” and “Stock Option Vesting” columns and dividing the estimated excise tax amount by 43.55%, which percentage is designed to calculate the amount of gross-up payment necessary so the executive is placed in the same position as though the excise tax did not apply. No gross-up payment is made if change of control payments do not exceed applicable IRS cap by 110%.

Executives who receive these benefits are subject to a confidentiality obligation with respect to secret and confidential information about TSYS. There are no provisions regarding a waiver of this confidentiality obligation. No perquisites or other personal benefits are payable under the change of control agreements.

The Non-Qualified Deferred Compensation Table sets forth the amount and form of deferred compensation benefits that the named executive officers would be entitled to receive upon their termination of employment.

OPTION EXERCISES AND STOCK VESTED
for the Year Ended December 31, 2006

The following table sets forth the number and corresponding value realized during 2006 with respect to TSYS and Synovus stock options that were exercised and TSYS restricted shares that vested for each named executive officer.

	Option Awards		Stock Awards
	Number of Shares		Number of
	Acquired on	Value Realized	Shares Acquired	Value Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Philip W. Tomlinson	25,000	724,250	14,783	294,921
	150	4,160	—	—
	125,000	2,803,750	—	—
James B. Lipham	24,980	724,170	—	—
	22,032	651,927	—	—
	150	4,170	—	—
	150	4,170	—	—
	50,000	1,123,500	—	—
	50,000	1,162,500	—	—
M. Troy Woods	150	4,271	10,435	208,178
	150	4,269	—	—
	50,000	1,121,500	—	—
William A. Pruett	150	4,175	—	—
Kenneth L. Tye	10,800	296,784	—	—
	150	4,199	—	—
	150	4,199	—	—

NONQUALIFIED DEFERRED COMPENSATION
for the Year Ended December 31, 2006

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)(1)	($)	($)

Philip W. Tomlinson	—	199,080	62,565	—	713,550
James B. Lipham	—	60,275	18,221	—	206,539
M. Troy Woods	—	122,800	32,890	—	348,206
William A. Pruett	—	77,010	11,344	—	238,238
Kenneth L. Tye	—	66,500	21,894	—	218,938

(1)	The amount reported in this column is reported in the Summary Compensation Table for 2006 as “All Other Compensation.”

The Deferred Plan replaces benefits lost by executives under the qualified retirement plans due to IRS limits. Executives are also permitted to defer all or a portion of their base salary or short-term incentive award, although no named executive officers did so for the last fiscal year. Amounts deferred under the Deferred Plan are deposited into a rabbi trust, and executives are permitted to invest their accounts in mutual funds that are generally the same as the mutual funds available in the qualified 401(k) plan. Deferred Plan participants may elect to withdraw their accounts as of a specified date or upon their termination of employment. Distributions can be made in a single lump sum or in annual installments over a 2-10 year period, as elected by the executive.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for a shareholder proposal to be considered for inclusion in TSYS’ Proxy Statement for the 2008 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of TSYS at the address below. The Corporate Secretary must receive the proposal no later than November 24, 2007. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Total System Services, Inc.
1111 Bay Avenue, Suite 500
Columbus, Georgia 31901

For a shareholder proposal that is not intended to be included in TSYS’ Proxy Statement for the 2008 Annual Meeting of Shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than December 24, 2007 and not later than the close of business on the 10th day following the day on which public disclosure is made announcing that the distribution of TSYS shares owned by Synovus to the shareholders of Synovus has been completed.

The notice of a proposed item of business must provide information as required in the Bylaws of TSYS which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own; and any material interest you have in the proposal.

The notice of a proposed director nomination must provide information as required in the Bylaws of TSYS which, in general, require that the notice of a director nomination include your name, address and the number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

GENERAL INFORMATION

Solicitation of Proxies

TSYS will pay the cost of soliciting proxies. Proxies may be solicited on behalf of TSYS by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means. TSYS will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

Householding

The Securities and Exchange Commission’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. TSYS is not householding proxy materials for its shareholders of record in connection with the Special Meeting. However, we have been notified that certain intermediaries will household proxy materials. If you hold your shares of TSYS stock through a broker or bank that has determined to household proxy materials:

•	Only one Proxy Statement will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;

•	You can contact TSYS by calling (706) 649-5220 or by writing Investor Relations Manager, Total System Services, Inc., P.O. Box 2567, Columbus, Georgia 31902-2567 to request a separate copy of the Proxy Statement for the Special Meeting and for future meetings or you can contact your bank or broker to make a similar request; and

•	You can request delivery of a single copy of Proxy Statements from your bank or broker if you share the same address as another TSYS shareholder and your bank or broker has determined to household proxy materials.

The above Notice of Special Meeting and Proxy Statement are sent by order of the TSYS Board of Directors.

Philip W. Tomlinson
Chairman of the Board and
Chief Executive Officer

November 5, 2007

APPENDIX A-1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
TOTAL SYSTEM SERVICES, INC.

ARTICLE I

The name of the corporation is Total System Services, Inc.

ARTICLE II

The corporation shall have perpetual duration.

ARTICLE III

The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

ARTICLE IV

The corporation is a corporation for profit and shall have the purpose of engaging in any lawful business.

ARTICLE V

The maximum number of shares of capital stock that the corporation shall be authorized to have outstanding at any time shall be 700,000,000 shares, of which 600,000,000 shares shall be common stock of the par value of $.l0 per share and 100,000,000 shares shall be preferred stock, par value $.10 per share. The amount of capital with which the corporation shall begin business shall not be less than $500. The corporation may acquire its own shares and shares so acquired shall become treasury shares.

Subject to all of the rights of any outstanding shares of preferred stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article V, the common stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges provided for herein, including, but not limited to, the following rights and privileges:

(a) Dividends may be declared and paid or set apart for payment upon the common stock out of any assets or funds of the corporation legally available for the payment of dividends;

(b) The holders of common stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and

(c) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the net assets of the corporation available for distribution shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests.

In accordance with the provisions of the Georgia Business Corporation Code, the Board of Directors of the corporation may determine the preferences, limitations, and relative rights of (1) any class of preferred stock before the issuance of any shares of that class or (2) one or more series within a class of preferred stock, and designate the number of shares within that series, before the issuance of any shares of that series.

ARTICLE VI

No shareholder of the corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any shares of stock of any class of the corporation, or any series of any class, or any options, rights or warrants to purchase any shares of any class, or any series of any class, or any other of the securities of the corporation convertible into or carrying an option to purchase shares of any class, or any series of any class, whether now or hereafter authorized, and the Board of Directors of the corporation may authorize the issuance of shares of stock of any class, and series of the same class, or options, rights or warrants to purchase shares of any class, or any series of any class, or any securities

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convertible into or carrying an option to purchase shares of any class, or any series of any class, without offering such issue of shares, options, rights, warrants or other securities, either in whole or in part, to the shareholders of the corporation.

ARTICLE VII

The Board of Directors of the corporation may authorize the issuance of bonds, debentures and other evidences of indebtedness of the corporation and may fix all of the terms thereof, including, without limitation, the convertibility thereof into shares of stock of the corporation of any class, or any series of the same class.

ARTICLE VIII

Section 1.  The number of members of the Board of Directors of the corporation shall be fixed from time to time solely by the action of the Board of Directors. The Board of Directors of the corporation shall be divided into three classes, with each class to be as nearly equal in number as possible. At the first annual meeting of the shareholders of the corporation, all members of the Board of Directors shall be elected with the terms of office of directors comprising the first class to expire at the first annual meeting of the shareholders of the corporation after their election, the terms of office of directors comprising the second class to expire at the second annual meeting of the shareholders of the corporation after their election and the terms of office of directors comprising the third class to expire at the third annual meeting of the shareholders of the corporation after their election, and as their terms of office expire, the directors of each class will be elected to hold office until the third succeeding annual meeting of the shareholders of the corporation after their election.

Section 2.  Directors of the corporation may be removed from office only for cause by the affirmative vote of at least 66 2/3% of the total issued and outstanding shares of the corporation’s common stock, except that if a Director is elected by a different voting group of shareholders (i) only the shareholders of such voting group may participate in the vote to remove such Director and (ii) the requisite vote shall be as set forth in the articles of amendment setting forth the preferences, limitations and relative rights of the relevant class or series of preferred stock.

ARTICLE IX

A special meeting of the shareholders of the corporation may be called only (i) by the Board of Directors or (ii) upon the action of a majority of the total number of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

ARTICLE X

Section 1.  Alternative Stakeholders.  In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees thereof and individual directors, in addition to considering the effects of any action on the corporation and its shareholders, may consider the interests of employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

Section 2.  Appropriate Actions.  If the Board of Directors determines that any proposed business combination should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the corporation’s securities; (v) selling or otherwise issuing authorized but unissued securities of the corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company

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to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual or entity.

ARTICLE XI

No director shall have personal liability to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability, to the extent provided by applicable law: (i) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability for which the director is found liable pursuant to Section 14-2-832 of the Georgia Business Corporation Code, or any amendment thereto or successor provision thereto; or (iv) for any transaction from which the director received an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to July 1, 1987. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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APPENDIX A-2

AMENDED AND RESTATED

ARTICLES OF INCORPORATION
OF
TOTAL SYSTEM SERVICES, INC.~~, AS AMENDED~~

ARTICLE I

The name of the corporation is Total System Services, Inc.

ARTICLE II

The corporation shall have perpetual duration.

ARTICLE III

The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

ARTICLE IV

The corporation is a corporation for profit and ~~is organized for the following general purposes~~:

~~(a) To engage in providing data processing and data transmission services, data bases and facilities (including data processing and data transmission hardware, software, documentation and operating personnel) for the internal operations of CB&T Bancshares, Inc., and its subsidiaries, as a subsidiary corporation of Columbus Bank and Trust Company as defined under the provisions of the Financial Institutions Code of Georgia;~~

~~(b) To engage in providing data processing and transmission services, facilities and data bases, or access to such services, facilities and data bases, to others by technologically feasible means, where the data to be processed and transmitted is of a financial, banking or economic nature (specifically including bank card transactions), as a subsidiary corporation of Columbus Bank and Trust Company as defined under the provisions of the Financial Institutions Code of Georgia~~;

~~(c) To engage in providing purchasing services for CB&T Bancshares, Inc. and its subsidiaries, including Columbus Bank and Trust Company, as a subsidiary corporation of Columbus Bank and Trust Company as defined under the provisions of the Financial Institutions Code of Georgia~~;

~~(d) To purchase, own, maintain and repair personal and real property as may be necessary and/or desirable to carry on its activities relating to the foregoing in connection with its existence as a subsidiary corporation of Columbus Bank and Trust Company as defined under the provisions of the Financial Institutions Code of Georgia; and(e) To engage in any lawful business or activity relating to the foregoing in connection with its existence as a subsidiary corporation of Columbus Bank and Trust Company as defined under the provisions of the Financial Institutions Code of Georgia.~~shall have the purpose of engaging in any lawful business.

ARTICLE V

The maximum number of shares of capital stock that the corporation shall be authorized to have outstanding at any time shall be 700,000,000 shares, of which 600,000,000 shares~~. The sole class of capital stock of the corporation~~ shall be common stock of the par value of $.l0 per share and 100,000,000 shares shall be preferred stock, par value $.10 per share~~; and the~~. The amount of capital with which the corporation shall begin business shall not be less than $500. The corporation may acquire its own shares and shares so acquired shall become treasury shares.

 Subject to all of the rights of any outstanding shares of preferred stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article V, the common stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges provided for herein, including, but not limited to, the following rights and privileges:

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(a) Dividends may be declared and paid or set apart for payment upon the common stock out of any assets or funds of the corporation legally available for the payment of dividends;

(b) The holders of common stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and

(c) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the net assets of the corporation available for distribution shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests.

In accordance with the provisions of the Georgia Business Corporation Code, the Board of Directors of the corporation may determine the preferences, limitations, and relative rights of (1) any class of preferred stock before the issuance of any shares of that class or (2) one or more series within a class of preferred stock, and designate the number of shares within that series, before the issuance of any shares of that series.

ARTICLE VI

No shareholder of the corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any shares of stock of any class of the corporation, or any series of any class, or any options, rights or warrants to purchase any shares of any class, or any series of any class, or any other of the securities of the corporation convertible into or carrying an option to purchase shares of any class, or any series of any class, whether now or hereafter authorized, and the Board of Directors of the corporation may authorize the issuance of shares of stock of any class, and series of the same class, or options, rights or warrants to purchase shares of any class, or any series of any class, or any securities convertible into or carrying an option to purchase shares of any class, or any series of any class, without offering such issue of shares, options, rights, warrants or other securities, either in whole or in part, to the shareholders of the corporation.

ARTICLE VII

The Board of Directors of the corporation may authorize the issuance of bonds, debentures and other evidences of indebtedness of the corporation and may fix all of the terms thereof, including, without limitation, the convertibility thereof into shares of stock of the corporation of any class, or any series of the same class.

ARTICLE VIII

Section 1.  The number of members of the Board of Directors of the corporation shall be fixed from time to time solely by the action of the Board of Directors.  The Board of Directors of the corporation shall be divided into three classes, with each class to be as nearly equal in number as possible. At the first annual meeting of the shareholders of the corporation, all members of the Board of Directors shall be elected with the terms of office of directors comprising the first class to expire at the first annual meeting of the shareholders of the corporation after their election, the terms of office of directors comprising the second class to expire at the second annual meeting of the shareholders of the corporation after their election and the terms of office of directors comprising the third class to expire at the third annual meeting of the shareholders of the corporation after their election, and as their terms of office expire, the directors of each class will be elected to hold office until the third succeeding annual meeting of the shareholders of the corporation after their election.

~~ARTICLE IX~~

~~The shareholder vote or action required to: (i) approve any merger or consolidation of the corporation with or into any other corporation, and the sale, lease, exchange or other disposition of all, or substantially all, of the assets of the corporation to or with any other corporation, person or entity, with respect to which the approval of the corporation’s shareholders is required by the provisions of the Georgia Business Corporation Code; (ii) fix, from time to time, the number of members of the Board of Directors of the corporation; (iii) remove a member of the Board of Directors of the corporation; (iv) call~~

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~~a special meeting of the shareholders of the corporation; and (v) alter, delete or rescind any provisions of the corporation’s Articles of Incorporation, shall be 80% of the total issued and outstanding shares of the corporation’s common stock of the par value of $.10 per share.~~

~~Section 2.  Directors of the corporation may be removed from office only for cause by the affirmative vote of at least 66 2/3% of the total issued and outstanding shares of the corporation’s common stock, except that if a Director is elected by a different voting group of shareholders (i) only the shareholders of such voting group may participate in the vote to remove such Director and (ii) the requisite vote shall be as set forth in the articles of amendment setting forth the preferences, limitations and relative rights of the relevant class or series of preferred stock.~~

~~ARTICLE X~~

~~The initial registered office of the corporation shall be 1000 Fifth Avenue, Columbus, Georgia 31901, and the initial registered agent of the corporation at said address shall be Kenneth E. Evans~~.

ARTICLE IX
~~ARTICLE XI~~

~~The initial Board of Directors of the corporation shall consist of fifteen members, whose names and addresses are as follows~~:

~~Name~~	~~Address~~

~~Richard H. Bickerstaff~~	~~6345 Mountainview Drive Columbus, Georgia 31904~~
~~James H. Blanchard~~	~~6200 Mountainview Drive Columbus, Georgia 31904~~
~~Lovick P. Corn~~	~~2500 Fairway Avenue Columbus, Georgia 31906~~
~~C.W. Curry~~	~~2814 Techwood Drive Columbus, Georgia 31906~~
~~Gardiner W. Garrard, Jr.~~	~~6551 Green Island Drive Columbus, Georgia 31904~~
~~John P. Illges, III~~	~~6301 Waterford Road Columbus, Georgia 31904~~
~~G. Gunby Jordan~~	~~666 Barschall Drive Columbus, Georgia 31904~~
~~William M. McVay~~	~~3359 Windemere Street Columbus, Georgia 31904~~
~~H. Lynn Page~~	~~421 Westmoreland Road Columbus, Georgia 31904~~
~~Edwin W. Rothschild~~	~~2422 Craigston Drive Columbus, Georgia 31906~~
~~Philip W. Tomlinson~~	~~6044 Seaton Drive Columbus, Georgia 31904~~
~~William B. Turner~~	~~3132 Hilton Avenue Columbus, Georgia 31906~~
~~Richard W. Ussery~~	~~6160 Seaton Drive Columbus, Georgia 31905~~
~~George C. Woodruff, Jr.~~	~~6201 Waterford Road Columbus, Georgia 31904~~
~~James D. Yancey~~	~~612 Ascot Way Columbus, Georgia 31904~~

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 A special meeting of the shareholders of the corporation may be called only (i) by the Board of Directors or (ii) upon the action of a majority of the total number of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

~~ARTICLE XII~~

~~The name and address of the incorporator of the corporation is J. Quentin Davidson, Jr., 828 Broadway, Columbus, Georgia 31901~~.

~~Any action required by law or permitted to be taken at any shareholders’ meeting may be taken without a meeting if, and only if, written consent, setting forth the action so taken, shall be signed by all of the shareholders of record of common stock of the corporation entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders and shall be filed with the Secretary and recorded in the Minute Book of the corporation~~.

~~(a) The Board of Directors of the corporation may, if it deems it advisable, oppose a tender or other offer for the corporation’s securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider all or any of the following~~:

~~(i) whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation~~;

~~(ii) whether a more favorable price could be obtained for the corporation’s securities in the future~~;

~~(iii) the impact which an acquisition of the corporation would have on the employees and customers of the corporation and its subsidiaries and the communities which they serve~~;

~~(iv) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees and customers of the corporation and its subsidiaries and the future value of the corporation’s stock~~;

~~(v) the value of the securities, if any, that the offeror is offering in exchange for the corporation’s securities, based on an analysis of the worth of the corporation as compared to the offeror or any other entity whose securities are being offered; and~~

~~(vi) any antitrust or other legal or regulatory issues that are raised by the offer~~.

ARTICLE X

Section 1.  Alternative Stakeholders. In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees thereof and individual directors, in addition to considering the effects of any action on the corporation and its shareholders, may consider the interests of employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

Section 2.  ~~(b)~~ Appropriate Actions.  If the Board of Directors determines that ~~an offer~~ any proposed business combination should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the corporation’s securities; (v) selling or otherwise issuing authorized but unissued securities of the corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual or entity.

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ARTICLE XI

~~ARTICLE XIII~~

No director shall ~~be~~have personal~~ly~~ liab
i
leity to the corporation or its shareholders for monetary damages for any ~~breach of duty of care or other duty. Notwithstanding the foregoing, a director shall be liable~~action taken, or any failure to take any action, as a director, except liability, to the extent provided by applicable law: (i) for ~~the~~any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) for acts or omissions ~~not in good faith or~~ which involve intentional misconduct or a knowing violation of law; (iii) for ~~any action~~ the types of liability for which the director ~~could be~~ is found liable pursuant to Section 14-2-~~154~~832 of the ~~Official Code of~~ Georgia ~~Annotated~~ Business Corporation Code, or any amendment thereto or successor provision thereto; or (iv) for any transaction from which the director ~~derived~~received an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to July 1, 1987. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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APPENDIX B-1

As Amended and Restated
Effective [          ], 2007

AMENDED AND RESTATED BYLAWS
OF
TOTAL SYSTEM SERVICES, INC.

ARTICLE I. OFFICES

Section 1.  Principal Office.  The principal office for the transaction of the business of the corporation shall be located in Muscogee County, Georgia, at such place within said County as may be fixed from time to time by the Board of Directors.

Section 2.  Other Offices.  Branch offices and places of business may be established at any time by the Board of Directors at any place or places, whether within or without the State of Georgia.

ARTICLE II. SHAREHOLDERS’ MEETINGS

Section 1.  Meetings, Where Held.  Any meeting of the shareholders of the corporation, whether an annual meeting or a special meeting, may be held either at the principal office of the corporation or at any place in the United States within or without the State of Georgia.

Section 2.  Annual Meeting.  The annual meeting of the shareholders of the corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as is determined by the Board of Directors of the corporation each year. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman at all annual meetings. The chairman of each annual meeting shall announce the date and time for the opening and closing of the polls for each matter to be voted on by the corporation’s shareholders.

Section 3.  Special Meetings.  A special meeting of the shareholders of the corporation, for any purpose or purposes whatsoever, may be called at any time by (i) the Board of Directors or (ii) one or more shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation. Such a call for a special meeting must state the purpose of the meeting. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman of all special meetings. The chairman of each special meeting shall announce the date and time for the opening and closing of the polls for each matter to be voted on by the corporation’s shareholders. This section, as it relates to the call of a special meeting of the shareholders of the corporation by one or more shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 4.  Nature of Business at Meetings of Shareholders.  No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice by such shareholder as required by this Section 4 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 4.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however,

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that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed by the corporation or public disclosure of the date of the annual meeting was made by the corporation, whichever first occurs; and, provided further, that with respect to the corporation’s 2008 annual meeting of shareholders, unless the immediately preceding proviso shall apply, notice by the shareholder in order to be timely must be so received no earlier than December 24, 2007 and not later than the close of business on the 10th day following the day on which public disclosure was made announcing that the distribution of the corporation’s shares owned by Synovus Financial Corp. (“Synovus”) to the shareholders of Synovus has been completed.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

In addition, notwithstanding anything in this Section 4 to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual or special meeting of shareholders must comply with Section 5 of this Article II for such nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

No business shall be conducted at a special meeting of shareholders except for such business as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

Section 5.  Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, subject to the rights of holders of any class or series of preferred stock to nominate and elect directors under certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice by such shareholder as required by this Section 5 and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 5.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which

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notice of the date of the annual meeting was mailed by the corporation or public disclosure of the date of the annual meeting was made by the corporation, whichever first occurs; and, provided further, that with respect to the corporation’s 2008 annual meeting of shareholders, unless the immediately preceding proviso shall apply, notice by the shareholder in order to be timely must be so received no earlier than December 24, 2007 and not later than the close of business on the 10th day following the day on which public disclosure was made announcing that the distribution of the corporation’s shares owned by Synovus to the shareholders of Synovus has been completed; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by the person, if any, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 5. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 6.  Notice of Meetings.  Unless waived in accordance with Section 7, notice of each annual meeting and of each special meeting of the shareholders of the corporation shall be given to each shareholder of record entitled to vote at the meeting not less than ten (10) days nor more than sixty (60) days prior to said meeting. Such notice shall specify the place, date and hour of the meeting and, in the case of a special meeting, it shall also specify the purpose or purposes for which the meeting is called.

Section 7.  Waiver of Notice.  Notice of any annual or special meeting of the shareholders of the corporation may be waived by any shareholder, either before or after the meeting; and the attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at such meeting.

Section 8.  Quorum, Voting and Proxy.  Shareholders representing a majority of the issued and outstanding shares of common stock of the corporation shall constitute a quorum at a shareholders’ meeting. Each shareholder shall be entitled to one vote for each share of common stock owned. Any shareholder may be represented and vote at any shareholders’ meeting by proxy, which such shareholder has duly executed in writing or by any other method permitted by the Georgia Business Corporation

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Code; provided, however, that no proxy shall be valid for more than 11 months after the date thereof unless otherwise specified in such proxy.

Section 9.  Inspector of Elections.  The corporation may appoint one or more inspectors to act at any meeting of the corporation’s shareholders and to make a written report of the inspector’s determinations with respect thereto. Any such inspectors shall (i) ascertain the number of shares outstanding and the voting power thereof, (ii) determine the shares represented at a meeting, (iii) determine the validity of the proxies and ballots, (iv) count all votes with respect to matters presented to the corporation’s shareholders, and (v) determine the result of any matter presented to the corporation’s shareholders. Any such inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. An inspector may be an officer or employee of the corporation.

ARTICLE III. DIRECTORS

Section 1.  Number.  The Board of Directors of the corporation shall consist of not less than 8 nor more than 60 Directors. The number of Directors may vary between said minimum and maximum, and within said limits, the shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation may, from time to time, by resolution fix the number of Directors to comprise said Board. This section, as it relates to from time to time, fixing the number of Directors of the corporation by the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 2.  Election and Tenure.  The Board of Directors of the corporation shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal as possible. At the first annual meeting of the shareholders of the corporation, all members of the Board of Directors shall be elected with the terms of office of Directors comprising the first class to expire at the first annual meeting of the shareholders of the corporation after their election, the terms of office of Directors comprising the second class to expire at the second annual meeting of the shareholders of the corporation after their election and the terms of office of Directors comprising the third class to expire at the third annual meeting of the shareholders of the corporation after their election, and as their terms of office expires, the Directors of each class will be elected to hold office until the third succeeding annual meeting of the shareholders of the corporation after their election. In such elections, the nominees receiving a plurality of votes shall be elected. This section, as it relates to the division of the Board of Directors into three classes serving staggered three-year terms, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 3.  Powers.  The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges and franchises of the corporation as they may deem expedient for the interests of the corporation, subject to the terms of the Articles of Incorporation and these bylaws.

Section 4.  Meetings.  The annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the shareholders of the corporation, on the same date and at the same place as said annual meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Lead Director, or by any two or more Directors.

Section 5.  Notice and Waiver; Quorum.  Notice of any special meeting of the Board of Directors shall be given to each Director personally or by mail, telegram, facsimile, overnight courier, telephone or e-mail, or by any other means customary for expedited business communications, at least 24 hours prior to the meeting, Such notice may be waived, either before or after the meeting; and the attendance of a Director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a Director states, at the beginning of the meeting, any such objection or

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objections to the holding of the meeting or the transaction of business at such meeting. A majority of the Board of Directors then in office shall constitute a quorum at any Directors’ meeting.

Section 6.  No Meeting Necessary, When.  Any action required by law or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors or committee members. Such consent shall have the same force and affect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

Section 7.  Telephone Conference Meetings.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 8.  Voting.  At all meetings of the Board of Directors each Director shall have one vote and, except as otherwise provided herein or provided by law, all questions shall be determined by a majority vote of the Directors present at any meeting at which a quorum is present.

Section 9.  Removal.  Any one or more Directors or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation at any shareholders’ meeting with respect to which notice of such purpose has been given. This section, as it relates to the removal of Directors of the corporation by the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 10.  Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the shareholders, by the Board of Directors, or, if the Directors remaining in office constitute less than a quorum, a majority of the remaining Directors or the sole remaining Director, as the case may be. Any Director elected or appointed to fill a vacancy shall serve the unexpired term of his or her predecessor; provided that any director filling a vacancy by reason of an increase in the number of directors, where such vacancy is filled by the Directors, shall serve until the next annual meeting of shareholders and until the election and qualification of his or her successor.

Section 11.  Dividends.  The Board of Directors may not make a distribution to the shareholders if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution. The effect of the distribution shall be determined as set forth in Section 14-2-640 of the Georgia Business Corporation Code.

Section 12.  Committees.  In the discretion of the Board of Directors, the Board from time to time may elect or appoint, from its own members, one or more committees as the Board may see fit to establish. Each such committee shall consist of two or more Directors, and each shall possess such powers and be charged with such responsibilities, subject to the limitations imposed by applicable law, as the Board by resolution may from time to time prescribe.

Section 13.  Officers and Salaries.  The Board of Directors shall elect all officers of the corporation and the Board of Directors, or a duly authorized committee of the Board of Directors, shall fix their compensation, except that the Board shall not have the responsibility to approve salaries for officers who are not executive officers.

Section 14.  Compensation of Directors.  Directors as such shall be entitled to receive compensation for their service as Directors and such fees and expenses, if any, for attendance at each regular or special meeting of the Board and any adjournments thereof, as may be fixed from time to time by resolution of the Board, and such fees and expenses shall be payable even though an adjournment be had because of the absence of a quorum; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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Members of either standing or special committees may be allowed such compensation as may be provided from time to time by resolution of the Board for serving upon and attending meetings of such committees.

Section 15.  Emeritus Directors.  When a member of the Board of Directors of the corporation attains seventy two (72) years of age, such director shall automatically, at his option, either (i) retire from the Board of Directors of the corporation; or (ii) be appointed as a member of the Emeritus Board of Directors of the corporation. Members of the Emeritus Board of Directors of the corporation shall be appointed annually by the Chairman of the Board of Directors of the corporation at the annual meeting of the Board of Directors of the corporation, or from time to time thereafter. Each member of the Emeritus Board of Directors of the corporation, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors of the corporation. Any individual appointed as a member of the Emeritus Board of Directors of the corporation may, but shall not be required to, attend meetings of the Board of Directors of the corporation and may participate in any discussions thereat, but such individual may not vote at any meeting of the Board of Directors of the corporation or be counted in determining a quorum at any meeting of the Board of Directors of the corporation, as provided in Section 5 of Article III of the bylaws of the corporation. It shall be the duty of the members of the Emeritus Board of Directors of the corporation to serve as goodwill ambassadors of the corporation, but such individuals shall not have any responsibility or be subject to any liability imposed upon a member of the Board of Directors of the corporation or in any manner otherwise be deemed to be a member of the Board of Directors of the corporation. Each member of the Emeritus Board of Directors shall treat information regarding the corporation shared with the Emeritus Board of Directors as strictly confidential and will not disclose such information to any third-party without the corporation’s consent. Each member of the Emeritus Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the corporation and shall remain eligible to participate in any Director Stock Purchase Plan maintained by, or participated in, from time to time by the corporation according to the terms and conditions thereof.

Section 16.  Advisory Directors.  The Board of Directors of the corporation may at its annual meeting, or from time to time thereafter, appoint any individual to serve as a member of an Advisory Board of Directors of the corporation. Any individual appointed to serve as a member of an Advisory Board of Directors of the corporation shall be entitled to attend all meetings of the Board of Directors and may participate in any discussion thereat, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum for such meeting. It shall be the duty of members of the Advisory Board of Directors of the corporation to advise and provide general policy advice to the Board of Directors of the corporation at such times and places and in such groups and committees as may be determined from time to time by the Board of Directors, but such individuals shall not have any responsibility or be subject to any liability imposed upon a director or in any manner otherwise be deemed a director. Each member of the Advisory Board of Directors shall treat information regarding the corporation shared with the Advisory Board of Directors as strictly confidential and will not disclose such information to any third-party without the corporation’s consent. Each member of the Advisory Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the corporation. Each member of the Advisory Board of Directors except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors and thereafter until his successor shall have been appointed.

ARTICLE IV. OFFICERS

Section 1.  Selection.  The Board of Directors at each annual meeting shall elect or appoint a Chief Executive Officer, a President, a Secretary and a Treasurer, each to serve for the ensuing year and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board, a Chief Operating Officer, one or more Vice Chairmen of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors, in its discretion, shall determine are desirable for the management of the business and affairs of the corporation. When more than one Vice

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President is elected, they may, in the discretion of the Board, be designated Senior Executive Vice President, Executive Vice President, or otherwise, and any person may hold two or more offices, except that neither the Chief Executive Officer nor the President shall also serve as the Secretary.

Section 2.  Removal, Vacancies.  Any officers of the corporation may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

Section 3.  Chief Executive Officer.  The Chief Executive Officer shall, under the direction of the Board of Directors, have responsibility for the general direction of the corporation’s business, policies and affairs. The Chief Executive Officer shall have such other authority and perform such other duties as usually appertain to the chief executive office in business corporations or as are provided by the Board of Directors.

Section 4.  President.  The President shall, under the direction of the Chief Executive Officer, have direct superintendence of the corporation’s business, policies, properties and affairs. The President shall have such further powers and duties as from time to time may be conferred upon or assigned to such officer by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5.  Vice President.  The Senior Executive Vice Presidents, if any, the Executive Vice Presidents, if any, and Vice Presidents, if any, shall have such powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. A Senior Executive Vice President or an Executive Vice President or other officer may be responsible for the assignment of duties to subordinate Vice Presidents.

Section 6.  Secretary.  It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and Board of Directors; to keep the stock records of the corporation; to notify the shareholders and Directors of meetings as provided by these bylaws: and to perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

Section 7.  Treasurer.  The Treasurer shall keep, or cause to be kept, the financial books and records of the corporation, and shall faithfully account for its funds. He shall make such reports as may be necessary to keep the Board of Directors, the Chairman of the Board, the Chief Executive Officer, and the President fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, Chairman of the Board, the President or the Treasurer.

ARTICLE V. CONTRACTS, ETC.

Section 1.  Contracts, Deeds and Loans.  All contracts, deeds, mortgages, pledges, promissory notes, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the Chief Executive Officer, Chairman of the Board, the President, any Executive Vice President, any Group Executives who report directly to such Executive Vice Presidents, or by such other officers or agents as the Board of Directors may designate from time to time. Any such instrument required to be given under the seal of the corporation may be attested by the Secretary or Assistant Secretary of the corporation.

Section 2.  Proxies.  The Chief Executive Officer, Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the corporation shall have full power and authority, on behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bond holders or other security holders of any corporation, trust or association in which the corporation may hold securities, and at and in connection with any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the

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corporation might have possessed and exercised if present, including the power to execute proxies and written waivers and consents in relation thereto. In the case of conflicting representation at any such meeting, the corporation shall be represented by its highest ranking officer, in the order first above stated. Notwithstanding the foregoing, the Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

Section 3.  Inspection of Records.  The record of shareholders, accounting records and written proceedings of the shareholders, the Board of Directors and committees of the Board of Directors shall be open for inspection and copying during regular business hours at a reasonable location specified by the corporation solely by shareholders owning not less than two percent (2%) of the outstanding shares of the corporation upon at least five (5) days written notice of demand to inspect and copy such records. The right of inspection by a shareholder may be granted only if the demand is made in good faith and for a proper purpose that is reasonably relevant to a legitimate interest as a shareholder, describes with reasonable particularity the purpose for such demand and the records desired for inspection, the records are directly connected with such purpose and are to be used only for the stated purpose.

ARTICLE VI. CHECKS AND DRAFTS

Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate.

ARTICLE VII. STOCK

Section 1.  Certificates of Stock.  Shares of capital stock of the corporation shall be issued in certificate or book-entry form. Certificates shall be numbered consecutively and entered into the stock book of the corporation as they are issued. Each certificate shall state on its face the fact that the corporation is a Georgia corporation, the name of the person to whom the shares are issued, the number and class of shares (and series, if any) represented by the certificate and their par value, or a statement that they are without par value. In addition, when and if more than one class of shares shall be outstanding, all share certificates of whatever class shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued by the corporation.

Section 2.  Signature; Transfer Agent; Registrar.  Share certificates shall be signed by the President or any Vice President and by the Secretary or an Assistant Secretary of the corporation, and shall bear the seal of the corporation or a facsimile thereof. The Board of Directors may from time to time appoint transfer agents and registrars for the shares of capital stock of the corporation or any class thereof, and when any share certificate is countersigned by a transfer agent or registered by a registrar, the signature of any officer of the corporation appearing thereon may be a facsimile signature. In case any officer who signed, or whose facsimile signature was placed upon, any such certificate shall have died or ceased to be such officer before such certificate is issued, it may nevertheless be issued with the same effect as if he continued to be such officer on the date of issue.

Section 3.  Stock Book.  The corporation shall keep at its principal office, or at the office of its transfer agent, wherever located, with a copy at the principal office of the corporation, a book, to be known as the stock book of the corporation, containing in alphabetical order name of each shareholder of record, together with his address, the number of shares of each kind, class or series of stock held by him and his social security number. The stock book shall be maintained in current condition. The stock book, including the share register, or the duplicate copy thereof maintained at the principal office of the corporation, shall be available for inspection and copying by any shareholder at any meeting of the shareholders upon request, or, for a bona fide purpose which is in the best interest of the business of the corporation, at other times upon the written request of any shareholder or holder of a voting trust certificate. The stock book may be inspected and copied either by a shareholder or a holder of a voting trust certificate in person, or by their duly authorized attorney or agent. The information contained in the stock book and share register may be stored on punch cards, magnetic tape, or any other approved information storage devices related to electronic data processing equipment, provided that any such method, device, or system employed shall first be approved by the Board of Directors, and provided

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further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by shareholders or for any other proper corporate purpose.

Section 4.  Transfer of Stock; Registration of Transfer.  The stock of the corporation shall be transferred only by surrender of the certificate or compliance with the applicable procedures for stock held in book-entry form and, in each case, transfer upon the stock book of the corporation. Upon surrender to the corporation, or to any transfer agent or registrar for the class of shares represented by the certificate surrendered, of a certificate properly endorsed for transfer, accompanied by such assurances as the corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfers and the collection of taxes, it shall be the duty of the corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate and record the transactions upon the stock book of the corporation.

Section 5.  Registered Shareholders.  Except as otherwise required by law, the corporation shall be entitled to treat the person registered on its stock book as the owner of the shares of the capital stock of the corporation as the person exclusively entitled to receive notification, dividends or other distributions, to vote and to otherwise exercise all the rights and powers of ownership and shall not be bound to recognize any adverse claim.

Section 6.  Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix in advance, a record date. Such date shall not be more than seventy (70) nor less than ten (10) days before the date of any such meeting nor more than seventy (70) days prior to any other action. In each case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise be recognized as shareholders for any other related propose, notwithstanding any registration of a transfer of shares on the stock book of the corporation after any such record date so fixed.

Section 7.  Lost Certificates.  When a person to whom a certificate of stock has been issued alleges it to have been lost, destroyed or wrongfully taken, and if the corporation, transfer agent or registrar is not on notice that such certificate has been acquired by a bona fide purchaser, a new certificate may be issued upon such owner’s compliance with all of the following conditions, to — wit: (a) He shall file with the Secretary of the corporation, and the transfer agent or the registrar, his request for the issuance of a new certificate, with an affidavit setting for the time, place and circumstances of the loss: (b) He shall also file with the Secretary, and the transfer agent or the registrar, a bond with good and sufficient security acceptable to the corporation and the transfer agent or the registrar, or other agreement of indemnity, acceptable to the corporation and the transfer agent or the registrar, conditioned to indemnify and save harmless the corporation and the transfer agent or the registrar from any and all damage, liability and expense of every nature whatsoever resulting from the corporation’s or the transfer agent’s or the registrar’s issuing a new certificate in place of the one alleged to have been lost; and (c) He shall comply with such other reasonable requirements as the Board of Directors, the Chief Executive Officer or the President of the corporation, and the transfer agent or the registrar shall deem appropriate under the circumstances.

Section 8.  Replacement of Mutilated Certificates.  A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary and the transfer agent or the registrar to duly identify the defaced or mutilated certificate and to protect the corporation and the transfer agent or the registrar against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with the conditions set forth in Section 7 of this Article VII.

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ARTICLE VIII. INDEMNIFICATION AND REIMBURSEMENT

Section 1.  Indemnification.  Subject to any express limitations imposed by applicable law, every person now or hereafter serving as a director, officer, employee or agent of the corporation and all former directors and officers, employees or agents shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Georgia Business Corporation Code, including from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys’ fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the corporation; (b) because he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or an accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

Section 2.  Advancement.  Reasonable expenses incurred in any proceeding shall be paid by the corporation in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

Section 3.  Miscellaneous.  The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law. The provisions of this Article VIII shall cover proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification or advancement of expenses under the provisions of this Article VIII, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. If any part of this Article VIII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

Section 4.  Intent.  It is the intent of the corporation to indemnify persons covered by Section I of this Article VIII to the full extent permitted by the Georgia Business Corporation Code, as amended from time to time. To the extent that the Georgia Business Corporation Code is hereafter amended to permit a Georgia business corporation to provide to such persons greater rights to indemnification than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification, in each case consistent with the Georgia Business Corporation Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

ARTICLE IX. MERGERS CONSOLIDATIONS AND OTHER DISPOSITIONS OF ASSETS

The affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation shall be required to approve any merger or consolidation of the corporation with or into any corporation, and the sale, lease, exchange or other

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disposition of all, or substantially all, of the assets of the corporation to or with any other corporation, person or entity, with respect to which the approval of the corporation’s shareholders is required by the provisions of the corporate laws of the State of Georgia. This Article shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation.

ARTICLE X CRITERIA FOR CONSIDERATION OF ACTIONS BY THE BOARD

Section 1.  Alternative Stakeholders.  In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees thereof and individual directors, in addition to considering the effects of any action on the corporation and its shareholders, may consider the interests of employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

Section 2.  Appropriate Actions.  If the Board of Directors determines that any proposed business combination should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the corporation’s securities; (v) selling or otherwise issuing authorized but unissued securities of the corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual or entity.

ARTICLE XI. AMENDMENT

Except as otherwise specifically provided herein, the bylaws of the corporation may be altered, amended or added to by a majority of the total number of votes of each voting group entitled to vote thereon at a meeting of shareholders where such business is properly brought before the meeting in accordance with the bylaws or, subject to such limitations as the shareholders may from time to time prescribe, by a majority vote of all the Directors then holding office at any meeting of the Board of Directors.

ARTICLE XII. BUSINESS COMBINATIONS

All of the requirements of Article 11, Part 3, of the Georgia Business Corporation Code, included in Sections 14-2-1131 through 1133 (and any successor provisions thereto), shall be applicable to the corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

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APPENDIX B-2

As Amended and Restated
Effective [          ], 2007

AMENDED AND RESTATED BYLAWS
OF
TOTAL SYSTEM SERVICES, INC.

ARTICLE I. ~~Article I.~~

OFFICES

Section 1.  Principal Office.  The principal office for the transaction of the business of the corporation shall be located in Muscogee County, Georgia, at such place within said County as may be fixed from time to time by the Board of Directors.

Section 2.  Other Offices.  Branch offices and places of business may be established at any time by the Board of Directors at any place or places ~~where the corporation is qualified to do business~~, whether within or without the State of Georgia.

ARTICLE II. ~~Article II.~~

SHAREHOLDERS’ MEETINGS

Section 1.  Meetings, Where Held.  Any meeting of the shareholders of the corporation, whether an annual meeting or a special meeting, may be held either at the principal office of the corporation or at any place in the United States within or without the State of Georgia.

Section 2.  Annual Meeting.  The annual meeting of the shareholders of the corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as is determined by the Board of Directors of the corporation each year. ~~Provided, however, that if the Board of Directors shall fail to set a date for the annual meeting of shareholders in any year, that the annual meeting of the shareholders of the corporation shall be held on the second Monday in April of each year; provided, that if said day shall fall upon a legal holiday, then such annual meeting shall be held on the next day thereafter ensuing which is not a legal holiday.~~ Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman at all annual meetings. ~~In addition to any other applicable requirements, for business to properly come before the meeting, notice of any nominations of persons for election to the Board of Directors or of any other business to be brought before an annual meeting of shareholders by a shareholder must be provided in writing to the Secretary of the corporation not later than the close of business on the 45th day nor earlier than the close of business on the 90th day prior to the date of the proxy statement released to shareholders in connection with the previous year’s annual meeting and such business must constitute a proper subject to be brought before such meeting. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement in connection with such annual meeting as a nominee and to serving as a director if elected), and evidence reasonably satisfactory to the corporation that such nominee has no interests that would limit such nominee’s ability to fulfill his or her duties of office; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the corporation that are owned beneficially and held of record by such shareholder and such beneficial owner. In addition, if the shareholder intends to solicit proxies from the shareholders of the corporation, such shareholder’s notice shall notify the corporation of this intent. If a shareholder~~

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~~fails to notify the corporation of his or her intent to solicit proxies and does in fact solicit proxies, the chairman shall have the authority, in his or her discretion, to strike the proposal or nomination by the shareholder. The chairman of each annual meeting shall announce the date and time for the opening and closing of the polls for each matter to be voted on by the corporation’s shareholders.~~

~~Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2. The chairman shall, if the facts warrant, determine and declare to the meeting that business has not been properly brought before the meeting in accordance with the provisions of this Section 2, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.~~

Section 3.  Special Meetings.  A special meeting of the shareholders of the corporation, for any purpose or purposes whatsoever, may be called at any time by ~~the Chairman of the Board, the Chief Executive Officer, a majority of~~(i) the Board of Directors~~,~~ or (ii) one or more shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation. Such a call for a special meeting must state the purpose of the meeting. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman of all special meetings. The chairman of each special meeting shall announce the date and time for the opening and closing of the polls for each matter to be voted on by the corporation’s shareholders. This section, as it relates to the call of a special meeting of the shareholders of the corporation by one or more shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 4.  Nature of Business at Meetings of Shareholders.  No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice by such shareholder as required by this Section 4 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 4.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed by the corporation or public disclosure of the date of the annual meeting was made by the corporation, whichever first occurs; and, provided further, that with respect to the corporation’s 2008 annual meeting of shareholders, unless the immediately preceding proviso shall apply, notice by the shareholder in order to be timely must be so received no earlier than December 24, 2007 and not later than the close of business on the 10th day following the day on which public disclosure was made announcing that the distribution of the corporation’s shares owned by Synovus Financial Corp. (“Synovus”) to the shareholders of Synovus has been completed.

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To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

In addition, notwithstanding anything in this Section 4 to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual or special meeting of shareholders must comply with Section 5 of this Article II for such nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

No business shall be conducted at a special meeting of shareholders except for such business as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

Section 5.  Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, subject to the rights of holders of any class or series of preferred stock to nominate and elect directors under certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice by such shareholder as required by this Section 5 and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 5.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed by the corporation or public disclosure of the date of the annual meeting was made by the corporation, whichever first occurs; and, provided further, that with respect to the corporation’s 2008 annual meeting of shareholders, unless the immediately preceding proviso shall apply, notice by the shareholder in order to be timely must be so

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received no earlier than December 24, 2007 and not later than the close of business on the 10th day following the day on which public disclosure was made announcing that the distribution of the corporation’s shares owned by Synovus to the shareholders of Synovus has been completed; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by the person, if any, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 5. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 6.  ~~Section 4.~~  Notice of Meetings.  Unless waived~~,~~ in accordance with Section 7, notice of each annual meeting and of each special meeting of the shareholders of the corporation shall be given to each shareholder of record entitled to vote, at the meeting not less than ten (10) days nor more than ~~seventy~~ sixty (~~70~~60) days prior to said meeting. Such notice shall specify the place, da~~y~~te and hour of the meeting; and, in the case of a special meeting, it shall also specify the purpose or purposes for which the meeting is called.

Section 7.  ~~Section 5.~~  Waiver of Notice.  Notice of any annual or special meeting of the shareholders of the corporation may be waived by any shareholder, either before or after the meeting; and the attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, ~~except when a~~unless the shareholder ~~attends solely for the purpose of stating~~, at the beginning of the meeting, ~~an objection or objections to~~objects to the holding of the meeting or the transaction of business at such meeting.

Section 8.~~Section 6.~~   Quorum, Voting and Proxy.  Shareholders representing a majority of the issued and outstanding shares of common stock of the corporation shall constitute a quorum at a shareholders’ meeting. Each shareholder shall be entitled to one vote for each share of common stock owned. Any shareholder may be represented and vote at any shareholders’ meeting by proxy, which such

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shareholder has duly executed in writing or by any other method permitted by the ~~Official Code of Georgia Annotated, filed with the Secretary of the corporation on or before the date of such meeting~~Georgia Business Corporation Code; provided, however, that no proxy shall be valid for more than 11 months after the date thereof unless otherwise specified in such proxy.

~~Section 7.  No Meeting Necessary When.  Any action required by law or permitted to be taken at any shareholders’ meeting may be taken without a meeting if, and only if, written consent, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders and shall be filed with the Secretary and recorded in the Minute Book of the corporation.~~

Section 9.  Inspector of Elections.  The corporation may appoint one or more inspectors to act at any meeting of the corporation’s shareholders and to make a written report of the inspector’s determinations with respect thereto. Any such inspectors shall (i) ascertain the number of shares outstanding and the voting power thereof, (ii) determine the shares represented at a meeting, (iii) determine the validity of the proxies and ballots, (iv) count all votes with respect to matters presented to the corporation’s shareholders, and (v) determine the result of any matter presented to the corporation’s shareholders. Any such inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. An inspector may be an officer or employee of the corporation.

ARTICLE III. ~~Article III.~~

DIRECTORS

Section 1.  Number.  The Board of Directors of the corporation shall consist of not less than 8 nor more than 60 Directors. The number of Directors may vary between said minimum and maximum, and within said limits, the shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation may, from time to time, by resolution fix the number of Directors to comprise said Board. This section, as it relates to from time to time, fixing the number of Directors of the corporation by the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 2.  Election and Tenure.  The Board of Directors of the corporation shall be divided into three classes serving staggered~~3~~three-year terms, with each class to be as nearly equal ~~in number~~ as possible. At the first annual meeting of the shareholders of the corporation, all members of the Board of Directors shall be elected with the terms of office of Directors comprising the first class to expire at the first annual meeting of the shareholders of the corporation after their election, the terms of office of Directors comprising the second class to expire at the second annual meeting of the shareholders of the corporation after their election and the terms of office of Directors comprising the third class to expire at the third annual meeting of the shareholders of the corporation after their election, and as their terms of office expires, the Directors of each class will be elected to hold office until the third succeeding annual meeting of the shareholders of the corporation after their election. In such elections, the nominees receiving a plurality of votes shall be elected. This section, as it relates to the division of the Board of Directors into three classes serving staggered ~~3-~~three-year terms, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 3.  Powers.  The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges and franchises of the corporation as they may deem expedient for the interests of the corporation, subject to the terms of the Articles of Incorporation~~, bylaws, and such policies and directions as may be prescribed from time to time by the shareholders of the corporation~~ and these bylaws.

Section 4.  Meetings.  The annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the shareholders of the corporation, on the same date and at

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the same place as said annual meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Lead Director, or by any two or more Directors.

Section 5.  Notice and Waiver; Quorum.  Notice of any special meeting of the Board of Directors shall be given to each Director personally or by mail, telegram, ~~cablegram or~~facsimile, overnight courier, telephone or e-mail, or by any other means customary for expedited business communications, at least~~one day~~24 hours prior to the meeting. Such notice may be waived, either before or after the meeting; and the attendance of a Director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a Director states, at the beginning of the meeting, any such objection or objections to the holding of the meeting or the transaction of business~~.~~at such meeting. A majority of the Board of Directors then in office shall constitute a quorum at any Directors’ meeting.

Section 6.  No Meeting Necessary, When.  Any action required by law or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors or committee members. Such consent shall have the same force and affect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

Section 7.  Telephone Conference Meetings.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in persons at such meeting.

Section 8.  Voting.  At all meetings of the Board of Directors each Director shall have one vote and, except as otherwise provided herein or provided by law, all questions shall be determined by a majority vote of the Directors present at any meeting at which a quorum is present.

Section 9.  Removal.  Any one or more Directors or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation at any shareholders’ meeting with respect to which notice of such purpose has been given. This section, as it relates to the removal of Directors of the corporation by the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.

Section 10.~~Vacancies~~  Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the shareholders, by the Board of Directors, or, if the Directors remaining in office constitute less than a quorum, a majority of the remaining Directors or the sole remaining Director, as the case may be. Any Director elected or appointed to fill a vacancy shall serve the unexpired term of his or her predecessor; provided that any director filling a vacancy by reason of an increase in the number of directors, where such vacancy is filled by the Directors, shall serve until the next annual meeting of shareholders and until the election and qualification of his or her successor. ~~Any vacancy occurring in the Board of Directors caused by an increase in the number of Directors may be filled by the shareholders of the corporation for a full classified 3-year term, or such vacancy may be filled by the Board of Directors until the next annual meeting of the shareholders. Any vacancy occurring in the Board of Directors caused by the removal of a Director shall be filled by the shareholders, or if authorized by the shareholders, by the Board of Directors, for the unexpired term of the Director so removed. Any vacancy occurring in the Board of Directors caused by a reason other than an increase in the number of Directors or removal of a Director may be filled by the Board of Directors, or the shareholders, for the unexpired term of the Director whose position is vacated. Vacancies in the Board of Directors filled by the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum, or the sole remaining Director, as the case may be.~~

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Section 11.  Dividends.  The Board of Directors may not make a distribution to the shareholders if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution. The effect of the distribution shall be determined as set forth in Section 14-2-640 of the Georgia Business Corporation Code.

Section 12.  Committees.  In the discretion of the Board of Directors, ~~said~~the Board from time to time may elect or appoint, from its own members, one or more committees as~~said~~the Board may see fit to establish. Each such committee shall consist of two or more Directors, and each shall possess such powers and be charged with such responsibilities, subject to the limitations imposed by applicable law, as the Board by resolution may from time to time prescribe.

Section 13.  Officers and Salaries.  The Board of Directors shall elect all officers of the corporation and the Board of Directors, or a duly authorized committee of the Board of Directors, shall fix their compensation, except that the Board shall not have the responsibility to approve salaries for officers who are not executive officers.

Section 14.  Compensation of Directors.  Directors as such shall be entitled to receive compensation for their service as Directors and such fees and expenses, if any, for attendance at each regular or special meeting of the Board and any adjournments thereof, as may be fixed from time to time by resolution of the Board, and such fees and expenses shall be payable even though an adjournment be had because of the absence of a quorum; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of either standing or special committees may be allowed such compensation as may be provided from time to time by resolution of the Board for serving upon and attending meetings of such committees.

Section 15.  Emeritus Directors.  When a member of the Board of Directors of the corporation attains seventy two (72) years of age, such director shall automatically, at his option, either (i) retire from the Board of Directors of the corporation; or (ii) be appointed as a member of the Emeritus Board of Directors of the corporation. ~~Notwithstanding the previous sentence, once a member of the Board of Directors of the corporation has (a) attained sixty-two (62) years of age and (b) served five (5) consecutive years as a member of the Board of Directors of the corporation, he may request an immediate appointment to the Emeritus Board of Directors of the corporation, and the Board of Directors of the corporation, in its discretion, may grant such request.~~ Members of the Emeritus Board of Directors of the corporation shall be appointed annually by the Chairman of the Board of Directors of the corporation at the ~~A~~
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eeting of the Board of Directors of the corporation, or from time to time thereafter. Each member of the Emeritus Board of Directors of the corporation, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding ~~A~~
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eeting of the Board of Directors of the corporation. Any individual appointed as a member of the Emeritus Board of Directors of the corporation may, but shall not be required to, attend meetings of the Board of Directors of the corporation and may participate in any discussions thereat, but such individual may not vote at any meeting of the Board of Directors of the corporation or be counted in determining a quorum at any meeting of the Board of Directors of the corporation, as provided in Section 5 of Article III of the bylaws of the corporation. It shall be the duty of the members of the Emeritus Board of Directors of the corporation to serve as goodwill ambassadors of the corporation, but such individuals shall not have any responsibility or be subject to any liability imposed upon a member of the Board of Directors of the corporation or in any manner otherwise be deemed to be a member of the Board of Directors of the corporation. Each member of the Emeritus Board of Directors shall treat information regarding the corporation shared with the Emeritus Board of Directors as strictly confidential and will not disclose such information to any third-party without the corporation’s consent. Each member of the Emeritus Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the

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corporation and shall remain eligible to participate in any Director Stock Purchase Plan maintained by, or participated in, from time to time by the corporation according to the terms and conditions thereof.

Section 16.  Advisory Directors.  The Board of Directors of the corporation may at its annual meeting, or from time to time thereafter, appoint any individual to serve as a member of an Advisory Board of Directors of the corporation. Any individual appointed to serve as a member of an Advisory Board of Directors of the corporation shall be entitled to attend all meetings of the Board of Directors and may participate in any discussion thereat, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum for such meeting. It shall be the duty of members of the Advisory Board of Directors of the corporation to advise and provide general policy advice to the Board of Directors of the corporation at such times and places and in such groups and committees as may be determined from time to time by the Board of Directors, but such individuals shall not have any responsibility or be subject to any liability imposed upon a director or in any manner otherwise ~~deemed a director. The same compensation paid to directors for their services as directors shall be paid to members of an Advisory~~be deemed a director. Each member of the Advisory Board of Directors shall treat information regarding the corporation shared with the Advisory Board of Directors as strictly confidential and will not disclose such information to any third-party without the corporation’s consent. Each member of the Advisory Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the corporation ~~for their services as advisory directors~~. Each member of the Advisory Board of Directors except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors and thereafter until his successor shall have been appointed.

ARTICLE IV. ~~Article IV.~~

OFFICERS

Section 1.  Selection.  The Board of Directors at each annual meeting shall elect or appoint a Chief Executive Officer, a President, a Secretary and a Treasurer, each to serve for the ensuing year and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board, a Chief Operating Officer, one or more Vice Chairmen of the Board, one or more~~Chairmen of the Board-Emeritus, one or more~~ Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors, in its discretion, shall determine are desirable for the management of the business and affairs of the corporation. When more than one Vice President is elected, they may, in the discretion of the Board, be designated Senior Executive Vice President,~~First~~Executive Vice President, ~~Second Vice President, etc., according to seniority or rank~~orotherwise, and any person may hold two or more offices, except that neither the Chief Executive Officer nor the President shall also serve as the Secretary.

Section 2.  Removal, Vacancies.  Any officers of the corporation may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

Section 3.  Chief Executive Officer.  The Chief Executive Officer shall, under the direction of the Board of Directors, have responsibility for the general direction of the corporation’s business, policies and affairs. The Chief Executive Officer shall have such other authority and perform such other duties as usually appertain to the chief executive office in business corporations or as are provided by the Board of Directors.

Section 4.  President.  The President shall, under the direction of the Chief Executive Officer, have direct superintendence of the corporation’s business, policies, properties and affairs. The President shall have such further powers and duties as from time to time may be conferred upon or assigned to such officer by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5.  Vice President.  The Senior Executive Vice Presidents, if any, the Executive Vice Presidents, if any, and Vice Presidents, if any, shall have such powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors, the Chairman of the Board, the

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Chief Executive Officer, or the President. ~~An~~ A Senior Executive Vice President or an Executive Vice President or other officer may be responsible for the assignment of duties to subordinate Vice Presidents.

Section 6.  Secretary.  It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and Board of Directors; to keep the stock records of the corporation; to notify the shareholders and Directors of meetings as provided by these bylaws;: and to perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

Section 7.  Treasurer.  The Treasurer shall keep, or cause to be kept, the financial books and records of the corporation, and shall faithfully account for its funds. He shall make such reports as may be necessary to keep the Board of Directors, the Chairman of the Board, the Chief Executive Officer, and the President fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, Chairman of the Board, the President or the Treasurer.

ARTICLE V. ~~Article V.~~

CONTRACTS, ETC.

Section 1.  Contracts, Deeds and Loans.  All contracts, deeds, mortgages, pledges, promissory notes, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the Chief Executive Officer, Chairman of the Board, the President, any Executive Vice President, any Group Executives who report directly to such Executive Vice Presidents, or by such other officers or agents as the Board of Directors may designate from time to time. Any such instrument required to be given under the seal of the corporation may be attested by the Secretary or Assistant Secretary of the corporation.

Section 2.  Proxies.  The Chief Executive Officer, Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the corporation shall have full power and authority, on behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bond holders or other security holders of any corporation, trust or association in which the corporation may hold securities, and at and in connection with any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the corporation might have possessed and exercised if present, including the power to execute proxies and written waivers and consents in relation thereto. In the case of conflicting representation at any such meeting, the corporation shall be represented by its highest ranking officer, in the order first above stated. Notwithstanding the foregoing, the Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

Section 3.  Inspection of Records.  The record of shareholders, accounting records and written proceedings of the shareholders, the Board of Directors and committees of the Board of Directors shall be open for inspection and copying during regular business hours at a reasonable location specified by the corporation solely by shareholders owning not less than two percent (2%) of the outstanding shares of the corporation upon at least five (5) days written notice of demand to inspect and copy such records. The right of inspection by a shareholder may be granted only if the demand is made in good faith and for a proper purpose that is reasonably relevant to a legitimate interest as a shareholder, describes with reasonable particularity the purpose for such demand and the records desired for inspection, the records are directly connected with such purpose and are to be used only for the stated purpose.

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ARTICLE VI. ~~Article VI.~~

CHECKS AND DRAFTS

Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate.

ARTICLE VII. ~~Article VII.~~

STOCK

Section 1.  Certificates of Stock.  Shares of capital stock of the corporation shall be issued in certificate or book-entry form. Certificates shall be numbered consecutively and entered into the stock book of the corporation as they are issued. Each certificate shall state on its face the fact that the corporation is a Georgia corporation, the name of the person to whom the shares are issued, the number and class of shares (and series, if any) represented by the certificate and their par value, or a statement that they are without par value. In addition, when and if more than one class of shares shall be outstanding, all share certificates of whatever class shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued by the corporation.

Section 2.  Signature; Transfer Agent; Registrar.  Share certificates shall be signed by the President or any Vice President and by the Secretary or an Assistant Secretary of the corporation, and shall bear the seal of the corporation or a facsimile thereof. The Board of Directors may from time to time appoint transfer agents and registrars for the shares of capital stock of the corporation or any class thereof, and when any share certificate is countersigned by a transfer agent or registered by a registrar, the signature of any officer of the corporation appearing thereon may be a facsimile signature. In case any officer who signed, or whose facsimile signature was placed upon, any such certificate shall have died or ceased to be such officer before such certificate is issued, it may nevertheless be issued with the same effect as if he continued to be such officer on the date of issue.

Section 3.  Stock Book.  The corporation shall keep at its principal office, or at the office of its transfer agent, wherever located, with a copy at the principal office of the corporation, a book, to be known as the stock book of the corporation, containing in alphabetical order name of each shareholder of record, together with his address, the number of shares of each kind, class or series of stock held by him and his social security number. The stock book shall be maintained in current condition. The stock book, including the share register, or the duplicate copy thereof maintained at the principal office of the corporation, shall be available for inspection and copying by any shareholder at any meeting of the shareholders upon request, or, for a bona fide purpose which is in the best interest of the business of the corporation, at other times upon the written request of any shareholder or holder of a voting trust certificate. The stock book may be inspected and copied either by a shareholder or a holder of a voting trust certificate in person, or by their duly authorized attorney or agent. The information contained in the stock book and share register may be stored on punch cards, magnetic tape, or any other approved information storage devices related to electronic data processing equipment, provided that any such method, device, or system employed shall first be approved by the Board of Directors, and provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by shareholders or for any other proper corporate purpose.

Section 4.  Transfer of Stock; Registration of Transfer.  The stock of the corporation shall be transferred only by surrender of the certificate~~and~~or compliance with the applicable procedures for stock held in book-entry form and, in each case, transfer upon the stock book of the corporation. Upon surrender to the corporation, or to any transfer agent or registrar for the class of shares represented by the certificate surrendered, of a certificate properly endorsed for transfer, accompanied by such assurances as the corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfers and the collection of taxes, it shall be the duty of the corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate and record the transactions upon the stock book of the corporation.

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Section 5.  Registered Shareholders.  Except as otherwise required by law, the corporation shall be entitled to treat the person registered on its stock book as the owner of the shares of the capital stock of the corporation as the person exclusively entitled to receive notification, dividends or other distributions, to vote and to otherwise exercise all the rights and powers of ownership and shall not be bound to recognize any adverse claim.

Section 6.  Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than seventy (70) nor less than ten (10) days before the date of any such meeting nor more than seventy (70) days prior to any other action. In each case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise be recognized as shareholders for any other related propose, notwithstanding any registration of a transfer of shares on the stock book of the corporation after any such record date so fixed.

Section 7.  Lost Certificates.  When a person to whom a certificate of stock has been issued alleges it to have been lost, destroyed or wrongfully taken, and if the corporation, transfer agent or registrar is not on notice that such certificate has been acquired by a bona fide purchaser, a new certificate may be issued upon such owner’s compliance with all of the following conditions, to
 —
wit: (a) He shall file with the Secretary of the corporation, and the transfer agent or the registrar, his request for the issuance of a new certificate, with an affidavit setting for the time, place and circumstances of the loss;: (b) He shall also file with the Secretary, and the transfer agent or the registrar, a bond with good and sufficient security acceptable to the corporation and the transfer agent or the registrar, or other agreement of indemnity, acceptable to the corporation and the transfer agent or the registrar, conditioned to indemnify and save harmless the corporation and the transfer agent or the registrar from any and all damage, liability and expense of every nature whatsoever resulting from the corporation’s or the transfer agent’s or the registrar’s issuing a new certificate in place of the one alleged to have been lost; and (c) He shall comply with such other reasonable requirements as the Board of Directors, the Chief Executive Officer or the President of the corporation, and the transfer agent or the registrar shall deem appropriate under the circumstances.

Section 8.  Replacement of Mutilated Certificates.  A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary and the transfer agent or the registrar to duly identify the defaced or mutilated certificate and to protect the corporation and the transfer agent or the registrar against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with the conditions set forth in Section 7 of this Article VII.

ARTICLE VIII. ~~Article VIII.~~

INDEMNIFICATION AND REIMBURSEMENT

Section 1.  Indemnification.  Subject to any express limitations imposed by applicable law, every person now or hereafter serving as a director, officer, employee or agent of the corporation and all former directors and officers, employees or agents shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Georgia Business Corporation Code, including from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys’ fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the corporation; (b) because he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan

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or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or an accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

Section 2.  Advancement.  Reasonable expenses incurred in any proceeding shall be paid by the corporation in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

Section 3.  Miscellaneous.  The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law. The provisions of this Article VIII shall cover proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification or advancement of expenses under the provisions of this Article VIII, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. If any part of this Article VIII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

Section 4.  Intent.  It is the intent of the corporation to indemnify persons covered by Section I of this Article VIII to the full extent permitted by the Georgia Business Corporation Code, as amended from time to time. To the extent that the Georgia Business Corporation Code is hereafter amended to permit a Georgia business corporation to provide to such persons greater rights to indemnification than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification, in each case consistent with the Georgia Business Corporation Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

ARTICLE IX. ~~Article IX.~~

MERGERS, CONSOLIDATIONS AND OTHER DISPOSITIONS OF ASSETS

The affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation shall be required to approve any merger or consolidation of the corporation with or into any corporation, and the sale, lease, exchange or other disposition of all, or substantially all, of the assets of the corporation to or with any other corporation, person or entity, with respect to which the approval of the corporation’s shareholders is required by the provisions of the corporate laws of the State of Georgia. This Article shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation.

ARTICLE X. ~~Article X.~~

CRITERIA FOR CONSIDERATION OF ~~TENDER OR OTHER OFFERS~~ACTIONS BY THE BOARD

Section 1.~~Factors to Consider~~  Alternative Stakeholders.  In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the

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corporation, the Board of Directors, committees thereof and individual directors, in addition to considering the effects of any action on the corporation and its shareholders, may consider the interests of employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered. . ~~The Board of Directors of the corporation may, if it deems it advisable, oppose a tender or other offer for the corporation’s securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider all or any of the following:~~

~~(i) whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;~~

~~(ii) whether a more favorable price could be obtained for the corporation’s securities in the future;~~

~~(iii) the impact which an acquisition of the corporation would have on the employees and customers of the corporation and its subsidiaries and the communities which they serve;~~

~~(iv) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees and customers of the corporation and its subsidiaries and the future value of the corporation’s stock;~~

~~(v) the value of the securities, if any, that the offeror is offering in exchange for the corporation’s securities, based on an analysis of the worth of the corporation as compared to the offeror or any other entity whose securities are being offered; and~~

~~(vi) any antitrust or other legal or regulatory issues that are raised by the offer.~~

Section 2.  Appropriate Actions.  If the Board of Directors determines that ~~an offer~~any proposed business combination should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the corporation’s securities; (v) selling or otherwise issuing authorized but unissued securities of the corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual or entity.

ARTICLE XI. ~~Article XI.~~

AMENDMENT

Except as otherwise specifically provided herein, the bylaws of the corporation may be altered, amended or added to by a majority of the ~~issued and outstanding shares of common stock of the corporation present and voting therefor at a shareholders’ meeting~~total number of votes of each voting group entitled to vote thereon at a meeting of shareholders where such business is properly brought before the meeting in accordance with the bylaws or, subject to such limitations as the shareholders may from time to time prescribe, by a majority vote of all the Directors then holding office at any meeting of the Board of Directors.

ARTICLE XII.

BUSINESS COMBINATIONS

All of the requirements of Article 11, Part 3, of the Georgia Business Corporation Code, included in Sections 14-2-1131 through 1133 (and any successor provisions thereto), shall be applicable to the corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

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APPENDIX C-1

As Amended and Restated
Effective [          ], 2007

AMENDED AND RESTATED BYLAWS
OF
TOTAL SYSTEM SERVICES, INC.

ARTICLE I. OFFICES

Section 1.  Principal Office.  The principal office for the transaction of the business of the corporation shall be located in Muscogee County, Georgia, at such place within said County as may be fixed from time to time by the Board of Directors.

Section 2.  Other Offices. Branch offices and places of business may be established at any time by the Board of Directors at any place or places, whether within or without the State of Georgia.

ARTICLE II. SHAREHOLDERS’ MEETINGS

Section 1.  Meetings, Where Held.  Any meeting of the shareholders of the corporation, whether an annual meeting or a special meeting, may be held either at the principal office of the corporation or at any place in the United States within or without the State of Georgia.

Section 2.  Annual Meeting.  The annual meeting of the shareholders of the corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as is determined by the Board of Directors of the corporation each year. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman at all annual meetings. The chairman of each annual meeting shall announce the date and time for the opening and closing of the polls for each matter to be voted on by the corporation’s shareholders.

Section 3.  Special Meetings.  A special meeting of the shareholders of the corporation, for any purpose or purposes whatsoever, may be called at any time by (i) the Board of Directors or (ii) upon the action of a majority of the total number of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Such a call for a special meeting must state the purpose of the meeting. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman of all special meetings. The chairman of each special meeting shall announce the date and time for the opening and closing of the polls for each matter to be voted on by the corporation’s shareholders.

Section 4.  Nature of Business at Meetings of Shareholders.  No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice by such shareholder as required by this Section 4 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 4.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed by the corporation or public disclosure of the date of the annual meeting was made by the

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corporation, whichever first occurs; and, provided further, that with respect to the corporation’s 2008 annual meeting of shareholders, unless the immediately preceding proviso shall apply, notice by the shareholder in order to be timely must be so received no earlier than December 24, 2007 and not later than the close of business on the 10th day following the day on which public disclosure was made announcing that the distribution of the corporation’s shares owned by Synovus Financial Corp. (“Synovus”) to the shareholders of Synovus has been completed.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

In addition, notwithstanding anything in this Section 4 to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual or special meeting of shareholders must comply with Section 5 of this Article II for such nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

No business shall be conducted at a special meeting of shareholders except for such business as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

Section 5.  Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, subject to the rights of holders of any class or series of preferred stock to nominate and elect directors under certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice by such shareholder as required by this Section 5 and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 5.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed by the corporation or public disclosure of the date of the annual meeting was made by the corporation, whichever first occurs; and, provided further, that with respect to the corporation’s 2008 annual meeting of shareholders, unless the immediately preceding proviso shall apply, notice by the shareholder in order to be timely must be so received no earlier than

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December 24, 2007 and not later than the close of business on the 10th day following the day on which public disclosure was made announcing that the distribution of the corporation’s shares owned by Synovus to the shareholders of Synovus has been completed; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by the person, if any, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 5. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 6.  Notice of Meetings.  Unless waived in accordance with Section 7, notice of each annual meeting and of each special meeting of the shareholders of the corporation shall be given to each shareholder of record entitled to vote at the meeting not less than ten (10) days nor more than sixty (60) days prior to said meeting. Such notice shall specify the place, date and hour of the meeting and, in the case of a special meeting, it shall also specify the purpose or purposes for which the meeting is called.

Section 7.  Waiver of Notice.  Notice of any annual or special meeting of the shareholders of the corporation may be waived by any shareholder, either before or after the meeting; and the attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at such meeting.

Section 8.  Quorum, Voting and Proxy.  Shareholders representing a majority of the issued and outstanding shares of common stock of the corporation shall constitute a quorum at a shareholders’ meeting. Each shareholder shall be entitled to one vote for each share of common stock owned. Any shareholder may be represented and vote at any shareholders’ meeting by proxy, which such shareholder has duly executed in writing or by any other method permitted by the Georgia Business Corporation Code; provided, however, that no proxy shall be valid for more than 11 months after the date thereof unless otherwise specified in such proxy.

Section 9.  Inspector of Elections.  The corporation may appoint one or more inspectors to act at any meeting of the corporation’s shareholders and to make a written report of the inspector’s determinations with respect thereto. Any such inspectors shall (i) ascertain the number of shares

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outstanding and the voting power thereof, (ii) determine the shares represented at a meeting, (iii) determine the validity of the proxies and ballots, (iv) count all votes with respect to matters presented to the corporation’s shareholders, and (v) determine the result of any matter presented to the corporation’s shareholders. Any such inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. An inspector may be an officer or employee of the corporation.

ARTICLE III. DIRECTORS

Section 1.  Number.  In accordance with the corporation’s Articles of Incorporation, the number of members of the Board of Directors of the corporation shall be fixed from time to time solely by the action of the Board of Directors.

Section 2.  Election and Tenure.  In accordance with the corporation’s Articles of Incorporation, the Board of Directors of the corporation shall be divided into three classes of Directors serving staggered three-year terms, with each class to be as nearly equal as possible.

Section 3.  Powers.  The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges and franchises of the corporation as they may deem expedient for the interests of the corporation, subject to the terms of the Articles of Incorporation and these bylaws.

Section 4.  Meeting.  The annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the shareholders of the corporation, on the same date and at the same place as said annual meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Lead Director, or by any two or more Directors.

Section 5.  Notice and Waiver; Quorum.  Notice of any special meeting of the Board of Directors shall be given to each Director personally or by mail, telegram, facsimile, overnight courier, telephone or e-mail, or by any other means customary for expedited business communications, at least 24 hours prior to the meeting, Such notice may be waived, either before or after the meeting; and the attendance of a Director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a Director states, at the beginning of the meeting, any such objection or objections to the holding of the meeting or the transaction of business at such meeting. A majority of the Board of Directors then in office shall constitute a quorum at any Directors’ meeting.

Section 6.  No Meeting Necessary, When.  Any action required by law or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors or committee members. Such consent shall have the same force and affect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

Section 7.  Telephone Conference Meetings.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 8.  Voting.  At all meetings of the Board of Directors each Director shall have one vote and, except as otherwise provided herein or provided by law, all questions shall be determined by a majority vote of the Directors present at any meeting at which a quorum is present.

Section 9.  Removal.  Directors or the entire Board of Directors may be removed from office only for cause by the affirmative vote of at least 66 2/3% of the total issued and outstanding shares of the corporation’s common stock, except that if a Director is elected by a different voting group of shareholders (i) only the shareholders of such voting group may participate in the vote to remove such Director and (ii) the requisite vote shall be as set forth in the articles of amendment setting forth the preferences, limitations and relative rights of the relevant class or series of preferred stock.

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Section 10.  Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the shareholders, by the Board of Directors, or, if the Directors remaining in office constitute less than a quorum, a majority of the remaining Directors or the sole remaining Director, as the case may be. Any Director elected or appointed to fill a vacancy shall serve the unexpired term of his or her predecessor; provided that any director filling a vacancy by reason of an increase in the number of directors, where such vacancy is filled by the Directors, shall serve until the next annual meeting of shareholders and until the election and qualification of his or her successor.

Section 11.  Dividends.  The Board of Directors may not make a distribution to the shareholders if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution. The effect of the distribution shall be determined as set forth in Section 14-2-640 of the Georgia Business Corporation Code.

Section 12.  Committees.  In the discretion of the Board of Directors, the Board from time to time may elect or appoint, from its own members, one or more committees as the Board may see fit to establish. Each such committee shall consist of two or more Directors, and each shall possess such powers and be charged with such responsibilities, subject to the limitations imposed by applicable law, as the Board by resolution may from time to time prescribe.

Section 13.  Officers and Salaries.  The Board of Directors shall elect all officers of the corporation and the Board of Directors, or a duly authorized committee of the Board of Directors, shall fix their compensation, except that the Board shall not have the responsibility to approve salaries for officers who are not executive officers.

Section 14.  Compensation of Directors.  Directors as such shall be entitled to receive compensation for their service as Directors and such fees and expenses, if any, for attendance at each regular or special meeting of the Board and any adjournments thereof, as may be fixed from time to time by resolution of the Board, and such fees and expenses shall be payable even though an adjournment be had because of the absence of a quorum; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of either standing or special committees may be allowed such compensation as may be provided from time to time by resolution of the Board for serving upon and attending meetings of such committees.

Section 15.  Emeritus Directors.  When a member of the Board of Directors of the corporation attains seventy two (72) years of age, such director shall automatically, at his option, either (i) retire from the Board of Directors of the corporation; or (ii) be appointed as a member of the Emeritus Board of Directors of the corporation. Members of the Emeritus Board of Directors of the corporation shall be appointed annually by the Chairman of the Board of Directors of the corporation at the annual meeting of the Board of Directors of the corporation, or from time to time thereafter. Each member of the Emeritus Board of Directors of the corporation, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors of the corporation. Any individual appointed as a member of the Emeritus Board of Directors of the corporation may, but shall not be required to, attend meetings of the Board of Directors of the corporation and may participate in any discussions thereat, but such individual may not vote at any meeting of the Board of Directors of the corporation or be counted in determining a quorum at any meeting of the Board of Directors of the corporation, as provided in Section 5 of Article III of the bylaws of the corporation. It shall be the duty of the members of the Emeritus Board of Directors of the corporation to serve as goodwill ambassadors of the corporation, but such individuals shall not have any responsibility or be subject to any liability imposed upon a member of the Board of Directors of the corporation or in any manner otherwise be deemed to be a member of the Board of Directors of the corporation. Each member of the Emeritus Board of Directors shall treat information regarding the corporation shared with the Emeritus Board of Directors as strictly confidential and will not disclose such information to any third-party without the corporation’s consent. Each member of the Emeritus Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the corporation and shall remain eligible to participate in any Director Stock

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Purchase Plan maintained by, or participated in, from time to time by the corporation according to the terms and conditions thereof.

Section 16.  Advisory Directors.  The Board of Directors of the corporation may at its annual meeting, or from time to time thereafter, appoint any individual to serve as a member of an Advisory Board of Directors of the corporation. Any individual appointed to serve as a member of an Advisory Board of Directors of the corporation shall be entitled to attend all meetings of the Board of Directors and may participate in any discussion thereat, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum for such meeting. It shall be the duty of members of the Advisory Board of Directors of the corporation to advise and provide general policy advice to the Board of Directors of the corporation at such times and places and in such groups and committees as may be determined from time to time by the Board of Directors, but such individuals shall not have any responsibility or be subject to any liability imposed upon a director or in any manner otherwise be deemed a director. Each member of the Advisory Board of Directors shall treat information regarding the corporation shared with the Advisory Board of Directors as strictly confidential and will not disclose such information to any third-party without the corporation’s consent. Each member of the Advisory Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the corporation. Each member of the Advisory Board of Directors except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors and thereafter until his successor shall have been appointed.

ARTICLE IV. OFFICERS

Section 1.  Selection.  The Board of Directors at each annual meeting shall elect or appoint a Chief Executive Officer, a President, a Secretary and a Treasurer, each to serve for the ensuing year and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board, a Chief Operating Officer, one or more Vice Chairmen of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors, in its discretion, shall determine are desirable for the management of the business and affairs of the corporation. When more than one Vice President is elected, they may, in the discretion of the Board, be designated Senior Executive Vice President, Executive Vice President, or otherwise, and any person may hold two or more offices, except that neither the Chief Executive Officer nor the President shall also serve as the Secretary.

Section 2.  Removal, Vacancies.  Any officers of the corporation may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

Section 3.  Chief Executive Officer.  The Chief Executive Officer shall, under the direction of the Board of Directors, have responsibility for the general direction of the corporation’s business, policies and affairs. The Chief Executive Officer shall have such other authority and perform such other duties as usually appertain to the chief executive office in business corporations or as are provided by the Board of Directors.

Section 4.  President.  The President shall, under the direction of the Chief Executive Officer, have direct superintendence of the corporation’s business, policies, properties and affairs. The President shall have such further powers and duties as from time to time may be conferred upon or assigned to such officer by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5.  Vice President.  The Senior Executive Vice Presidents, if any, the Executive Vice Presidents, if any, and Vice Presidents, if any, shall have such powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. A Senior Executive Vice President or an Executive Vice President or other officer may be responsible for the assignment of duties to subordinate Vice Presidents.

Section 6.  Secretary.  It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and Board of Directors; to keep the stock records of the corporation; to notify the shareholders and Directors of meetings as provided by these bylaws: and to perform such other

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duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

Section 7.  Treasurer.  The Treasurer shall keep, or cause to be kept, the financial books and records of the corporation, and shall faithfully account for its funds. He shall make such reports as may be necessary to keep the Board of Directors, the Chairman of the Board, the Chief Executive Officer, and the President fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, Chairman of the Board, the President or the Treasurer.

ARTICLE V. CONTRACTS, ETC.

Section 1.  Contracts, Deeds and Loans.  All contracts, deeds, mortgages, pledges, promissory notes, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the Chief Executive Officer, Chairman of the Board, the President, any Executive Vice President, any Group Executives who report directly to such Executive Vice Presidents, or by such other officers or agents as the Board of Directors may designate from time to time. Any such instrument required to be given under the seal of the corporation may be attested by the Secretary or Assistant Secretary of the corporation.

Section 2.  Proxies.  The Chief Executive Officer, Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the corporation shall have full power and authority, on behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bond holders or other security holders of any corporation, trust or association in which the corporation may hold securities, and at and in connection with any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the corporation might have possessed and exercised if present, including the power to execute proxies and written waivers and consents in relation thereto. In the case of conflicting representation at any such meeting, the corporation shall be represented by its highest ranking officer, in the order first above stated. Notwithstanding the foregoing, the Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

Section 3.  Inspection of Records.  The record of shareholders, accounting records and written proceedings of the shareholders, the Board of Directors and committees of the Board of Directors shall be open for inspection and copying during regular business hours at a reasonable location specified by the corporation solely by shareholders owning not less than two percent (2%) of the outstanding shares of the corporation upon at least five (5) days written notice of demand to inspect and copy such records. The right of inspection by a shareholder may be granted only if the demand is made in good faith and for a proper purpose that is reasonably relevant to a legitimate interest as a shareholder, describes with reasonable particularity the purpose for such demand and the records desired for inspection, the records are directly connected with such purpose and are to be used only for the stated purpose.

ARTICLE VI. CHECKS AND DRAFTS

Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate.

ARTICLE VII. STOCK

Section 1.  Certificates of Stock.  Shares of capital stock of the corporation shall be issued in certificate or book-entry form. Certificates shall be numbered consecutively and entered into the stock book of the corporation as they are issued. Each certificate shall state on its face the fact that the corporation is a Georgia corporation, the name of the person to whom the shares are issued, the number

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and class of shares (and series, if any) represented by the certificate and their par value, or a statement that they are without par value. In addition, when and if more than one class of shares shall be outstanding, all share certificates of whatever class shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued by the corporation.

Section 2.  Signature; Transfer Agent; Registrar.  Share certificates shall be signed by the President or any Vice President and by the Secretary or an Assistant Secretary of the corporation, and shall bear the seal of the corporation or a facsimile thereof. The Board of Directors may from time to time appoint transfer agents and registrars for the shares of capital stock of the corporation or any class thereof, and when any share certificate is countersigned by a transfer agent or registered by a registrar, the signature of any officer of the corporation appearing thereon may be a facsimile signature. In case any officer who signed, or whose facsimile signature was placed upon, any such certificate shall have died or ceased to be such officer before such certificate is issued, it may nevertheless be issued with the same effect as if he continued to be such officer on the date of issue.

Section 3.  Stock Book.  The corporation shall keep at its principal office, or at the office of its transfer agent, wherever located, with a copy at the principal office of the corporation, a book, to be known as the stock book of the corporation, containing in alphabetical order name of each shareholder of record, together with his address, the number of shares of each kind, class or series of stock held by him and his social security number. The stock book shall be maintained in current condition. The stock book, including the share register, or the duplicate copy thereof maintained at the principal office of the corporation, shall be available for inspection and copying by any shareholder at any meeting of the shareholders upon request, or, for a bona fide purpose which is in the best interest of the business of the corporation, at other times upon the written request of any shareholder or holder of a voting trust certificate. The stock book may be inspected and copied either by a shareholder or a holder of a voting trust certificate in person, or by their duly authorized attorney or agent. The information contained in the stock book and share register may be stored on punch cards, magnetic tape, or any other approved information storage devices related to electronic data processing equipment, provided that any such method, device, or system employed shall first be approved by the Board of Directors, and provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by shareholders or for any other proper corporate purpose.

Section 4.  Transfer of Stock; Registration of Transfer.  The stock of the corporation shall be transferred only by surrender of the certificate or compliance with the applicable procedures for stock held in book-entry form and, in each case, transfer upon the stock book of the corporation. Upon surrender to the corporation, or to any transfer agent or registrar for the class of shares represented by the certificate surrendered, of a certificate properly endorsed for transfer, accompanied by such assurances as the corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfers and the collection of taxes, it shall be the duty of the corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate and record the transactions upon the stock book of the corporation.

Section 5.  Registered Shareholders.  Except as otherwise required by law, the corporation shall be entitled to treat the person registered on its stock book as the owner of the shares of the capital stock of the corporation as the person exclusively entitled to receive notification, dividends or other distributions, to vote and to otherwise exercise all the rights and powers of ownership and shall not be bound to recognize any adverse claim.

Section 6.  Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix in advance, a record date. Such date shall not be more than seventy (70) nor less than ten (10) days before the date of any such meeting nor more than seventy (70) days prior to any other action. In each case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at

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such meeting and any adjournment thereof, to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise be recognized as shareholders for any other related propose, notwithstanding any registration of a transfer of shares on the stock book of the corporation after any such record date so fixed.

Section 7.  Lost Certificates.  When a person to whom a certificate of stock has been issued alleges it to have been lost, destroyed or wrongfully taken, and if the corporation, transfer agent or registrar is not on notice that such certificate has been acquired by a bona fide purchaser, a new certificate may be issued upon such owner’s compliance with all of the following conditions, to — wit: (a) He shall file with the Secretary of the corporation, and the transfer agent or the registrar, his request for the issuance of a new certificate, with an affidavit setting for the time, place and circumstances of the loss: (b) He shall also file with the Secretary, and the transfer agent or the registrar, a bond with good and sufficient security acceptable to the corporation and the transfer agent or the registrar, or other agreement of indemnity, acceptable to the corporation and the transfer agent or the registrar, conditioned to indemnify and save harmless the corporation and the transfer agent or the registrar from any and all damage, liability and expense of every nature whatsoever resulting from the corporation’s or the transfer agent’s or the registrar’s issuing a new certificate in place of the one alleged to have been lost; and (c) He shall comply with such other reasonable requirements as the Board of Directors, the Chief Executive Officer or the President of the corporation, and the transfer agent or the registrar shall deem appropriate under the circumstances.

Section 8.  Replacement of Mutilated Certificates.  A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary and the transfer agent or the registrar to duly identify the defaced or mutilated certificate and to protect the corporation and the transfer agent or the registrar against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with the conditions set forth in Section 7 of this Article VII.

ARTICLE VIII. INDEMNIFICATION AND REIMBURSEMENT

Section 1.  Indemnification.  Subject to any express limitations imposed by applicable law, every person now or hereafter serving as a director, officer, employee or agent of the corporation and all former directors and officers, employees or agents shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Georgia Business Corporation Code, including from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys’ fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the corporation; (b) because he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or an accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

Section 2.  Advancement.  Reasonable expenses incurred in any proceeding shall be paid by the corporation in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

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Section 3.  Miscellaneous.  The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law. The provisions of this Article VIII shall cover proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification or advancement of expenses under the provisions of this Article VIII, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. If any part of this Article VIII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

Section 4.  Intent.  It is the intent of the corporation to indemnify persons covered by Section I of this Article VIII to the full extent permitted by the Georgia Business Corporation Code, as amended from time to time. To the extent that the Georgia Business Corporation Code is hereafter amended to permit a Georgia business corporation to provide to such persons greater rights to indemnification than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification, in each case consistent with the Georgia Business Corporation Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

ARTICLE IX. CRITERIA FOR CONSIDERATION OF ACTIONS BY THE BOARD

Section 1.  Alternative Stakeholders.  In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees thereof and individual directors, in addition to considering the effects of any action on the corporation and its shareholders, may consider the interests of employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

Section 2.  Appropriate Actions.  If the Board of Directors determines that any proposed business combination should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the corporation’s securities; (v) selling or otherwise issuing authorized but unissued securities of the corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual or entity.

ARTICLE X. AMENDMENT

Except as otherwise specifically provided herein, the bylaws of the corporation may be altered, amended or added to by a majority of the total number of votes of each voting group entitled to vote thereon at a meeting of shareholders where such business is properly brought before the meeting in accordance with the bylaws or, subject to such limitations as the shareholders may from time to time prescribe, by a majority vote of all the Directors then holding office at any meeting of the Board of Directors.

ARTICLE XI. BUSINESS COMBINATIONS

All of the requirements of Article 11, Part 3, of the Georgia Business Corporation Code, included in Sections 14-2-1131 through 1133 (and any successor provisions thereto), shall be applicable to the corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

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APPENDIX C-2

As Amended and Restated
Effective [          ], 2007

AMENDED AND RESTATED BYLAWS
OF
TOTAL SYSTEM SERVICES, INC.

ARTICLE I. OFFICES

Section 1.  Principal Office.  The principal office for the transaction of the business of the corporation shall be located in Muscogee County, Georgia, at such place within said County as may be fixed from time to time by the Board of Directors.

Section 2.  Other Offices.  Branch offices and places of business may be established at any time by the Board of Directors at any place or places, whether within or without the State of Georgia.

ARTICLE II. SHAREHOLDERS’ MEETINGS

Section 1.  Meetings, Where Held.  Any meeting of the shareholders of the corporation, whether an annual meeting or a special meeting, may be held either at the principal office of the corporation or at any place in the United States within or without the State of Georgia.

Section 2.  Annual Meeting.  The annual meeting of the shareholders of the corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as is determined by the Board of Directors of the corporation each year. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman at all annual meetings. The chairman of each annual meeting shall announce the date and time for the opening and closing of the polls for each matter to be voted on by the corporation’s shareholders.

Section 3.  Special Meetings.  A special meeting of the shareholders of the corporation, for any purpose or purposes whatsoever, may be called at any time by (i) the Board of Directors or (ii) ~~one or more shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation~~upon the action of a majority of the total number of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Such a call for a special meeting must state the purpose of the meeting. Unless otherwise determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman of all special meetings. The chairman of each special meeting shall announce the date and time for the opening and closing of the polls for each matter to be voted on by the corporation’s shareholders. ~~This section, as it relates to the call of a special meeting of the shareholders of the corporation by one or more shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.~~

Section 4.  Nature of Business at Meetings of Shareholders.  No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice by such shareholder as required by this Section 4 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 4.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

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To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed by the corporation or public disclosure of the date of the annual meeting was made by the corporation, whichever first occurs; and, provided further, that with respect to the corporation’s 2008 annual meeting of shareholders, unless the immediately preceding proviso shall apply, notice by the shareholder in order to be timely must be so received no earlier than December 24, 2007 and not later than the close of business on the 10th day following the day on which public disclosure was made announcing that the distribution of the corporation’s shares owned by Synovus Financial Corp. (“Synovus”) to the shareholders of Synovus has been completed.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

In addition, notwithstanding anything in this Section 4 to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual or special meeting of shareholders must comply with Section 5 of this Article II for such nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

No business shall be conducted at a special meeting of shareholders except for such business as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

Section 5.  Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, subject to the rights of holders of any class or series of preferred stock to nominate and elect directors under certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice by such shareholder as required by this Section 5 and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 5.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual

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meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed by the corporation or public disclosure of the date of the annual meeting was made by the corporation, whichever first occurs; and, provided further, that with respect to the corporation’s 2008 annual meeting of shareholders, unless the immediately preceding proviso shall apply, notice by the shareholder in order to be timely must be so received no earlier than December 24, 2007 and not later than the close of business on the 10th day following the day on which public disclosure was made announcing that the distribution of the corporation’s shares owned by Synovus to the shareholders of Synovus has been completed; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by the person, if any, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 5. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 6.  Notice of Meetings.  Unless waived in accordance with Section 7, notice of each annual meeting and of each special meeting of the shareholders of the corporation shall be given to each shareholder of record entitled to vote at the meeting not less than ten (10) days nor more than sixty (60) days prior to said meeting. Such notice shall specify the place, date and hour of the meeting and, in the case of a special meeting, it shall also specify the purpose or purposes for which the meeting is called.

Section 7.  Waiver of Notice.  Notice of any annual or special meeting of the shareholders of the corporation may be waived by any shareholder, either before or after the meeting; and the attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at such meeting.

Section 8.  Quorum, Voting and Proxy.  Shareholders representing a majority of the issued and outstanding shares of common stock of the corporation shall constitute a quorum at a shareholders’ meeting. Each shareholder shall be entitled to one vote for each share of common stock owned. Any

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shareholder may be represented and vote at any shareholders’ meeting by proxy, which such shareholder has duly executed in writing or by any other method permitted by the Georgia Business Corporation Code; provided, however, that no proxy shall be valid for more than 11 months after the date thereof unless otherwise specified in such proxy.

Section 9.  Inspector of Elections.  The corporation may appoint one or more inspectors to act at any meeting of the corporation’s shareholders and to make a written report of the inspector’s determinations with respect thereto. Any such inspectors shall (i) ascertain the number of shares outstanding and the voting power thereof, (ii) determine the shares represented at a meeting, (iii) determine the validity of the proxies and ballots, (iv) count all votes with respect to matters presented to the corporation’s shareholders, and (v) determine the result of any matter presented to the corporation’s shareholders. Any such inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. An inspector may be an officer or employee of the corporation.

ARTICLE III. DIRECTORS

Section 1.  Number.  ~~The Board of Directors of the corporation shall consist of not less than 8 nor more than 60 Directors. The number of Directors may vary between said minimum and maximum, and within said limits, the shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation may, from time to time, by resolution fix the number of Directors to comprise said Board. This section, as it relates to from time to time, fixing the number of Directors of the corporation by the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.~~In accordance with the corporation’s Articles of Incorporation, the number of members of the Board of Directors of the corporation shall be fixed from time to time solely by the action of the Board of Directors.

Section 2.  Election and Tenure.  ~~The~~In accordance with the corporation’s Articles of Incorporation, the Board of Directors of the corporation shall be divided into three classes of Directors serving staggered three-year terms, with each class to be as nearly equal as possible. ~~At the first annual meeting of the shareholders of the corporation, all members of the Board of Directors shall be elected with the terms of office of Directors comprising the first class to expire at the first annual meeting of the shareholders of the corporation after their election, the terms of office of Directors comprising the second class to expire at the second annual meeting of the shareholders of the corporation after their election and the terms of office of Directors comprising the third class to expire at the third annual meeting of the shareholders of the corporation after their election, and as their terms of office expires, the Directors of each class will be elected to hold office until the third succeeding annual meeting of the shareholders of the corporation after their election. In such elections, the nominees receiving a plurality of votes shall be elected. This section, as it relates to the division of the Board of Directors into three classes serving staggered three-year terms, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation.~~

Section 3.  Powers.  The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges and franchises of the corporation as they may deem expedient for the interests of the corporation, subject to the terms of the Articles of Incorporation and these bylaws.

Section 4.  Meetings.  The annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the shareholders of the corporation, on the same date and at the same place as said annual meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Lead Director, or by any two or more Directors.

Section 5.  Notice and Waiver; Quorum.  Notice of any special meeting of the Board of Directors shall be given to each Director personally or by mail, telegram, facsimile, overnight courier, telephone or e-mail, or by any other means customary for expedited business communications, at least 24 hours prior

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to the meeting, Such notice may be waived, either before or after the meeting; and the attendance of a Director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a Director states, at the beginning of the meeting, any such objection or objections to the holding of the meeting or the transaction of business at such meeting. A majority of the Board of Directors then in office shall constitute a quorum at any Directors’ meeting.

Section 6.  No Meeting Necessary, When.  Any action required by law or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors or committee members. Such consent shall have the same force and affect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

Section 7.  Telephone Conference Meetings.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 8.  Voting.  At all meetings of the Board of Directors each Director shall have one vote and, except as otherwise provided herein or provided by law, all questions shall be determined by a majority vote of the Directors present at any meeting at which a quorum is present.

Section 9.  Removal.  ~~Any one or more~~ Directors or the entire Board of Directors may be removed from office~~, with or without~~ only for cause~~,~~ by the affirmative vote of ~~the shareholders of the corporation holding~~ at least ~~80~~66 2/3% of the total issued and outstanding shares ~~of common stock of the corporation at any shareholders’ meeting with respect to which notice of such purpose has been given. This section, as it relates to the removal of Directors of the corporation by the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation, shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation~~ of the corporation’s common stock, except that if a Director is elected by a different voting group of shareholders (i) only the shareholders of such voting group may participate in the vote to remove such Director and (ii) the requisite vote shall be as set forth in the articles of amendment setting forth the preferences, limitations and relative rights of the relevant class or series of preferred stock.

Section 10.  Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the shareholders, by the Board of Directors, or, if the Directors remaining in office constitute less than a quorum, a majority of the remaining Directors or the sole remaining Director, as the case may be. Any Director elected or appointed to fill a vacancy shall serve the unexpired term of his or her predecessor; provided that any director filling a vacancy by reason of an increase in the number of directors, where such vacancy is filled by the Directors, shall serve until the next annual meeting of shareholders and until the election and qualification of his or her successor.

Section 11.  Dividends.  The Board of Directors may not make a distribution to the shareholders if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution. The effect of the distribution shall be determined as set forth in Section 14-2-640 of the Georgia Business Corporation Code.

Section 12.  Committees.  In the discretion of the Board of Directors, the Board from time to time may elect or appoint, from its own members, one or more committees as the Board may see fit to establish. Each such committee shall consist of two or more Directors, and each shall possess such powers and be charged with such responsibilities, subject to the limitations imposed by applicable law, as the Board by resolution may from time to time prescribe.

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Section 13.  Officers and Salaries.  The Board of Directors shall elect all officers of the corporation and the Board of Directors, or a duly authorized committee of the Board of Directors, shall fix their compensation, except that the Board shall not have the responsibility to approve salaries for officers who are not executive officers.

Section 14.  Compensation of Directors.  Directors as such shall be entitled to receive compensation for their service as Directors and such fees and expenses, if any, for attendance at each regular or special meeting of the Board and any adjournments thereof, as may be fixed from time to time by resolution of the Board, and such fees and expenses shall be payable even though an adjournment be had because of the absence of a quorum; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of either standing or special committees may be allowed such compensation as may be provided from time to time by resolution of the Board for serving upon and attending meetings of such committees.

Section 15.  Emeritus Directors.  When a member of the Board of Directors of the corporation attains seventy two (72) years of age, such director shall automatically, at his option, either (i) retire from the Board of Directors of the corporation; or (ii) be appointed as a member of the Emeritus Board of Directors of the corporation. Members of the Emeritus Board of Directors of the corporation shall be appointed annually by the Chairman of the Board of Directors of the corporation at the annual meeting of the Board of Directors of the corporation, or from time to time thereafter. Each member of the Emeritus Board of Directors of the corporation, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors of the corporation. Any individual appointed as a member of the Emeritus Board of Directors of the corporation may, but shall not be required to, attend meetings of the Board of Directors of the corporation and may participate in any discussions thereat, but such individual may not vote at any meeting of the Board of Directors of the corporation or be counted in determining a quorum at any meeting of the Board of Directors of the corporation, as provided in Section 5 of Article III of the bylaws of the corporation. It shall be the duty of the members of the Emeritus Board of Directors of the corporation to serve as goodwill ambassadors of the corporation, but such individuals shall not have any responsibility or be subject to any liability imposed upon a member of the Board of Directors of the corporation or in any manner otherwise be deemed to be a member of the Board of Directors of the corporation. Each member of the Emeritus Board of Directors shall treat information regarding the corporation shared with the Emeritus Board of Directors as strictly confidential and will not disclose such information to any third-party without the corporation’s consent. Each member of the Emeritus Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the corporation and shall remain eligible to participate in any Director Stock Purchase Plan maintained by, or participated in, from time to time by the corporation according to the terms and conditions thereof.

Section 16.  Advisory Directors.  The Board of Directors of the corporation may at its annual meeting, or from time to time thereafter, appoint any individual to serve as a member of an Advisory Board of Directors of the corporation. Any individual appointed to serve as a member of an Advisory Board of Directors of the corporation shall be entitled to attend all meetings of the Board of Directors and may participate in any discussion thereat, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum for such meeting. It shall be the duty of members of the Advisory Board of Directors of the corporation to advise and provide general policy advice to the Board of Directors of the corporation at such times and places and in such groups and committees as may be determined from time to time by the Board of Directors, but such individuals shall not have any responsibility or be subject to any liability imposed upon a director or in any manner otherwise be deemed a director. Each member of the Advisory Board of Directors shall treat information regarding the corporation shared with the Advisory Board of Directors as strictly confidential and will not disclose such information to any third-party without the corporation’s consent. Each member of the Advisory Board of Directors of the corporation shall be paid such compensation as may be set from time to time by the Chairman of the Board of Directors of the corporation. Each member of the Advisory Board of Directors except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the Board of Directors and thereafter until his successor shall have been appointed.

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ARTICLE IV. OFFICERS

Section 1.  Selection.  The Board of Directors at each annual meeting shall elect or appoint a Chief Executive Officer, a President, a Secretary and a Treasurer, each to serve for the ensuing year and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board, a Chief Operating Officer, one or more Vice Chairmen of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors, in its discretion, shall determine are desirable for the management of the business and affairs of the corporation. When more than one Vice President is elected, they may, in the discretion of the Board, be designated Senior Executive Vice President, Executive Vice President, or otherwise, and any person may hold two or more offices, except that neither the Chief Executive Officer nor the President shall also serve as the Secretary.

Section 2.  Removal, Vacancies.  Any officers of the corporation may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

Section 3.  Chief Executive Officer.  The Chief Executive Officer shall, under the direction of the Board of Directors, have responsibility for the general direction of the corporation’s business, policies and affairs. The Chief Executive Officer shall have such other authority and perform such other duties as usually appertain to the chief executive office in business corporations or as are provided by the Board of Directors.

Section 4.  President.  The President shall, under the direction of the Chief Executive Officer, have direct superintendence of the corporation’s business, policies, properties and affairs. The President shall have such further powers and duties as from time to time may be conferred upon or assigned to such officer by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5.  Vice President.  The Senior Executive Vice Presidents, if any, the Executive Vice Presidents, if any, and Vice Presidents, if any, shall have such powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. A Senior Executive Vice President or an Executive Vice President or other officer may be responsible for the assignment of duties to subordinate Vice Presidents.

Section 6.  Secretary.  It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and Board of Directors; to keep the stock records of the corporation; to notify the shareholders and Directors of meetings as provided by these bylaws: and to perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

Section 7.  Treasurer.  The Treasurer shall keep, or cause to be kept, the financial books and records of the corporation, and shall faithfully account for its funds. He shall make such reports as may be necessary to keep the Board of Directors, the Chairman of the Board, the Chief Executive Officer, and the President fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, Chairman of the Board, the President or the Treasurer.

ARTICLE V. CONTRACTS, ETC.

Section 1.  Contracts, Deeds and Loans.  All contracts, deeds, mortgages, pledges, promissory notes, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the Chief Executive Officer, Chairman of the Board, the President, any Executive Vice President, any Group Executives who report directly to such Executive Vice Presidents, or by such other

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officers or agents as the Board of Directors may designate from time to time. Any such instrument required to be given under the seal of the corporation may be attested by the Secretary or Assistant Secretary of the corporation.

Section 2.  Proxies.  The Chief Executive Officer, Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the corporation shall have full power and authority, on behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bond holders or other security holders of any corporation, trust or association in which the corporation may hold securities, and at and in connection with any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the corporation might have possessed and exercised if present, including the power to execute proxies and written waivers and consents in relation thereto. In the case of conflicting representation at any such meeting, the corporation shall be represented by its highest ranking officer, in the order first above stated. Notwithstanding the foregoing, the Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

Section 3.  Inspection of Records.  The record of shareholders, accounting records and written proceedings of the shareholders, the Board of Directors and committees of the Board of Directors shall be open for inspection and copying during regular business hours at a reasonable location specified by the corporation solely by shareholders owning not less than two percent (2%) of the outstanding shares of the corporation upon at least five (5) days written notice of demand to inspect and copy such records. The right of inspection by a shareholder may be granted only if the demand is made in good faith and for a proper purpose that is reasonably relevant to a legitimate interest as a shareholder, describes with reasonable particularity the purpose for such demand and the records desired for inspection, the records are directly connected with such purpose and are to be used only for the stated purpose.

ARTICLE VI. CHECKS AND DRAFTS

Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate.

ARTICLE VII. STOCK

Section 1.  Certificates of Stock.  Shares of capital stock of the corporation shall be issued in certificate or book-entry form. Certificates shall be numbered consecutively and entered into the stock book of the corporation as they are issued. Each certificate shall state on its face the fact that the corporation is a Georgia corporation, the name of the person to whom the shares are issued, the number and class of shares (and series, if any) represented by the certificate and their par value, or a statement that they are without par value. In addition, when and if more than one class of shares shall be outstanding, all share certificates of whatever class shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued by the corporation.

Section 2.  Signature; Transfer Agent; Registrar.  Share certificates shall be signed by the President or any Vice President and by the Secretary or an Assistant Secretary of the corporation, and shall bear the seal of the corporation or a facsimile thereof. The Board of Directors may from time to time appoint transfer agents and registrars for the shares of capital stock of the corporation or any class thereof, and when any share certificate is countersigned by a transfer agent or registered by a registrar, the signature of any officer of the corporation appearing thereon may be a facsimile signature. In case any officer who signed, or whose facsimile signature was placed upon, any such certificate shall have died or ceased to be such officer before such certificate is issued, it may nevertheless be issued with the same effect as if he continued to be such officer on the date of issue.

Section 3.  Stock Book.  The corporation shall keep at its principal office, or at the office of its transfer agent, wherever located, with a copy at the principal office of the corporation, a book, to be known as the stock book of the corporation, containing in alphabetical order name of each shareholder of record, together with his address, the number of shares of each kind, class or series of stock held by him and his social security number. The stock book shall be maintained in current condition. The stock book, including the share register, or the duplicate copy thereof maintained at the principal office of the

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corporation, shall be available for inspection and copying by any shareholder at any meeting of the shareholders upon request, or, for a bona fide purpose which is in the best interest of the business of the corporation, at other times upon the written request of any shareholder or holder of a voting trust certificate. The stock book may be inspected and copied either by a shareholder or a holder of a voting trust certificate in person, or by their duly authorized attorney or agent. The information contained in the stock book and share register may be stored on punch cards, magnetic tape, or any other approved information storage devices related to electronic data processing equipment, provided that any such method, device, or system employed shall first be approved by the Board of Directors, and provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by shareholders or for any other proper corporate purpose.

Section 4.  Transfer of Stock; Registration of Transfer.  The stock of the corporation shall be transferred only by surrender of the certificate or compliance with the applicable procedures for stock held in book-entry form and, in each case, transfer upon the stock book of the corporation. Upon surrender to the corporation, or to any transfer agent or registrar for the class of shares represented by the certificate surrendered, of a certificate properly endorsed for transfer, accompanied by such assurances as the corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfers and the collection of taxes, it shall be the duty of the corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate and record the transactions upon the stock book of the corporation.

Section 5.  Registered Shareholders.  Except as otherwise required by law, the corporation shall be entitled to treat the person registered on its stock book as the owner of the shares of the capital stock of the corporation as the person exclusively entitled to receive notification, dividends or other distributions, to vote and to otherwise exercise all the rights and powers of ownership and shall not be bound to recognize any adverse claim.

Section 6.  Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix in advance, a record date. Such date shall not be more than seventy (70) nor less than ten (10) days before the date of any such meeting nor more than seventy (70) days prior to any other action. In each case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise be recognized as shareholders for any other related propose, notwithstanding any registration of a transfer of shares on the stock book of the corporation after any such record date so fixed.

Section 7.  Lost Certificates.  When a person to whom a certificate of stock has been issued alleges it to have been lost, destroyed or wrongfully taken, and if the corporation, transfer agent or registrar is not on notice that such certificate has been acquired by a bona fide purchaser, a new certificate may be issued upon such owner’s compliance with all of the following conditions, to — wit: (a) He shall file with the Secretary of the corporation, and the transfer agent or the registrar, his request for the issuance of a new certificate, with an affidavit setting for the time, place and circumstances of the loss: (b) He shall also file with the Secretary, and the transfer agent or the registrar, a bond with good and sufficient security acceptable to the corporation and the transfer agent or the registrar, or other agreement of indemnity, acceptable to the corporation and the transfer agent or the registrar, conditioned to indemnify and save harmless the corporation and the transfer agent or the registrar from any and all damage, liability and expense of every nature whatsoever resulting from the corporation’s or the transfer agent’s or the registrar’s issuing a new certificate in place of the one alleged to have been lost; and (c) He shall comply with such other reasonable requirements as the Board of Directors, the Chief Executive Officer or the President of the corporation, and the transfer agent or the registrar shall deem appropriate under the circumstances.

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Section 8.  Replacement of Mutilated Certificates.  A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary and the transfer agent or the registrar to duly identify the defaced or mutilated certificate and to protect the corporation and the transfer agent or the registrar against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with the conditions set forth in Section 7 of this Article VII.

ARTICLE VIII. INDEMNIFICATION AND REIMBURSEMENT

Section 1.  Indemnification.  Subject to any express limitations imposed by applicable law, every person now or hereafter serving as a director, officer, employee or agent of the corporation and all former directors and officers, employees or agents shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Georgia Business Corporation Code, including from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys’ fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the corporation; (b) because he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or an accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

Section 2.  Advancement.  Reasonable expenses incurred in any proceeding shall be paid by the corporation in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

Section 3.  Miscellaneous.  The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law. The provisions of this Article VIII shall cover proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification or advancement of expenses under the provisions of this Article VIII, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. If any part of this Article VIII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

Section 4.  Intent.  It is the intent of the corporation to indemnify persons covered by Section I of this Article VIII to the full extent permitted by the Georgia Business Corporation Code, as amended from time to time. To the extent that the Georgia Business Corporation Code is hereafter amended to permit a Georgia business corporation to provide to such persons greater rights to indemnification than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification, in each case consistent with the Georgia Business Corporation Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall

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be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

~~ARTICLE IX. MERGERS CONSOLIDATIONS AND OTHER DISPOSITIONS OF ASSETS~~

~~The affirmative vote of the shareholders of the corporation holding at least 80% of the issued and outstanding shares of common stock of the corporation shall be required to approve any merger or consolidation of the corporation with or into any corporation, and the sale, lease, exchange or other disposition of all, or substantially all, of the assets of the corporation to or with any other corporation, person or entity, with respect to which the approval of the corporation’s shareholders is required by the provisions of the corporate laws of the State of Georgia. This Article shall not be altered, deleted or rescinded except upon the affirmative vote of the shareholders holding at least 80% of the issued and outstanding shares of common stock of the corporation.~~

ARTICLE IX. ~~ARTICLE X.~~

CRITERIA FOR CONSIDERATION OF ACTIONS BY THE BOARD

Section 1.  Alternative Stakeholders.  In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees thereof and individual directors, in addition to considering the effects of any action on the corporation and its shareholders, may consider the interests of employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

Section 2.  Appropriate Actions.  If the Board of Directors determines that any proposed business combination should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the corporation’s securities; (v) selling or otherwise issuing authorized but unissued securities of the corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual or entity.

ARTICLE X. ~~ARTICLE XI.~~

AMENDMENT

Except as otherwise specifically provided herein, the bylaws of the corporation may be altered, amended or added to by a majority of the total number of votes of each voting group entitled to vote thereon at a meeting of shareholders where such business is properly brought before the meeting in accordance with the bylaws or, subject to such limitations as the shareholders may from time to time prescribe, by a majority vote of all the Directors then holding office at any meeting of the Board of Directors.

ARTICLE ~~XII~~XI.

BUSINESS COMBINATIONS

All of the requirements of Article 11, Part 3, of the Georgia Business Corporation Code, included in Sections 14-2-1131 through 1133 (and any successor provisions thereto), shall be applicable to the corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

C-2-11

APPENDIX D

Total System Services, Inc.

2008 Omnibus Plan

Total System Services, Inc.
2008 Omnibus Plan

Article 1. Establishment, Purpose, and Duration

1.1  Establishment.  Total System Services, Inc. (hereinafter referred to as the “Company”) hereby establishes an incentive compensation plan to be known as Total System Services, Inc. 2008 Omnibus Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, and Other Stock-Based Awards.

Subject to approval by the Company’s shareholders, the Plan shall become effective upon (and shall not become effective unless and until there occurs) the spin-off of Company stock to Synovus Financial Corp. shareholders. Following its effectiveness, the Plan shall remain in effect as provided in Section 1.3 hereof.

1.2  Purpose of the Plan.  The purpose of the Plan is to advance the interests of the Company and its shareholders through Awards that give Employees and Directors a personal stake in the Company’s growth, development and financial success. Awards under the Plan will motivate Employees and Directors to devote their best efforts to the business of the Company. They will also help the Company attract and retain the services of Employees and Directors who are in a position to make significant contributions to the Company’s future success.

1.3  Duration of the Plan.  Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the date of the approval of the Plan by the Company’s shareholders. After the Plan’s termination, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions, including the terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) the date the Plan is adopted by the Board, or (b) the date the Plan is approved by the Company’s shareholders.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change of Control” means any of the following events: (a) the acquisition by any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or a subsidiary or any Company employee benefit plan (including its trustee)), of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total number of shares of the Company’s then outstanding securities; (b) individuals who, as of the date of the spin-off of Company stock to Synovus Financial Corp. shareholders, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company’s outstanding securities, (ii) no Person (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination beneficially owns, directly or indirectly, 20% or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the corporation resulting from such Business Combination.

A “Change of Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.

Notwithstanding anything in the Plan to the contrary, a “Change of Control” of the Company shall not result from the spin-off of Company stock to Synovus Financial Corp. shareholders.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11	“Company” means Total System Services, Inc., a Georgia corporation, and any successor thereto as provided in Article 19 herein.

2.12	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period, or (b) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.15	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16	“Fair Market Value” or “FMV” means a price that is based on the closing price of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.17	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.18	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.19	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.20	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.21	“Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.22	“Nonemployee Director” means a Director who is not an Employee.

2.23	“Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.24	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.25	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.26	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.27	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.28	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.29	“Performance-Based Compensation” with respect to Covered Employees, means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.30	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.31	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.32	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.35	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.36	“Plan” means the Total System Services, Inc. 2008 Omnibus Plan.

2.37	“Plan Year” means the calendar year.

2.38	“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8.

2.39	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.40	“Share” means a share of common stock of the Company, par value $.10 per share.

2.41	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.42	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

ARTICLE 3. Administration

3.1  General.  The Plan shall be administered by the Committee, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals or entities, any of which may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding on the Participants, the Company, and all other interested individuals.

3.2  Authority of the Committee.  The Committee is authorized and empowered to administer the Plan and, subject to the provisions of the Plan, shall have full power to (i) designate Employees and Directors to be recipients of Awards; (ii) determine the type and size of Awards; (iii) determine the terms and conditions of Awards; (iv) certify satisfaction of performance goals for purposes of satisfying the requirements of Code Section 162(m); (v) construe and interpret the terms of the Plan and any Award Agreement or other instrument entered into under the Plan; (vi) establish, amend, or waive rules and regulations for the Plan’s administration; (vii) subject to the provisions of Section 4.4, authorize conversion or substitution under the Plan of any or all outstanding option or other awards held by service providers of an entity acquired by the Company on terms determined by the Committee (without regard to limitations set forth in Section 6.3 and 7.5); (viii) subject to the provisions of Articles 15 and 17, amend the terms and conditions of any outstanding Award; (ix) grant Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or similar arrangements of the Company; and (x) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan.

3.3  Delegation.  To the extent permitted by law and applicable rules of a stock exchange, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the type and size of any such Awards; provided, however: (i) the authority to make Awards to any Nonemployee Director or to any Employee who is considered an Insider may not be delegated; (ii) the resolution providing such authorization shall set forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

ARTICLE 4. Shares Subject to This Plan and Maximum Awards

4.1  Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be 17,000,000 Shares.

(b)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 17,000,000.

(c)	Subject to adjustment in Section 4.4, the maximum number of Shares of the Share Authorization that may be issued to Nonemployee Directors shall be 2,000,000 Shares, and no Nonemployee Director may be granted an Award covering more than 10,000 Shares in any Plan Year, except that this annual limit on Nonemployee Director Awards shall be increased to 50,000 Shares for any Nonemployee Director serving as Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted an Award covering up to an additional 50,000 Shares (a “New Nonemployee Director Award”).

(d)	Except with respect to a maximum of five percent (5%) of the Share Authorization, any Full Value Awards which vest on the basis of the Employee’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three- (3-) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a Performance Period of at least twelve (12) months.

4.2  Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Further, any Shares withheld to satisfy tax withholding obligations on Awards issued under the Plan, Shares tendered to pay the exercise price of Awards under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be returned as available Shares under the Plan. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3  Annual Award Limits.  Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 4,000,000.

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 4,000,000.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be 2,000,000.

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be 2,000,000 Shares if such Award is payable in Shares, or equal to the value of 100,000 Shares if such Award is payable in cash or property other than Shares, determined as of the earlier of the vesting or the payout date, as applicable.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed $2,000,000.00.

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be 2,000,000.

4.4  Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust the number and kind of Shares that may be issued under this Plan or under particular forms of

Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, or other value determinations applicable to outstanding Awards, with the specific adjustments to be determined by the Committee in its sole discretion.

The Committee shall make appropriate adjustments to any other terms of any outstanding Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

ARTICLE 5. Eligibility and Participation

5.1  Eligibility.  Individuals eligible to participate in this Plan include all Employees and Directors.

5.2  Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time in its sole discretion, select from the individuals eligible to participate, those to whom Awards shall be granted.

ARTICLE 6. Stock Options

6.1  Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3  Option Price.  The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4  Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, or by complying with any alternative exercise procedures the Committee may authorize.

6.6  Payment.  A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the

Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8  Termination of Employment/Service.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

ARTICLE 7. Stock Appreciation Rights

7.1  Grant of SARs.  Subject to the terms and conditions of this Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2  SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3  Term of SAR.  The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4  Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5  Settlement of SAR Amount.  Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6  Termination of Employment/Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE 8. Restricted Stock and Restricted Stock Units

8.1  Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2  Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4  Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Total System Services, Inc. 2008 Omnibus Plan and a Restricted Stock Award Agreement entered into between the registered owner and Total System Services, Inc. Copies of such Plan and Agreement are on file in the offices of Total System Services, Inc., 1600 First Avenue, Columbus, Georgia 31902.”

8.5  Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6  Termination of Employment/Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7  Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9. Performance Units/Performance Shares

9.1  Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2  Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3  Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4  Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5  Termination of Employment/Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 10. Cash-Based Awards and Other Stock-Based Awards

10.1  Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2  Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3  Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4  Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or any Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5  Termination of Employment/Service.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 11. Transferability of Awards

11.1  Transferability.  Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2  Committee Action.  The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

ARTICLE 12. Performance Measures

12.1  Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales or revenue growth;

(d) Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total shareholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Market share;

(o) Customer satisfaction;

(p) Unit volume;

(q) Working capital targets and change in working capital;

(r)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(s) Asset growth;

(t) Number of cardholder, merchant and/or other customer accounts processed or converted; and

(u) Successful negotiation or renewal of contracts with new or existing customers.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2  Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of achievement of Performance Measures may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3  Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination, as the Committee determines.

12.4  Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

ARTICLE 13. Nonemployee Director Awards

From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: (i) the number of Board committees on which a Nonemployee Director serves; (ii) service of a Nonemployee Director as the chair of a Board committee; (iii) service of a Nonemployee Director as Chairman of the Board; or (iv) the initial selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the foregoing, the Board shall grant such Awards to Nonemployee Directors, as it shall from time to time determine.

ARTICLE 14. Dividends and Dividend Equivalents

Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

ARTICLE 15. Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee specifies otherwise in an Award Agreement, in the event of a Change of Control: (i) any Options and Stock Appreciation Rights which are outstanding immediately prior to the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards under the Plan shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

ARTICLE 16. Rights of Participants

16.1  Employment/Service.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2  Participation.  No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder.  Except as otherwise provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 17. Amendment, Modification, Suspension, and Termination

17.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash when the Fair Market Value of a Share is lower than the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

17.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described in Section 4.4 hereof, affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

17.3  Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.4  Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

ARTICLE 18. Withholding

18.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 19. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 20. General Provisions

20.1  Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee in its sole and exclusive discretion may require that any Participant reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.

20.2  Legend.  The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4  Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5  Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, the NYSE or other national securities exchanges as may be required.

20.6  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8  Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9  Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b)	Determine which Employees or Directors outside the United States are eligible to participate in this Plan.

(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws.

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices.

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate applicable law.

20.10  Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.12  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13  Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14  Deferred Compensation.  Notwithstanding any other provision of the Plan, the Committee may cause any Award to comply with or to be exempt from Section 409A of the Code and may interpret this Plan in any manner necessary to ensure that Awards under the Plan comply with or are exempt from Section 409A of the Code. In the event that the Committee determines that an Award should comply with or be exempt from Section 409A and that a Plan provision or Award Agreement provision is necessary to ensure that such Award complies with or is exempt from Section 409A of the Code, such provision shall be deemed included in the Plan or such Award Agreement.

20.15  Nonexclusivity of This Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.16  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.17  Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Georgia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Georgia to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

20.18  Indemnification.  Subject to requirements of Georgia law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW. Ple ase Mark Here for Address Change or Comments SEE REVERSE SIDE 1. To approve each proposal to amend the Articles of In corporation as follows: PLEASE BE SURE TO SIG N AND DATE THIS PROXY. FOR AGAIN ST ABSTAIN FOR AGAINST ABSTAIN 1i. FOR AGAINST ABSTAIN 1a. Enlarge our business purpose 1e. Elim in ate supermajority voti ng Update h t e provision al owing h t e Board of requir ements for shareholder Dir ectors to consider non-economic m i pacts approval of mergers and similar of tender of ers to conform t o current Georgia transactio ns law so h t at h t e Board of Directo rs may FOR AGAINST ABSTAIN 1f. FOR AGAIN ST ABSTAIN consider the in e t rests of constituencies in 1b. Elimin ate supermajo rity voting Authorize 100 mil ion shares of requirements for most addit o i n to shareholders when considering h t e prefe rred sto ck amendments to the Articles of best n i terests of the corporation FOR AGAINST ABSTAIN I n corporatio n 1j. Update the provision limit in g personal il ability FOR AGAIN ST ABSTAIN FOR AGAINST ABSTAIN 1c. Provide that h t e number of 1g. Elimin ate supermajo rity of dir ectors to conform to current Georgia la w directo rs wil l be if xed by h t e requirements for shareholders o t Board of Directo rs call a special meetin g 2. To approve each proposal to amend the Bylaws as follows: FOR AGAIN ST ABSTAIN 1h. Eil min ate the provision requirin g FOR AGAIN ST ABSTAIN 2a. FOR AGAINST ABSTAIN 1d. Provide h t at directors may be Eil minate supermajo rity requir ements for unanim ous shareholder action by removed only for cause and sharehold ers to call a special meeting written consent decrease the shareholder vote f o r FOR AGAINST ABSTAIN removal from 80% o t 66 2/3% 2b. Eil minate sharehold ers’ ability to f i x the number of dir ectors FOR AGAINST ABSTAIN 2c. Eil min ate supermajorit y votin g requirements to declassify the Board of Directors 2d. FOR AGAINST ABSTAIN Provide t h at dir ectors may be removed only for cause and decrease the shareholder vote for removal from 80% t o 66 2/3% FOR AGAINST ABSTAIN 2e. Elimin ate supermajorit y votin g requirements for shareholder approval of mergers and simil ar transactio ns FOR AGAINST ABSTAIN 3 . To approve the Total Syste m Services, I n c. 2 008 Omnib us Pla n Shareholder sign here Co-owner sign here Date: The undersigned hereby acknowledges receipt of NOTIC E of the SPECIAL MEETING OF SHAREHOLDERS and h t e PROXY STATEMENT and hereby revokes all Proxies previously given by the undersigned for t h e SPECIAL MEETING OF SHAREHOLDERS. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to special meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET TELEPHONE http://www.proxyvoting.com/tss 1-866-540-5760 Use the Internet to vote your proxy. OR Use any touch-tone telephone to Have your proxy card in hand vote your proxy. Have your proxy when you access the web site. card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Choose MLinkSM for fast, easy and secure 24/7 onlin e access to your future proxy materia ls, n i vestment pla n statements, tax documents and more. Sim ply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step n i structio ns will prompt you through enrollm ent. You can view the Proxy Statement on the Internet at http://www.tsys.com/ir

PROXY TOTAL SYSTEM SERVICES, INC. POST OFFICE BOX 2506, COLUMBUS, GEORGIA 31902-2506 SPECIAL MEETING OF SHAREHOLDERS OF TSYS TO BE HELD NOVEMBER 29, 2007 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TSYS The undersigned shareholder of Total System Services, Inc. hereby appoints James B. Lipham and Dorenda K. Weaver as Proxies, each of them sin gly and each with power of substitution, to vote all shares of Common Stock of TSYS of the undersigned or wit h respect to which the undersig ned is entit led to vote on November 2, 2007 at the SPECIAL MEETING OF THE SHAREHOLDERS OF TSYS to be held on the 29th day of November, 2007, and at any adjournments or postponements thereof, with all the powers the undersig ned would possess if personally present. The Board of Dir ectors is not aware of any matters li kely to be presented for action at the Special Meeting of Sharehold ers of TSYS, other than the matters il sted herein. However, if any other matters are properly brought before the Special Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best u j dgement. This Proxy is revocable at any time prior to it s use. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please mark, date and sign exactly as your name appears on the proxy card. When shares are held jo intly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian, or guardian, please give your full title. If the holder s i a corporatio n or partnership, the full corporate or partnership name should be signed by a duly authorized officer. Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE